Exhibit 10.3
Loan No: 7873
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MEZZANINE A LOAN AGREEMENT
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Dated as of December 3, 2014
Between
EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO,
individually and/or collectively, as the context may require, as Borrower
and
CITIGROUP GLOBAL MARKETS REALTY CORP.,
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
BARCLAYS BANK PLC and
COLUMN FINANCIAL, INC.,
collectively, as Lender

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v

MEZZANINE A LOAN AGREEMENT
THIS MEZZANINE A LOAN AGREEMENT, dated as of December 3, 2014 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among CITIGROUP GLOBAL MARKETS REALTY CORP., having an address at 390 Greenwich Street, 7th Floor, New York, New York 10013 (together with its successors and/or assigns, “Citi”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and/or assigns, “JPMorgan”), BARCLAYS BANK PLC, having an address at 745 Seventh Avenue, New York, New York 10019 (“Barclays”) and COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“CF”; together with Citi, JPMorgan, Barclays and each of their respective successors and/or assigns, collectively, “Lender”) and EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO, each having its principal place of business at c/o NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022 (individually and/or collectively, as the context may require, together with their respective successors and/or assigns, “Borrower”).
RECITALS:
Citi, JP Morgan, Barclays and CF, collectively, in their capacity as a mortgage lender (together with each of their respective successors and assigns, each in their capacity as a mortgage lender, collectively, “Mortgage Lender”), are making a certain mortgage loan in the original principal amount of $1,878,000,000 (the “Mortgage Loan”) to each of the Persons listed on Schedule II hereto (individually and/or collectively, as the context may require, “Mortgage Borrower”) pursuant to that certain Loan Agreement, dated as of the date hereof, by and among Mortgage Borrower and Mortgage Lender (as amended, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”).
Borrower is the legal and beneficial owner of all of the direct or indirect interests in each Mortgage Borrower.
Borrower desires to obtain the Loan (defined below) from Lender.
As a condition precedent to the obligation of Lender to make the Loan to Borrower, Borrower has entered into that certain Pledge and Security Agreement (Mezzanine A Loan) dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined).
Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).
In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.    Definitions.
For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Acceptable LLC” shall mean a limited liability company formed under Delaware law which has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company.
“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, deposited or held in the Accounts from time to time; (ii) any and all amounts in the Accounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.
“Accounts” shall mean any account established by this Agreement or the other Loan Documents. The “Accounts” (as defined in the Mortgage Loan Agreement) are not Accounts as of the date hereof.
“Act” shall have the meaning set forth in Section 5.1 hereof.
“Adjusted LIBOR Rate” shall mean, with respect to the applicable Interest Accrual Period, the quotient of (i) LIBOR applicable to such Interest Accrual Period, divided by (ii) one (1) minus the Reserve Percentage:
Adjusted LIBOR Rate     =        LIBOR___ _
(1 – Reserve Percentage)
“Affiliate” shall mean, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person and/or (b) is a director or officer of such Person or of an Affiliate of such Person.
“Affiliate Agreement” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvements of the Properties or any Individual Property, including Management Agreements and Sub-Management Agreements, if the other party to the contract or agreement is an Affiliate of Mortgage Borrower or Guarantor.

“Affiliated Manager” shall mean any managing agent of any Individual Property that is an Affiliate of Borrower, Mortgage Borrower, Guarantor, Sponsor or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement).
“Agent” shall have the meaning set forth in Section 11.8(a)(iv) hereof.
“Allocated Loan Amount” shall mean the portion of the principal amount of the Loan allocated to the applicable portion of the equity Collateral associated with any applicable Individual Property as set forth on Schedule V hereof, as such amounts may be adjusted from time to time as hereinafter set forth.
“Alteration Threshold” shall mean (i) with respect to each Individual Property, an amount equal to the greater of (A) 10% of the outstanding principal amount of the Allocated Loan Amount (as defined in the Mortgage Loan Agreement) attributable to such Individual Property and (B) $500,000 and (ii) with respect to the Properties in the aggregate, an amount equal to $50,000,000.
“Applicable Contribution” shall have the meaning set forth in Section 17.19 hereof.
“Approved Accounting Method” shall mean GAAP, federal tax basis accounting (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.
“Approved Annual Budget” shall have the meaning set forth in Section 4.12 hereof.
“Approved Bank” means (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution reasonably acceptable to Lender or (c) if a Securitization has occurred, a bank or other financial institution with respect to which Lender shall have received a Rating Agency Confirmation.
“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that, (A) the foregoing shall only be deemed Approved ID Providers unless and until disapproved by the Rating Agencies and (B) additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent reasonably approved in writing by Lender and approved by the Rating Agencies.
“Assignment and Assumption” shall have the meaning set forth in Section 11.8(a)(i) hereof.
“Assisted Living Facility” shall mean a residential facility (including an “assisted living” or “independent living” facility but excluding a Skilled Nursing Facility) that provides services which may include supervision or assistance with activities of daily living, coordination of services by health care providers and monitoring of resident activities to help ensure health, safety and well-being.
“Available Beds” shall mean, with respect to any Non-MOB Facility, the number of resident beds the Non-MOB Facility is actually operating from time to time, regardless of whether such bed is occupied as of the Closing Date.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.
“Bank” shall be deemed to refer to the bank or other institution maintaining the Restricted Account pursuant to the Restricted Account Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Bankruptcy Event” shall mean the occurrence of any one or more of the following: (i) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) shall commence any case, proceeding or other action (A) under the Bankruptcy Code and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets unless required to do so by Lender; (ii) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) shall make a general assignment or other similar assignment for the benefit of its creditors; (iii) any Restricted Party or Affiliated Manager (or any Affiliate of any of them, or any direct or indirect owner of any of them other than passive, minority owners not acting at the direction of any Restricted Party or any Affiliate thereof) files, or joins or colludes in the filing of, (A) an involuntary petition against Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code or any other Creditors Rights Laws against Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) or (B) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Borrower’s, Mortgage Borrower’s or any SPE Component Entity’s (as defined herein or in the Mortgage Loan Agreement) assets; (iv) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any Person; (v) any Restricted Party or Affiliated Manager (or any Affiliate of any of them, or any direct or indirect owner of any of them other than passive, minority owners not acting at the direction of any Restricted Party or any Affiliate thereof) consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) or any portion of any Collateral or any Individual Property unless required to do so by Lender; and (vi) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; provided, that, Borrower shall have no liability under this clause (vi) pursuant to Section 13.1(b)(i) hereof in connection with the delivery of a financial statement or any other filing required to be delivered pursuant to a subpoena or any order entered in a bankruptcy proceeding or required under applicable Legal Requirements (other than in connection with such application made by any Person which is an Affiliate of Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement)).
“Barclays” shall have the meaning set forth in the preamble hereof.
“Benefit Amount” shall have the meaning set forth in Section 17.19 hereof.
“Borrower’s knowledge” shall mean the actual knowledge of David Fallick, Robert Gatenio and Ronald Lieberman as of the Closing Date after conducting such due diligence as each of them, as senior executives and/or employees of experienced investors in commercial properties and/or operators of commercial properties similar to the Properties and after consultation with their agents and advisors, as applicable, have reasonably deemed appropriate in connection with the acquisition and ownership of the Properties and the borrowing of the Loan; provided, however, in all cases where such a qualification is used, there are no unknown breaches or violations of the so qualified representations or warranties that would in the aggregate have a Portfolio Material Adverse Effect. Lender acknowledges and agrees that the foregoing individuals are identified solely for the purpose of defining the scope of knowledge and not for the purpose of imposing any liability upon any such individual or creating any duties running from any such individual to Borrower, Mortgage Borrower, any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement), Lender or any other party. All references in this Agreement to the “knowledge of Borrower” or similar construction shall be deemed to be qualified to the extent provided in this definition.
“Borrower Party” and “Borrower Parties” shall mean each of Borrower, Mortgage Borrower, any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement), Sponsor and Guarantor.
“Breakage Costs” shall have the meaning set forth in Section 2.5(b)(viii) hereof.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender) or the Servicer or the financial institution that maintains any collection account for or on behalf of the Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.
“Cash Management Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Cash Management Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.
“Cash Management Bank” shall have the meaning set forth in the Mortgage Loan Agreement.

“Casualty” shall have the meaning set forth in Section 7.2 hereof.
“CF” shall have the meaning set forth in the preamble hereof.
“Citi” shall have the meaning set forth in the preamble hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Closing Date Debt Yield” shall have the meaning set forth in the Mortgage Loan Agreement.
“Closing Date Interest Rate Caps” shall have the meaning set forth in the Mortgage Loan Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.
“Collateral” shall mean the “Collateral” as such term is defined in the Pledge Agreement and shall also include all amounts on deposit in any Account and any and all other property or collateral in which Lender is granted a security interest under any of the Loan Documents, in each case whether existing on the date hereof or hereafter pledged or assigned to Lender.
“Co-Lender” shall have the meaning set forth in Section 11.8(a)(i) hereof.
“Co-Lending Agreement” shall mean any co-lending agreement entered into between each Lender, individually as a Co-Lender and Citi, as Agent, and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented modified, amended or restated or the rights thereunder assigned.
“Collateral Assignment of Interest Rate Cap Agreement” shall mean that certain Collateral Assignment of Interest Rate Cap Agreement, to be dated on or before the Rate Cap Purchase Date and to be executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. Borrower shall deliver to Lender a new Collateral Assignment of Interest Rate Cap Agreement in substantially the same form as the prior Collateral Assignment of Interest Rate Cap Agreement and otherwise reasonably acceptable to Lender in connection with each Replacement Interest Rate Cap Agreement.
“Concentration Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Individual Property or any part thereof.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Section 2.13 Taxes or branch profits Section 2.13 Taxes.
“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.
“Contribution” shall have the meaning set forth in Section 17.19 hereof.
“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; provided, that, control shall not be deemed absent solely because a non-managing member, partner or shareholder shall have veto rights with respect to major decisions. The terms “Controlled” and “Controlling” shall have correlative meanings.
“Counterparty” shall mean the counterparty under any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement (or, if applicable, the guarantor of such counterparty’s obligations thereunder), which counterparty (or guarantor, if applicable) shall satisfy the Minimum Counterparty Rating and otherwise be reasonably acceptable to Lender.
“Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities.
“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or creditors’ rights.
“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents (including, without limitation, all costs and expenses payable to Lender thereunder).
“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments hereunder.
“Debt Service Coverage Ratio” shall have the meaning set forth in the Mortgage Loan Agreement.
“Debt Yield” shall have the meaning set forth in the Mortgage Loan Agreement.
“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) four percent (4%) above the Interest Rate.

“Default Yield Maintenance Premium” shall mean an amount equal to the Yield Maintenance Premium except that when calculating the Yield Maintenance Premium, the reference to “Fixed Interest Rate” in the definition of “Calculated Payments” shall be deemed to mean and refer to the “Default Rate”.
“Defeasance Approval Item” shall have the meaning set forth in Section 2.12 hereof.
“Defeasance Collateral Account” shall have the meaning set forth in Section 2.12 hereof.
“Defeased Note” shall have the meaning set forth in Section 2.12 hereof.
“Determination Date” shall mean, with respect to any Interest Accrual Period, the date that is two (2) London Business Days prior to the first day of such Interest Accrual Period.
“Directing Mezzanine B Lender” shall mean a Mezzanine B Lender which is appointed by the Mezzanine B Lenders as administrative agent with respect to the Mezzanine B Loan pursuant to any co-lender agreement with respect to the Mezzanine B Loan.
“Directing Mezzanine C Lender” shall mean a Mezzanine C Lender which is appointed by the Mezzanine C Lenders as administrative agent with respect to the Mezzanine C Loan pursuant to any co-lender agreement with respect to the Mezzanine C Loan.
“Directing Mortgage Lender” shall mean a Mortgage Lender which is appointed by the Mortgage Lenders as administrative agent or servicer with respect to the Mortgage Lenders pursuant to any co-lender or pooling and servicing agreement with respect to the Mortgage Loan.
“Disclosure Documents” shall mean, collectively and as applicable, any offering circular, free writing prospectus, prospectus, prospectus supplement, private placement memorandum, term sheet or other offering document, in each case, provided to prospective investors and the Rating Agencies in connection with a Securitization.
“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management or advisement) in excess of $1,000,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $500,000,000 and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm or similar fiduciary, regularly engaged in managing investments in) commercial real estate loans (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or corporate credit loans, or operating commercial properties.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall have the meaning set forth in the Mortgage Loan Agreement.
“Embargoed Person” shall have the meaning set forth in Section 3.29 hereof.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Mezzanine A Loan), dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.
“Environmental Reports” shall mean those certain Phase I environmental site assessments with respect to the Properties delivered to Lender in connection with the closing of the Loan.
“Equity Collateral” shall have the meaning set forth in Section 11.6 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.
“Event of Default” shall have the meaning set forth in Section 10.1 hereof.
“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
“Exchange Act Filing” shall have the meaning set forth in Section 11.1 hereof.
“Excluded Entity” shall mean American Healthcare Investors LLC and Griffin Capital Corporation (and any Affiliate of either).
“Excluded Taxes” shall mean any of the following Section 2.13 Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Section 2.13 Taxes imposed on or measured by net income (however denominated), franchise Section 2.13 Taxes, and branch profits Section 2.13 Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Section 2.13 Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Section 2.13 Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Section 2.13 Taxes attributable to such Recipient’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.
“Facility” shall mean, with respect to each Individual Property, the “Facility” as defined in the Security Instrument related to each such Individual Property.
“Facility Survey” shall mean an on-site inspection of a Non-MOB Facility by a Health Care Authority with jurisdiction over the Non-MOB Facility to determine if the Operating Lessee, each Master Tenant and each Subtenant are meeting minimum quality and performance standards, including meeting licensing requirements and conditions of participation in Programs.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Fee Estate” shall mean the fee interest of the lessor under a Ground Lease in the Land and the Improvements demised under such Ground Lease.
“Fee Owner” shall mean the owner of the lessor’s interest in a Ground Lease and the related Fee Estate.
“First Monthly Payment Date” shall mean the Monthly Payment Date occurring in January, 2015.
“Fitch” shall mean Fitch, Inc.
“Fixed Interest Rate” shall mean with respect to the Fixed Rate Component, a rate of 6.750000% per annum.
“Fixed Rate Component” shall mean the Fixed Rate Note.
“Fixed Rate Note” shall mean, individually and/or collectively, as the context may require, Note A-2, Note A-4, Note A-6 and Note A-8.
“Floating Interest Rate” shall mean the sum of (i) the Adjusted LIBOR Rate and (ii) the LIBOR Spread.
“Floating Rate Component” shall mean the Floating Rate Note.
“Floating Rate Component Extended Maturity Date” shall have the meaning set forth in Section 2.9 hereof.
“Floating Rate Component Extension Option” shall have the meaning set forth in Section 2.9 hereof.

“Floating Rate Component Extension Period” shall have the meaning set forth in Section 2.9 hereof.
“Floating Rate Component Initial Maturity Date” shall mean the Monthly Payment Date occurring in December, 2016 or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Floating Rate Component Maturity Date” shall mean the Floating Rate Component Initial Maturity Date, as such date may be extended in accordance with Section 2.9 hereof or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Floating Rate Note” shall mean, individually and/or collectively, as the context may require, Note A-1, Note A-3, Note A-5 and Note A-7.
“Flood Insurance Acts” shall have the meaning set forth in Section 7.1 hereof.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Funding Borrower” shall have the meaning set forth in Section 17.19 hereof.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Government Payor” shall mean the Centers for Medicare and Medicaid Services, any state Medicaid program and any other federal or state Governmental Authority which presently or in the future maintains a Government Payor Program.
“Government Payor Program” shall mean any plan or program that provides health care benefits, through insurance or otherwise, which is funded directly, in whole or in part, by a Government Payor, including Medicare, Medicaid and TRICARE.
“Government Securities” shall mean “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 and within the meaning of Treasury Regulation Section 1.860G-2(a)(8); provided, that, (i) such “government securities” are not subject to prepayment, call or early redemption, (ii) to the extent (prior to the applicable Partial Defeasance Event or Total Defeasance Event) that any REMIC Requirements require a revised and/or alternate definition of “government securities” in connection with any defeasance hereunder, the foregoing shall be deemed amended in a manner commensurate therewith and (iii) the aforesaid laws and regulations shall be deemed to refer to the same as may be and/or may hereafter be amended, restated, replaced or otherwise modified (prior to the applicable Partial Defeasance Event or Total Defeasance Event).
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.
“Gross Revenues” shall have the meaning set forth in the Mortgage Loan Agreement.
“Ground Lease” shall have the meaning set forth in the Mortgage Loan Agreement.
“Ground Rent” shall have the meaning set forth in the Mortgage Loan Agreement.
“Guarantor” shall mean Northstar Realty Healthcare, LLC, a Delaware limited liability company and its successors or any replacement Guarantor in accordance with the provisions hereof or of the Guaranty.
“Guarantor Replacement Conditions” shall mean satisfaction by Borrower of each of the following: (i) Sponsor, a Qualified Transferee or a Qualified Public Company shall (I) own at least a 51% direct or indirect equity ownership interest in each of such Qualified Replacement Guarantor, each Borrower, Mortgage Borrower and each SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) and (II) Control such Qualified Replacement Guarantor, each Borrower, Mortgage Borrower and each SPE Component Entity (as defined herein and in the Mortgage Loan Agreement), (ii) Borrower shall deliver to Lender organizational documents and consents or authorizations reasonably acceptable to Lender with respect to such Qualified Replacement Guarantor, (iii) such Qualified Replacement Guarantor shall execute a recourse guaranty and an environmental indemnity in form and substance substantially identical to the Guaranty and Environmental Indemnity, (iv) Borrower shall deliver to Lender an opinion of counsel reasonably acceptable to Lender with respect to the authorization and enforceability of each of such Qualified Replacement Guarantor and such replacement recourse guaranty and environmental indemnity, (v) Borrower shall deliver to Lender a New Non-Consolidation Opinion with respect to such Qualified Replacement Guarantor and such replacement recourse guaranty and environmental indemnity, (vi) Borrower shall deliver to Lender entity searches with respect to such Qualified Replacement Guarantor and any direct or indirect owners thereof as reasonably required by Lender, the results of which searches shall be reasonably satisfactory to Lender and (vii) Borrower shall pay all reasonable third-party costs and expenses, including reasonable out of pocket attorneys’ fees and disbursements in connection with such replacement recourse guaranty and environmental indemnity.
“Guaranty” shall mean that certain Mezzanine A Limited Recourse Guaranty executed by Guarantor and dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Health Care Authority” shall mean any Governmental Authority or quasi‑Governmental Authority with regulatory jurisdiction over the ownership, operation, use or occupancy of any Individual Property as a Skilled Nursing Facility, Assisted Living Facility, Long-Term Acute Care Hospital or Medical Office Building.
“Health Care License” shall have the meaning set forth in Section 3.38 hereof.
“Health Care Requirements” shall mean, with respect to each Facility, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances,

judgments, decrees and injunctions or agreements, in each case, pertaining to the ownership, operation, use or occupancy of such Facility or any portion thereof in accordance with its applicable Health Care Licenses and Government Payor Program participation.
“HIPAA” shall have the meaning set forth in Section 3.38 hereof.
“Improvements” shall mean, individually and/or collectively (as the context requires), the “Improvements” as defined in each applicable Security Instrument.
“Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests), (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Indemnified Person” shall mean Lender, any Affiliate of Lender and its designee (whether or not it is the Lender), that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan on behalf of Lender, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business)

and any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding.
“Indemnified Taxes” shall mean (a) Section 2.13 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnifying Person” shall mean Borrower and Guarantor.
“Independent Director” shall have the meaning set forth in Section 5.2 hereof.
“Individual Property” shall have the meaning set forth in the Mortgage Loan Agreement.
“Information” shall have the meaning set forth in Section 11.8(b)(ii) hereof.
“Insurance Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Insurance Payor” shall mean any private insurance carrier or other Person responsible for making payment of any private program of health insurance.
“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.
“Intercreditor Agreement” shall have the meaning set forth in Section 11.10 hereof.
“Interest Accrual Period” shall mean the period beginning on (and including) the fifteenth (15th) day of each calendar month during the term of the Loan and ending on (and including) the fourteenth (14th) day of the next succeeding calendar month. No Interest Accrual Period shall be shortened by reason of any payment of the Loan prior to the expiration of such Interest Accrual Period.
“Interest Bearing Accounts” shall have the meaning set forth in the Mortgage Loan Agreement.
“Interest Rate” shall mean, with respect to the Fixed Rate Component, the Fixed Interest Rate and with respect to the Floating Rate Component, the Floating Interest Rate (as determined in accordance with the provisions of Section 2.5 hereof).
“Interest Rate Cap Agreement” shall mean, as applicable, any interest rate cap agreement (together with the confirmation and schedules relating thereto) in form and substance satisfactory to Lender between Borrower and Counterparty or any Replacement Interest Rate Cap Agreement, in each case which also satisfies the requirements set forth in Section 2.8.
“Interest Shortfall” shall mean, (i) with respect to any repayment or prepayment of the Loan made on a date that is not a Monthly Payment Date, the interest which would have accrued on the Loan (absent such repayment or prepayment) through and including the last day of the Interest Accrual Period related to the next succeeding Monthly Payment Date following the date of such repayment or prepayment, and (ii) with respect to any repayment or prepayment of the Loan

(including a repayment on the Maturity Date) made on a date that is a Monthly Payment Date, the interest which would have accrued on the Loan (absent such repayment or prepayment) through and including the last day of the Interest Accrual Period related to such Monthly Payment Date.
“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.
“IRS” shall mean the United States Internal Revenue Service.
“JPMorgan” shall have the meaning set forth in the preamble hereof.
“Land” shall have the meaning set forth in the Mortgage Loan Agreement.
“Landlord Alterations” shall have the meaning set forth in Section 4.21 hereof.
“Lease” shall have the meaning set forth in the Mortgage Loan Agreement.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities and/or Health Care Requirements affecting Borrower, Mortgage Borrower, any Collateral, or any Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Mortgage Borrower, at any time in force affecting Borrower, Mortgage Borrower, any Collateral or any Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment of any Individual Property or any Collateral.
“Lender Affiliate” shall have the meaning set forth in Section 11.2 hereof.
“Lender Documents” shall mean any agreement among Lender, Mortgage Lender, any Mezzanine Lender and/or any participant or any fractional owner of a beneficial interest in the Loan or any Mezzanine Loan relating to the administration of the Loan, the Mortgage Loan, the Mezzanine Loans, the Loan Documents, the Mortgage Loan Documents or the Mezzanine Loan Documents, including without limitation any intercreditor agreements, co-lender agreements and participation agreements.
“Lender Group” shall have the meaning set forth in Section 11.2 hereof.
“Letter of Credit” shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Collateral or any other property pledged to secure the Note, or all or any portion of any Individual Property, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Approved Bank. Borrower’s delivery of any Letter of Credit hereunder in an aggregate amount (together with all other Letters of Credit delivered by Borrower to Lender) equal to or greater than $10,000,000 shall, at Lender’s option, be conditioned upon Lender’s receipt of a New Non-Consolidation Opinion relating to such Letter of Credit.
“Liabilities” shall have the meaning set forth in Section 11.2 hereof.
“LIBOR” shall mean, with respect to each Interest Accrual Period, the rate (expressed as a percentage per annum and rounded upward, as necessary, to the next nearest 1/1000 of 1%) equal to the rate reported for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date; provided that, (i) if such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations; and (ii) if fewer than two such quotations in clause (i) are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. Lender’s computation of LIBOR shall be conclusive and binding on Borrower for all purposes, absent manifest error.
“LIBOR Loan” shall mean the Floating Rate Component at such time as interest thereon accrues at a rate of interest based upon LIBOR.
“LIBOR Spread” shall mean 6.250000%, as such amount may be increased pursuant to Section 2.9(d) hereof. The LIBOR Spread shall be increased by one-quarter percent (0.25%) upon the commencement of the second Floating Rate Component Extension Period.
“Licensed Bed Capacity” shall mean, with respect to any Non-MOB Facility, the maximum number of resident beds the Non-MOB Facility has been approved to operate by the applicable Health Care Authority.
“Liquidation Event” shall have the meaning set forth in Section 2.7 hereof.
“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.
“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Subordination of Management Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Guaranty, the Post-Closing Agreement and all other documents executed and/or delivered in connection with the Loan (including, without limitation, assignments of owner’s title insurance policies (including assignments that take the form of ALTA 16 endorsements to owners title policies)), as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan and the Mortgage Loan as of the date of such calculation to (b) the fair market value of the Properties (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust.
“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.
“Long-Term Acute Care Hospital” shall mean a general or specialty hospital that provides long-term acute care.
“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value (to the extent such diminutions in value result in an Indemnified Person actually receiving less than the full amount of the Debt due to such Indemnified Person under the Loan Documents), fines, penalties, charges, amounts paid in settlement, litigation costs and reasonable attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards; provided, however, that in no event shall Losses include a loss of opportunity or special or punitive damages or (except as expressly set forth above with respect to diminutions in value) consequential damages.
“Major Lease” shall have the meaning set forth in the Mortgage Loan Agreement.
“Management Agreement” shall mean, individually and/or collectively (as the context may require), each management agreement entered into by and between Mortgage Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Properties, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Manager” shall mean (i) with respect to each Individual Property, the Person as set forth on Schedule VI hereto or (ii) such other Person selected as the manager of any applicable Individual Property pursuant to a Management Agreement in accordance with the terms of this Agreement or the other Loan Documents.
“Master Lease” shall have the meaning set forth in the Mortgage Loan Agreement.

“Master Tenant” shall have the meaning set forth in the Mortgage Loan Agreement.
“Material Action” shall mean with respect to any Person, any action to consolidate or merge any Borrower with or into any Person which is not a Borrower, any action to consolidate or merge any Mortgage Borrower with or into any Person which is not a Mortgage Borrower, or sell all or substantially all of the assets of such Person, or to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, any action to dissolve or liquidate such Person.
“Material Adverse Effect” shall mean a material adverse effect on (i) any Individual Property or any portion thereof or the Collateral or any portion thereof, (ii) the business, profits, prospects, management, operations or financial condition of Borrower, Mortgage Borrower, Guarantor or any Individual Property or any portion thereof, (iii) the enforceability, validity, perfection or priority of the Pledge Agreement or the other Loan Documents, or (iv) the ability of Borrower and/or Guarantor to perform its obligations under the Pledge Agreement or the other Loan Documents to which it is a party.
“Material Agreements” shall mean each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvements of the Properties or any Individual Property under which there is an obligation of Mortgage Borrower to pay more than $1,000,000 per annum and which is neither expressly contemplated under any Approved Annual Budget nor terminable upon not more than 60 days’ notice; provided, however, that none of the following shall constitute Material Agreements (i) Management Agreements and Leases, (ii) Permitted Equipment Leases entered into in accordance with this Agreement; (iii) contracts and agreements for the performance of alterations of any Individual Properties that are permitted under this Agreement without consent or to which Lender has consented; and (iv) contracts and agreements entered into by any Manager which is not subject to Mortgage Borrower’s approval under a Management Agreement.
“Maturity Date” shall mean (a) with respect to the Floating Rate Component, the Floating Rate Component Maturity Date and (b) with respect to the Fixed Rate Component, the earlier of (x) the Floating Rate Component Maturity Date and (y) the Monthly Payment Date occurring in December, 2019 or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Medicaid” shall mean any state program of medical assistance administered under Title XIX of the Social Security Act.
“Medicare” shall mean the federal program for medical assistance administered under Title XVIII of the Social Security Act.
“Medical Office Building” shall mean a facility that leases space for use in the processing and/or provision of office-based outpatient or other medical related services.
“Member” is defined in Section 5.1 hereof.
“Mezzanine B Borrower” shall mean individually and/or collectively, as the context may require, each of the Persons listed on Schedule VIII hereto, together with their respective successors and permitted assigns.
“Mezzanine B Debt Service” shall have the meaning ascribed to the term “Debt Service” in the Mezzanine B Loan Agreement as of the Closing Date.
“Mezzanine B Extension Option” shall have the meaning ascribed to the term “Extension Option” in the Mezzanine B Loan Agreement.
“Mezzanine B Lender” shall mean, collectively, Citi, in its capacity as a lender under the Mezzanine B Loan, JPMorgan in its capacity as a lender under the Mezzanine B Loan, Barclays in its capacity as a lender under the Mezzanine B Loan and CF, in its capacity as a lender under the Mezzanine B Loan, together with their respective successors and assigns.
“Mezzanine B Loan” shall mean that certain mezzanine loan made as of the date hereof by Mezzanine B Lender to Mezzanine B Borrower in the original principal amount of $1,000,000.00, and evidenced by the Mezzanine B Note and evidenced and secured by the other Mezzanine B Loan Documents.
“Mezzanine B Loan Agreement” shall mean that certain Mezzanine B Loan Agreement, dated as of the date hereof, by and between Mezzanine B Borrower and Mezzanine B Lender, as the same may be amended, restated, replaced or otherwise modified from time to time.
“Mezzanine B Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Mezzanine B Loan Agreement.
“Mezzanine B Note” shall have the meaning ascribed to the term “Note” in the Mezzanine B Loan Agreement.
“Mezzanine Borrower” shall mean, individually and/or collectively, as the context may require, Mezzanine B Borrower and Mezzanine C Borrower.

“Mezzanine C Borrower” shall mean individually and/or collectively, as the context may require, each of the Persons listed on Schedule IX hereto, together with their respective successors and permitted assigns.
“Mezzanine C Debt Service” shall have the meaning ascribed to the term “Debt Service” in the Mezzanine C Loan Agreement as of the Closing Date.
“Mezzanine C Extension Option” shall have the meaning ascribed to the term “Extension Option” in the Mezzanine C Loan Agreement.
“Mezzanine C Lender” shall mean, collectively, Citi, in its capacity as a lender under the Mezzanine C Loan, JPMorgan in its capacity as a lender under the Mezzanine C Loan, Barclays in its capacity as a lender under the Mezzanine C Loan and CF, in its capacity as a lender under the Mezzanine C Loan, together with their respective successors and assigns.
“Mezzanine C Loan” shall mean that certain mezzanine loan made as of the date hereof by Mezzanine C Lender to Mezzanine C Borrower in the original principal amount of $425,000,000.00, and evidenced by the Mezzanine C Note and evidenced and secured by the other Mezzanine C Loan Documents.
“Mezzanine C Loan Agreement” shall mean that certain Mezzanine C Loan Agreement, dated as of the date hereof, by and between Mezzanine C Borrower and Mezzanine C Lender, as the same may be amended, restated, replaced or otherwise modified from time to time.
“Mezzanine C Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Mezzanine C Loan Agreement.
“Mezzanine C Note” shall have the meaning ascribed to the term “Note” in the Mezzanine C Loan Agreement.
“Mezzanine Lender” shall mean, individually and/or collectively, as the context may require, Mezzanine B Lender and Mezzanine C Lender.
“Mezzanine Loan Agreement” shall mean, individually and/or collectively, as the context may require, the Mezzanine B Loan Agreement and the Mezzanine C Loan Agreement.
“Mezzanine Loan Documents” shall mean, individually and/or collectively, as the context may require, the Mezzanine B Loan Documents and the Mezzanine C Loan Documents.
“Mezzanine Loans” shall mean, individually and/or collectively, as the context may require, the Mezzanine B Loan and the Mezzanine C Loan.
“Mezzanine Option” shall have the meaning set forth in Section 11.6 hereof.
“Minimum Counterparty Rating” shall mean (a) a long-term unsecured debt rating of “A+” or higher by S&P, which rating shall not include a “t” or otherwise reflect a termination risk or otherwise be qualified (or if S&P no longer rates any Counterparties the equivalent from DBRS (if rated by DBRS)); (b) either (i) a long-term senior unsecured debt rating of at least “A2” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s which rating shall not include a “t” or otherwise reflect a termination risk or otherwise be qualified or (ii) if no short-term senior unsecured debt rating exists, a long-term unsecured debt rating of not less than “A1” by Moody’s which rating shall not include a “t” or otherwise reflect a termination risk or otherwise be qualified; and (c) a long-term unsecured debt rating of “A” (and not on Rating Watch Negative) or higher by Fitch and a short-term unsecured debt rating of not less than “F-1” (and not on Rating Watch Negative) from Fitch (and, after a Securitization, the equivalent of the foregoing by the other Rating Agencies). After a Securitization of the Loan, only the ratings of those Rating Agencies rating the Securities shall apply. In the event that no Counterparty meets the foregoing Minimum Counterparty Rating, such Counterparty shall be required to meet such Counterparty criteria as is reasonably acceptable to Lender (and after a Securitization, acceptable to the Rating Agencies).
“Monthly Debt Service Payment Amount” shall mean for the First Monthly Payment Date and for each Monthly Payment Date occurring thereafter up to and including the Maturity Date, a payment equal to the amount of interest which will accrue on the Notes during the Interest Accrual Period in which such Monthly Payment Date occurs computed at the Interest Rate.
“Monthly Payment Date” shall mean the First Monthly Payment Date and the ninth (9th) day of every calendar month occurring thereafter during the term of the Loan.
“Moody’s” shall mean Moody’s Investor Service, Inc.
“Mortgage Borrower” shall have the meaning set forth in the Recitals hereto.
“Mortgage Borrower Company Agreement” shall mean, collectively, the limited liability company agreements of each Mortgage Borrower, as the same may be amended from time to time to the extent permitted under the Mortgage Loan Agreement and this Agreement.
“Mortgage Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Mortgage Loan Agreement.
“Mortgage Extension Option” shall have the meaning ascribed to the term “Extension Option” in the Mortgage Loan Agreement.
“Mortgage Lender” shall mean, collectively, Citi, in its capacity as a lender under the Mortgage Loan, JPMorgan in its capacity as a lender under the Mortgage Loan, Barclays in its capacity as a lender under the Mortgage Loan and CF, in its capacity as a lender under the Mortgage Loan, together with their respective successors and assigns.
“Mortgage Loan” shall mean that certain mortgage loan made as of the date hereof by Mortgage Lender to Mortgage Borrower in the original principal amount of $1,878,000,000, and evidenced by the Mortgage Note and evidenced and secured by the other Mortgage Loan Documents.

“Mortgage Loan Agreement” shall mean that certain Loan Agreement, dated as of the date hereof, by and between Mortgage Borrower and Mortgage Lender, as the same may be amended, restated, replaced or otherwise modified from time to time.
“Mortgage Loan Cash Management Accounts” shall mean, collectively, the Restricted Account, the Concentration Account and the Cash Management Account (as each such term is defined in the Mortgage Loan Agreement).
“Mortgage Loan Cash Management Provisions” shall mean the terms and conditions of the Mortgage Loan Documents relating to cash management (including, without limitation, those relating to the Restricted Account, the Concentration Account and Restricted Account Agreement (as each such term is defined in the Mortgage Loan Agreement)).
“Mortgage Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Mortgage Loan Agreement.
“Mortgage Loan Reserve Funds” shall have the meaning ascribed to the term “Reserve Funds” in the Mortgage Loan Agreement.
“Mortgage Note” shall have the meaning ascribed to the term “Note” in the Mortgage Loan Agreement.
“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) in the case of a casualty or condemnation, (a) the costs incurred by Mortgage Borrower in connection with collecting any proceeds related to a Casualty or Condemnation or a Restoration of all or any portion of a Property made in accordance with the Mortgage Loan Documents and (b) amounts required to be turned over to or used by a third-party, unaffiliated Tenant pursuant to the terms of any applicable Lease or other unaffiliated third party pursuant to a Property Document, (iii) amounts required or permitted to be deducted therefrom, and amounts paid, pursuant to the Mortgage Loan Documents to Mortgage Lender, (iv) in the case of a foreclosure sale, disposition or transfer of a Property in connection with realization thereon following a Mortgage Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including reasonable attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as shall be reasonably approved by Mortgage Lender, and (vii) the amount of any prepayments required pursuant to the Mortgage Loan Documents and/or the Loan Documents, in connection with any such Liquidation Event.
“Net Operating Income” shall have the meaning set forth in the Mortgage Loan Agreement.

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.
“New Manager” shall mean any Person replacing or becoming the assignee of the then current Manager, in each case, in accordance with the applicable terms and conditions hereof.
“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion hereafter provided to Lender by the outside counsel that provided the Non-Consolidation Opinion (provided that such outside counsel has the same or similar reputation to that of such outside counsel as of the Closing Date) or by other outside counsel reasonably acceptable to Lender and acceptable to the Rating Agencies and otherwise in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies.
“Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Lender by Berger Harris LLP in connection with the closing of the Loan.
“Non-MOB Facility” shall mean, individually and/or collectively, any Facility other than a Medical Office Building.
“Non-RIDEA Facility” shall mean, individually and/or collectively, any Non-MOB Facility other than a RIDEA Facility.
“Note” shall mean, individually and/or collectively, as the context may require (i) that certain Promissory Note A-1 of even date herewith in the principal amount of $34,234,973.50 made by Borrower in favor of Citi (“Note A-1”), (ii) that certain Promissory Note A-2 of even date herewith in the principal amount of $67,165,026.50 made by Borrower in favor of Citi (“Note A-2”), (iii) that certain Promissory Note A-3 of even date herewith in the principal amount of $34,234,973.51 made by Borrower in favor of JPM (“Note A-3”), (iv) that certain Promissory Note A-4 of even date herewith in the principal amount of $67,165,026.49 made by Borrower in favor of JPM (“Note A-4”), (v) that certain Promissory Note A-5 of even date herewith in the principal amount of $22,823,315.67 made by Borrower in favor of Barclays (“Note A-5”), (vi) that certain Promissory Note A-6 of even date herewith in the principal amount of $44,776,684.33 made by Borrower in favor of Barclays (“Note A-6”), (vii) that certain Promissory Note A-7 of even date herewith in the principal amount of $22,823,315.67 made by Borrower in favor of CF (“Note A-7”) and (viii) that certain Promissory Note A-8 of even date herewith in the principal amount of $44,776,684.33 made by Borrower in favor of CF (“Note A-8”), as each of the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time (including, without limitation, any Defeased Note(s) and Undefeased Note(s) that may exist from time to time).
“Note A-1” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“Note A-2” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split,

or otherwise modified from time to time (including, without limitation, any Defeased Note(s) and Undefeased Note(s) that may exist from time to time).
“Note A-3” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“Note A-4” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time (including, without limitation, any Defeased Note(s) and Undefeased Note(s) that may exist from time to time).
“Note A-5” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“Note A-6” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time (including, without limitation, any Defeased Note(s) and Undefeased Note(s) that may exist from time to time).
“Note A-7” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“Note A-8” shall have the meaning set forth in the definition of “Note” in Section 1.1 hereof, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time (including, without limitation, any Defeased Note(s) and Undefeased Note(s) that may exist from time to time).
“Obligations” shall have the meaning set forth in Section 17.19 hereof.
“Occupancy Report” shall have the meaning set forth in the Mortgage Loan Agreement.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.
“Operating Lease” shall have the meaning set forth in the Mortgage Loan Agreement.
“Operating Lessee” shall have the meaning set forth in the Mortgage Loan Agreement.
“Operating Lessee Pledgor” shall have the meaning set forth in the Mortgage Loan Agreement.
“Organizational Chart” shall have the meaning set forth in Section 3.31 hereof.
“Other Charges” shall have the meaning set forth in the Mortgage Loan Agreement.

“Other Connection Taxes” shall mean, with respect to any Recipient, Section 2.13 Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Section 2.13 Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Section 2.13 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Section 2.13 Taxes that are Other Connection Taxes imposed with respect to an assignment.
“PACE Loan” shall mean any Property-Assessed Clean Energy loan or any similar financing.
“Partial Defeasance Collateral” shall mean Government Securities, which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Monthly Payment Dates and other scheduled payment dates, if any, under the Defeased Note after the Partial Defeasance Date and up to and including the Prepayment Release Date (assuming the Defeased Note is required to be prepaid in full as of such Prepayment Release Date), and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Monthly Payment Dates and other scheduled payment dates.
“Partial Defeasance Date” shall have the meaning set forth in Section 2.12 hereof.
“Partial Defeasance Event” shall have the meaning set forth in Section 2.12 hereof.
“Partial Defeasance Notice Date” shall have the meaning set forth in Section 2.12 hereof.
“Participant” shall have the meaning set forth in Section 11.8(a)(ix) hereof.
“Participant Register” shall have the meaning set forth in Section 11.8(a)(ix) hereof.
“Permits” shall mean all necessary certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, and other approvals (governmental and otherwise) required under applicable Legal Requirements and applicable Health Care Requirements for the operation of each Individual Property and the conduct of Borrower’s and Mortgage Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).
“Permitted Encumbrances” shall mean collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the applicable Title Insurance Policy, (c) liens, if any, for Section 2.13 Taxes, Taxes and Other Charges imposed by any Governmental Authority not yet due or delinquent or which are contested in good faith by appropriate proceedings and for which Borrower, any

Mezzanine Borrower or Mortgage Borrower has set aside adequate reserves on its books, (d) existing Leases and new Leases entered into in accordance with this Agreement, (e) any Permitted Equipment Leases, (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (g) the liens and security interests created by the Mortgage Loan Documents and the Mezzanine Loan Documents, (h) any inchoate liens or any involuntary liens on an Individual Property or any part thereof so long as (in the case of any involuntary lien) such involuntary lien is bonded or discharged within thirty (30) days of the filing of such lien or is being contested in accordance with this Agreement and the Mortgage Loan Agreement and (i) immaterial easements, rights-of-way, restrictions or similar non-monetary encumbrances recorded against and affecting such Individual Property that do not materially adversely affect (1) the ability of Borrower to pay its obligations to any Person as and when due, (2) the marketability of title to such Individual Property or of the Collateral, (3) the fair market value of such Individual Property or the Collateral, or (4) the use or operation of such Individual Property.
“Permitted Equipment Leases” shall have the meaning set forth in the Mortgage Loan Agreement.
“Permitted Fund Manager” means any Person that on the date of determination is not subject to a case under the Bankruptcy Code or other Creditors Rights Laws and is either (i) a nationally-recognized manager of investment funds investing in debt or equity interests, or (ii) an entity that is a Qualified Lender pursuant to clauses (ix)(A), (B), (C) or (D) of the definition thereof.
“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(a)    obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year, provided that with respect to any such obligation guaranteed by any agency or instrumentality of the U.S. government, such agency or instrumentality must be either (i) rated by S&P and have a rating equal to at least the minimum eligible rating by S&P or (ii) are specifically approved by S&P as having the creditworthiness of the senior obligations equal to that of the U.S. government;
(b)    federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following

Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(c)    deposits that are fully insured by the Federal Deposit Insurance Corp.;
(d)    commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(e)    any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has an S&P rating of “AAAm” or better and the highest rating obtainable from Moody’s; and
(f)    such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with a qualified rating symbol (or any other Rating Agency’s corresponding symbol) attached to the rating, as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Prepayment Threshold” shall mean an aggregate amount equal to 15% of the original principal amount of the Loan (after giving effect to the paydown of the Loan pursuant to Section 8.10 of the Mortgage Loan Agreement) prepaid in connection with the release of Individual Properties and Released Collateral in accordance with the terms and conditions of Section 2.10 hereof.
“Permitted Self-Management Property” shall mean, for so long as Borrower is controlled by Sponsor, any Individual Property which is subject to a triple-net lease with a Tenant.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any other entity and, in each case, any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall mean, individually and/or collectively (as the context requires), the “Personal Property” as defined in each applicable Security Instrument.
“Pledge Agreement” shall have the meaning set forth in the Recitals to this Agreement.
“Policies” shall have the meaning specified in the Mortgage Loan Agreement.
“Portfolio Material Adverse Effect” shall mean a material adverse effect on (i) the Properties (taken as a whole), (ii) the Collateral (taken as a whole), (iii) the business, profits, prospects, management, operations or financial condition of Borrower or Mortgage Borrower (taken as a whole), Guarantor, the Collateral or the Properties (taken as a whole), (iv) the enforceability, validity, perfection or priority of the liens of the Pledge Agreement and the other Loan Documents, or (v) the ability of Borrower and/or Guarantor to perform its obligations under the Pledge Agreement or the other Loan Documents to which it is a party.
“Post Closing Agreement” shall mean that certain Post-Closing Obligations Agreement, dated of even date herewith, by and between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Prepaid Mezzanine Loan” shall have the meaning specified in Section 2.7 hereof.
“Prepaying Mezzanine Borrower” shall have the meaning specified in Section 2.7 hereof.
“Prepayment Notice” shall have the meaning specified in Section 2.7(b) hereof.
“Prepayment Premium” shall mean with respect to any repayment or prepayment of the Floating Rate Component made (i) on or prior to the Monthly Payment Date occurring in January, 2017, an amount equal to the sum of the present values, as of the date of such repayment of each future installment of interest that would be payable under the Floating Rate Component on the outstanding principal amount of the Floating Rate Component being prepaid from the date of such prepayment (or such later date through which interest shall have been paid as of such date of prepayment) through and including the last day of the Interest Accrual Period related to the Monthly Payment Date occurring in January, 2017, assuming an interest rate equal to the LIBOR Spread in effect as of the date of such prepayment or repayment, and (ii) after the Monthly Payment Date occurring in January, 2017, an amount equal to zero dollars ($0.00). Lender’s computation of the Prepayment Premium shall be conclusive and binding on Borrower for all purposes, absent manifest error.
“Prepayment Release Date” shall mean, with respect to the Fixed Rate Component, the Monthly Payment Date occurring in June, 2019.
“Prime Rate” shall mean rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.
“Prime Rate Loan” shall mean Floating Rate Component at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.
“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) the sum of (i) the Adjusted LIBOR Rate and (ii) the LIBOR Spread, in each case, on the Determination Date that LIBOR was last applicable to the Floating Rate Component and (b) the Prime Rate on the Determination Date that LIBOR was last applicable to Floating Rate Component; provided, however, in no event shall such difference be a negative number.
“Program” shall mean any and all third party payor programs and health plans, whether private, commercial or governmental, including, but not limited to, any federal or state health programs, including Medicare, Medicaid, Medicaid waiver programs and TRICARE programs.
“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.
“Projections” shall have the meaning set forth in Section 11.8(b)(ii) hereof.
“Property” and “Properties” shall have the meaning set forth in the Mortgage Loan Agreement.
“Property Condition Report” shall mean, individually and/or collectively, as the context may require, those certain property condition reports delivered to Lender by Borrower in connection with the origination of the Loan or otherwise obtained by Lender in connection with the origination of the Loan and delivered to Borrower prior to the Closing Date.
“Property Document” shall have the meaning set forth in the Mortgage Loan Agreement.
“Property Document Event” shall mean any event which would, directly or indirectly, cause a termination right, cause any material termination fees to be due, cause any right of first refusal, first offer or any other similar right with respect to any Individual Property or any material portion thereof to be implemented or would cause a Material Adverse Effect to occur under any Property Document (in each case, beyond any applicable notice and cure periods under the applicable Property Document); provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same or to the extent the same shall not have a Material Adverse Effect.
“Provided Information” shall mean any information provided by or on behalf of any Borrower Party in connection with the Loan, the Mortgage Loan, each Individual Property, the Collateral, such Borrower Party, any Affiliated Manager and/or any related matter or Person.
“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, (A) if permitted by REMIC Requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC Requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.
“Public Company Exit” shall mean (i) Guarantor becoming a Qualified Public Company or (ii) (A) Guarantor merging with or into a Qualified Public Company or (B) at least seventy-five percent (75%) of the indirect interests in Borrower and each Mezzanine Borrower being sold or transferred to, or otherwise becoming held by, a Qualified Public Company, in each instance upon the closing of the initial listing of such Qualified Public Company on a nationally recognized securities exchange.
“Qualified Lender” means (i) Citi, (ii) any Affiliate of Citi, (iii) JPMorgan, (iv) any Affiliate of JPMorgan, (v) Barclays, (vi) any Affiliate of Barclays, (vii) CF, (viii) any Affiliate of CF, or (ix) one or more of the following (in each of clauses (i) through (ix), either acting (1) for itself or (2) as agent for itself and other lenders, provided that at least fifty percent (50%) of such lenders pursuant to this clause (2) are Qualified Lenders):
(A)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;
(B)    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;
(C)    an institution substantially similar to any of the foregoing entities described in clause (ix)(A), (ix)(B) or (ix)(E), or any other Person which is subject to supervision and regulation by the insurance or banking department of any state or of the United States, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance

Corporation or by any successor hereafter exercising similar functions, in each case, that satisfies the Eligibility Requirements;
(D)    any entity Controlled by, Controlling or under common Control with any of the entities described in clause (ix)(A), (ix)(B) or (ix)(C) above or clause (ix)(E) below;
(E)    an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Permitted Fund Manager or Qualified Lender (other than pursuant to this clause (ix)(E)) acts as general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: a Qualified Lender under (A), (B), (C) or (D) above or (F) below, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Exchange Act, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the fifty percent (50%) test set forth above in this clause (E) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; or
(F)    following a Securitization, any Person for which the Rating Agencies have issued a Rating Agency Confirmation.
“Qualified Management Agreement” shall mean a management agreement with a Qualified Manager with respect to the applicable Individual Property which is approved by Lender in writing (such approval not to be unreasonably withheld, conditioned or delayed and which approval may be conditioned upon Lender's receipt of a Rating Agency Confirmation with respect to such management agreement).
“Qualified Manager” shall mean (a) AHI Newco, LLC or subsidiary of AHI Newco, LLC that is one hundred percent (100%) owned and Controlled by AHI Newco, LLC, (b) any Sub-Manager as of the Closing Date with respect to the Individual Property (or Properties) sub-managed by such Sub-Manager as of the Closing Date, (c) an Unaffiliated Qualified Manager, (d) an Affiliated Manager that satisfies clauses (A) through (C) of the definition of Unaffiliated Qualified Manager or (e) a Person reasonably approved by Lender in writing (which approval may be conditioned upon Lender's receipt of a Rating Agency Confirmation with respect to such Person).
“Qualified Public Company” shall mean an entity whose securities are listed and traded on a nationally recognized securities exchange and which, upon the closing of the initial listing of such entity on such exchange, (i) has total capitalization (taking into account (a) the total equity of such entity (the “Equity”), calculated to be the greater of (1) the market capitalization of such equity and (2) the undepreciated book value of the total equity of such entity and (b) the debt of such entity and its subsidiaries (including Borrower and Mezzanine Borrowers) on a consolidated basis, inclusive of underlying property level debt (“Total Debt”)) of not less than $3,000,000,000 and (ii) has leverage (i.e., the ratio of (A) Total Debt to (B) the sum of Total Debt and Equity) of not greater than seventy-five percent (75%).

“Qualified Replacement Guarantor” shall mean a Person who (i) has a net worth of $400,000,000 (exclusive of the Properties) and (ii) is delivering to Lender a replacement limited recourse guaranty in form and substance substantially identical to the Guaranty and a replacement environmental indemnity substantially identical to the Environmental Indemnity, in each instance, in accordance with the terms and conditions hereof.
“Qualified Transferee” shall mean a Person who (i) has net worth of at least $450,000,000 (exclusive of the Properties), (ii) directly or indirectly owns and operates assisted living facilities, independent living facilities, medical office buildings and Long-Term Acute Care Hospitals worth at least $2,000,000,000 (exclusive of the Properties), provided that this clause (ii) shall not apply if such Person engages one or more Unaffiliated Qualified Managers in accordance with the terms and conditions hereof to manage the Properties and (iii) has not been convicted of, or been indicted for a felony criminal offense, has not been adjudicated guilty of fraud, racketeering or moral turpitude in connection with a governmental investigation and has not been subject to a bankruptcy or insolvency action against it.
“Rate Cap Purchase Date” shall mean a date not later than four (4) Business Days following the Closing Date (but in all instances prior to a Securitization (as defined in the Mortgage Loan Agreement)).
“Rating Agency” shall mean S&P, Moody’s, Fitch, Kroll Bond Rating Agency, Inc., Morningstar Credit Ratings, LLC, DBRS, Inc. or any other nationally-recognized statistical rating agency which has assigned a rating to the Securities (and any successor to any of the foregoing) in connection with and/or in anticipation of any Securitization.
“Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects in writing not to consider any applicable matter or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.
“Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has (in consultation with the Rating Agencies (if required by Lender)) approved the matter in question in writing based upon Lender’s commercially reasonable determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. Notwithstanding the foregoing or any other provision hereof, if Lender has determined that there will not be, or that it is likely that there will not be, a Securitization, then all references to Rating Agency Confirmation shall mean that such matter that requires such Rating Agency Confirmation shall be subject to Lender’s consent (such consent not to be unreasonably withheld, conditioned or delayed).
“Recipient” shall mean any Lender and after a Syndication, Agent, as applicable.
“Register” shall have the meaning set forth in Section 11.8(a)(viii) hereof.
“Registrar” shall have the meaning set forth in Section 11.7 hereof.
“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
“Reimbursement Contribution” shall have the meaning set forth in Section 17.19 hereof.
“Related Loan” shall mean a loan to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan (or any portion thereof or interest therein).
“Related Party” shall have the meaning set forth in Section 13.1 hereof.
“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to any Individual Property.
“Release” shall have the meaning set forth in Section 2.10 hereof.
“Release Date” shall mean the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of or interest in the Mortgage Loan.
“Release Notice Date” shall have the meaning set forth in Section 2.10 hereof.
“Release Price” shall mean, with respect to any Individual Property or the applicable Collateral related thereto, an amount equal to 115% of the Allocated Loan Amount with respect to such Individual Property or such Collateral; provided, that, with respect to the sale of the Individual Property owned by G&E HC REIT II Charlottesville SNF, LLC and located in Charlottesville, Virginia in accordance with the terms and conditions of this Agreement to the extent that the applicable Tenant at such Individual Property exercises its purchase option with respect to such Individual Property, the Release Price solely with respect to such Individual Property shall mean an amount equal to 100% of such Individual Property’s Allocated Loan Amount.
“Released Collateral” shall have the meaning set forth in Section 2.10 hereof.
“Released Property” shall have the meaning set forth in the Mortgage Loan Agreement.

“REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements, if any (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies).
“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Loan (or the applicable portion thereof and/or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the Code, the non-imposition of any tax on such REMIC Trust under the Code (including, without limitation, taxes on “prohibited transactions and “contributions”) and any other constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein) that may now or hereafter exist under applicable legal requirements (including, without limitation under the Code)).
“REMIC Trust” shall mean (i) any “real estate mortgage investment conduit” within the meaning of Section 860D of the Code, or (ii) any similar trust or Person (including, without limitation, any grantor trust), in each case that holds any interest in all or any portion of the Loan.
“Rent Roll” shall have the meaning set forth in Section 3.18 hereof.
“Rents” shall have the meaning set forth in the Security Instrument.
“Replacement Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.8(c) hereof.
“Reporting Failure” shall have the meaning set forth in Section 4.12 hereof.
“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.
“Required Rating” means (i) a rating of not less than “A-1” (or its equivalent) from each of the Rating Agencies if the term of the applicable Letter of Credit is no longer than three (3) months or if the term of the applicable Letter of Credit is in excess of three (3) months, a rating of not less than “AA-” (or its equivalent) from each of the Rating Agencies or (ii) such other rating with respect to which Lender shall have received a Rating Agency Confirmation.
“Reserve Accounts” shall mean any reserve or escrow account established by this Agreement or the other Loan Documents (but specifically excluding the Cash Management Account, the Restricted Account, the Debt Service Account and the Reserve Accounts (each as defined in the Mortgage Loan Agreement).
“Reserve Funds” shall mean any reserve or escrow funds established by this Agreement or the other Loan Documents.
“Reserve Percentage” shall mean the rates (expressed as a decimal) of reserve requirements applicable to Lender in respect of the Loan on the date two (2) London Business Days prior to the beginning of the applicable Interest Accrual Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) (or against any other category of liabilities which includes deposits by reference to which LIBOR is determined or against any category of extensions of credit or other assets which includes loans by a non United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits). The determination of the Reserve Percentage shall be based on the assumption that Lender funded 100% of the Loan in the interbank Eurodollar market. In the event of any change in the rate of such Reserve Percentage during an Interest Accrual Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Percentages, or differing Reserve Percentages, on one or more but not all of the holders of the Loan or any participation therein, Lender may use any reasonable averaging and/or attribution methods which it deems appropriate and practical for determining the rate of such Reserve Percentage which shall be used in the computation of the Reserve Percentage. Lender’s computation of the Reserve Percentage shall be conclusive and binding on Borrower for all purposes, absent manifest error.
“Resident Account” shall mean any account payable by any Resident Payor in respect of any Lease.
“Resident Payor” shall mean any resident or other Person occupying any Non-MOB Facility pursuant to an admission agreement, services agreement or residency agreement and responsible for making payment of any Resident Account.
“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief legal officer, chief financial officer, secretary, treasurer, executive vice president or vice president of such Person or such other officer of such Person reasonably acceptable to Lender.
“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation, the repair and restoration of any Individual Property (or applicable portion thereof) as nearly as possible to the condition such Individual Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.
“Restricted Account” shall have the meaning set forth in the Mortgage Loan Agreement.
“Restricted Account Agreement” shall have the meaning set forth in the Mortgage Loan Agreement.
“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.
“RIDEA Facility” shall mean, individually and/or collectively, any Non-MOB Facility leased to and operated by an Operating Lessee and set forth on Schedule XIII.
“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.

“Satisfactory Search Results” shall mean the results of Lender’s customary “know your customer”, credit history check, litigation, lien, bankruptcy, judgment and other similar searches with respect to the applicable transferee and its applicable affiliates that control the applicable transferee and/or have a twenty percent (20%) or greater direct or indirect interest in such transferee, in each case, (i) revealing no matters which would have a Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable discretion. Borrower shall pay all of Lender’s out of pocket costs, fees and expenses in connection with the foregoing and, notwithstanding the foregoing, no such search results shall constitute “Satisfactory Search Results” until such costs, fees and expenses are paid in full.
“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal hereunder (with respect to a Total Defeasance) and under the Defeased Note (with respect to a Partial Defeasance), in each case, for all Monthly Payment Dates occurring after the Total Defeasance Date or Partial Defeasance Date (as applicable) and up to and including the end of the Interest Accrual Period related to the Prepayment Release Date (assuming the Fixed Rate Component in the aggregate or the Defeased Note (as applicable) is prepaid in full as of such Prepayment Release Date and including the outstanding principal balance and accrued interest on the aggregate amount of the Fixed Rate Component or Defeased Note (as applicable) as of such Prepayment Release Date), and all payments required after the Total Defeasance Date or Partial Defeasance Date (as applicable), if any, under the Loan Documents for servicing fees, rating surveillance charges (to the extent applicable) and other similar charges.
“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.
“Section 2.13 Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Securities” shall have the meaning set forth in Section 11.1 hereof.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securitization” shall have the meaning set forth in Section 11.1 hereof.
“Security Agreement” shall mean a pledge and security agreement in form and substance satisfying the Prudent Lender Standard pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral or the Partial Defeasance Collateral (as applicable).
“Security Instrument” and “Security Instruments” shall have the meaning set forth in the Mortgage Loan Agreement.
“Self-Management Conditions” shall have the meaning set forth in the Mortgage Loan Agreement.

“Servicer” shall have the meaning set forth in Section 11.4 hereof.
“Severed Loan Documents” shall have the meaning set forth in Article 10 hereof.
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Single Purpose Entity” shall mean an entity which has (unless it has received prior consent to do otherwise from Lender, and if a Securitization has occurred, unless it has obtained a Rating Agency Confirmation) at all times complied with the provisions of Article 5 hereof.
“Skilled Nursing Facility” shall mean a residential facility that provides short-term and long-term custodial care, skilled nursing and rehabilitation services.
“Social Security Act” shall mean 42 U.S.C. 401 et seq. as enacted in 1935, and amended, restated or otherwise supplemented thereafter from time to time and all rules and regulations promulgated thereunder.
“Special Member” is defined in Section 5.1 hereof.
“SPE Component Entity” shall have the meaning set forth in Section 5.1 hereof.
“Sponsor” shall mean Northstar Realty Finance Corp., a Delaware corporation.
“S&P” shall mean Standard & Poor’s Ratings Services.
“State” shall mean the applicable state in which the applicable Individual Property or the Collateral, as applicable, or any part of either of the foregoing is located.
“Strike Rate” shall mean (i) with respect to the period from the Closing Date through the Floating Rate Component Initial Maturity Date, a percentage rate equal to four and three-quarters percent (4.75%) and (ii) with respect to any Floating Rate Component Extension Period, the lower of (a) a percentage rate equal to five and one-quarters percent (5.25%) and (b) a percentage rate equal to a percentage rate per annum which, when added to the LIBOR Spread, would yield a Debt Service Coverage Ratio of at least 1.20:1.00.
“Sublease” shall have the meaning set forth in the Mortgage Loan Agreement.
“Subordination of Management Agreement” shall mean, individually and/or collectively, as the context may require, those certain Subordinations of Management Agreement (Mezzanine A) dated as of the date hereof by Mortgage Borrower and Borrower to Lender and acknowledged and consented to by Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time and any subordination of management agreement by Mortgage Borrower and Borrower to Lender and acknowledged and consented to by any New Manager entered into in accordance with the terms and conditions of the Loan Documents and in substantially the same form as such Subordination of Management Agreement (with such changes thereto requested by New Manager and reasonably satisfactory to Lender), as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Sub-Management Agreement” shall mean, individually and/or collectively, as the context may require, each sub-management agreement entered into by and between Manager and the applicable Sub-Manager, pursuant to which Sub-Manager is to provide sub-management and other services with respect to the Properties or any portion thereof, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.
“Sub-Manager” shall have the meaning set forth in the Mortgage Loan Agreement.
“Substitute Cash Management Accounts” shall have the meaning set forth in Section 9.1 hereof.
“Substitute Reserves” shall have the meaning set forth in Section 8.1 hereof.
“Subtenant” shall have the meaning set forth in the Mortgage Loan Agreement.
“Successor Borrower” shall have the meaning set forth in Section 2.12 hereof.
“Survey” shall mean, individually and/or collectively (as the context may require), each survey of each Individual Property certified and delivered to Lender in connection with the closing of the Loan.
“Syndication” shall have the meaning set forth in Section 11.8(a)(i) hereof.
“Taxes” shall mean all taxes, assessments, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Tenant” shall mean any Person (other than any Mortgage Borrower and other than a Resident Payor) leasing, subleasing or otherwise occupying any portion of the Property under a Lease.
“Termination Fee” shall have the meaning set forth in Section 4.14 hereof.
“Title Insurance Policy” shall have the meaning set forth in the Mortgage Loan Agreement.
“Total Defeasance Collateral” shall mean Government Securities, which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Monthly Payment Dates and other scheduled payment dates, if any, hereunder after the Total Defeasance Date and up to and including the Prepayment Release Date (assuming the Fixed Rate Component in the aggregate is required to be prepaid in full as of such Prepayment Release Date), and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Monthly Payment Dates and other scheduled payment dates.

“Total Defeasance Date” shall have the meaning set forth in Section 2.12 hereof.
“Total Defeasance Event” shall have the meaning set forth in Section 2.12 hereof.
“Trigger Period” shall have the meaning set forth in the Mortgage Loan Agreement.
“Triple Net Leased Property” shall mean an Individual Property that is subject to a Lease with a single Tenant, which lease provides that such Tenant is obligated to pay all Taxes and Other Charges, insurance and maintenance with respect to such Individual Property in addition to all other sums payable by such Tenant thereunder.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.
“Unaffiliated Qualified Manager” shall have the meaning set forth in the Mortgage Loan Agreement.
“Undefeased Note” shall have the meaning set forth in Section 2.12 hereof.
“Underwriter Group” shall have the meaning set forth in Section 11.2 hereof.
“Updated Information” shall have the meaning set forth in Section 11.1 hereof.
“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.13(g) hereof.
“Waived Cash Management Accounts” shall have the meaning set forth in Section 9.1 hereof.
“Waived Cash Management Provisions” shall have the meaning set forth in Section 9.1 hereof.
“Waived Reserve Funds” shall have the meaning set forth in Section 8.1 hereof.
“Withholding Agent” shall mean Borrower and, in the event of Syndication, Agent.
“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments”

shall mean the monthly payments of interest only which would be due based on the principal amount of the Fixed Rate Component being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Fixed Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded semi-annually, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.
"Zoning Reports" shall mean those certain planning and zoning reports provided to Lender in connection with the closing of the Loan.
Section 1.2.    Principles of Construction.
All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to “the Property or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Property taken as a whole (including any Individual Property) and any portion of any Individual Property. Capitalized terms used but not defined in this Agreement shall have the meaning set forth for such terms in the Mortgage Loan Agreement.
With respect to references to the Mortgage Loan Documents (including without limitation terms defined by cross-reference to the Mortgage Loan Documents), such references shall refer to the Mortgage Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mortgage Loan Documents shall have the effect of changing such references (including without limitation any such definitions) for the purposes of this Agreement.
Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing or incorporating by reference provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise.
To the extent that any terms, provisions or definitions of any Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, replacements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date.
The words “Borrower shall cause” or “Borrower shall not permit” (or words of similar meaning) shall mean “Borrower shall cause Mortgage Borrower to” or “Borrower shall not permit Mortgage Borrower to”, as the case may be, to so act or not to so act, as applicable.
ARTICLE 2.

GENERAL TERMS
Section 2.1.    Loan Commitment; Disbursement to Borrower. Except as expressly and specifically set forth herein, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary.
Section 2.2.    The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.
Section 2.3.    Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.
Section 2.4.    The Note and the Other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement and the other Loan Documents.
Section 2.5.    Interest Rate.
(a)    Generally. Interest on the outstanding principal balance of each Note shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof.
(b)    Determination of Interest Rate.
(i)    The Interest Rate with respect to the Floating Rate Component shall be: (A) the Adjusted LIBOR Rate plus the LIBOR Spread with respect to the applicable Interest Accrual Period for a LIBOR Loan or (B) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Floating Rate Component is converted to a Prime Rate Loan pursuant to the provisions hereof. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a LIBOR Loan to a Prime Rate Loan.
(ii)    Subject to the terms and conditions hereof, the Floating Rate Component shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Floating Rate Component at the Interest Rate specified in Section 2.5(b)(i) for the applicable Interest Accrual Period. Any change in the rate of interest hereunder due to a change in the Interest Rate shall become effective as of the opening of business on the first day on which such change in the Interest Rate shall become effective. Each determination by Lender of the Interest Rate shall be conclusive and binding for all purposes, absent manifest error.
(iii)    In the event that Lender shall have determined that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Accrual Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Accrual Period, to a Prime Rate Loan. From and after a Securitization, Lender shall only convert the Loan from a LIBOR Loan to a Prime Rate Loan if the first sentence of this clause (iii) applies and if the Servicer with respect to the Loan has converted floating rate loans serviced by Servicer and substantially similar to the Loan from loans bearing interest at a LIBOR rate to loans bearing interest at the Prime Rate.
(iv)    If, pursuant to the terms hereof, any portion of the Floating Rate Component has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Accrual Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Accrual Period.
(v)    Intentionally Omitted.
(vi)    If any requirement of law or any change therein or in the interpretation or application thereof, in each case, effected after the date hereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder then (A) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (B) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the last day of the then current Interest Accrual Period or within such earlier period as required by law. Borrower hereby agrees to promptly pay to Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder in each case if applicable and without duplication of any other amount payable by Borrower hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
(vii)    In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(A)    shall hereafter impose, modify or hold applicable any reserve, capital adequacy, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;
(B)    shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;
(C)    shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;
(D)    shall hereafter subject Lender to any Section 2.13 Taxes (other than (i) Indemnified Taxes, (ii) Section 2.13 Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(E)    shall hereafter impose on Lender any other condition;
and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Borrower shall, without duplication of any other amounts payable by Borrower hereunder, promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable (in each case to the extent relating to the Loan) as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than thirty (30) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount; provided that Borrower shall not be required to compensate Lender pursuant to this subsection for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that Lender notifies Borrower of the event giving rise to thereto and Lender’s intention to claim compensation therefor. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.
(viii)    Borrower agrees to indemnify Lender and to hold Lender harmless from any actual loss or expense (but excluding lost profits, loss of opportunity or special, punitive or consequential damages) which Lender sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (B) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that is not a Monthly Payment Date, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate with respect to the Floating Rate Component from the Interest Rate specified in Section 2.5(b)(i) for the Floating Rate Component to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest based on the Adjusted LIBOR Rate on a date other than a Monthly Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.
If Lender requests compensation under subsection (vii) above, or if Borrower is required to pay any additional amount to Lender or any Governmental Authority for the account of any Lender pursuant to subsection (v) above, then Lender shall use reasonable efforts to designate a different lending office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices or branches, if, in the reasonable judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable in the future and (ii) would not subject Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to Lender in any material respect.
(c)    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the then outstanding principal balance of the Loan and, to the extent permitted by applicable law, overdue interest in respect of the Loan, shall each accrue interest at the Default Rate, calculated from the date the Event of Default occurred, (ii) without limitation of any rights or remedies contained herein and/or in any other Loan Document, any interest accrued at the Default Rate in excess of the interest component of the Monthly Debt Service Payment Amount shall, to the extent not already paid and/or due and payable hereunder, be due and payable on each

Monthly Payment Date and (iii) all references herein and/or in any other Loan Document to the “Interest Rate”, the “Fixed Interest Rate” and/or the “Floating Interest Rate” shall be deemed to refer to the Default Rate.
(d)    Interest Calculation. Interest on the outstanding principal balance of each Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance of each such Note. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Accrual Period in which the related Monthly Payment Date occurs. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan.
(e)    Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.6.    Loan Payments.
(a)    Borrower shall make a payment to Lender of interest only on each Note on the Closing Date for the period from (and including) the Closing Date through (and including) the fourteenth (14th) day of either (i) the month in which the Closing Date occurs (if the Closing Date occurs on or before the fourteenth (14th) day of such month, or (ii) the month following the month in which the Closing Date occurs (if the Closing Date occurs on or after the fifteenth (15th) day of the then current calendar month; provided, however, if the Closing Date is the fourteenth (14th) day of a calendar month, no such separate payment of interest shall be due. Borrower shall make a payment to Lender of interest in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date.
(b)    Reserved.

(c)    Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.
(d)    If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents.
(e)
(i)    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(ii)    Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.
(iii)    All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.7.    Prepayments.
(a)    Voluntary Prepayment. Except as provided in this Section 2.7, Section 2.10 hereof and Section 8.10 of the Mortgage Loan Agreement, Borrower shall not have the right to voluntarily prepay the Loan in whole or in part.
(b)    Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon prior notice to Lender as set forth herein, prepay (I) the Floating Rate Component in whole or in part on any Business Day or (II) on and after the Prepayment Release Date (and so long as the Floating Rate Component has been prepaid in full), the Fixed Rate Component in whole or in part on any Business Day; provided that (i) the Mortgage Loan and each Mezzanine Loan shall be simultaneously prepaid on a pro-rata basis with the Loan in connection with such prepayment in accordance with the terms and conditions of Section 2.7(b) of the Mortgage Loan Agreement and each respective Mezzanine Loan Agreement and (ii) such prepayment is accompanied by payment of the Breakage Costs (if any), the Prepayment Premium and the applicable Interest Shortfall. Lender shall not be obligated to accept any prepayment pursuant to this Section 2.7(b) unless it is accompanied by payment of the Breakage Costs, the Prepayment Premium and the

applicable Interest Shortfall (if any) due in connection therewith. In the event that Borrower shall prepay the Floating Rate Component or the Fixed Rate Component in accordance with the terms and conditions of this Section 2.7(b) on a date from (and including) the tenth (10th) day of a calendar month through (and including) the fourteenth (14th) day of a calendar month, Borrower shall pay to Lender (together with all other amounts owed to Lender pursuant to this Section 2.7(b)) the Interest Shortfall estimated by Lender to be due in connection with such prepayment; provided, that, once the Interest Rate for the next occurring Interest Accrual Period can be determined, Lender shall calculate the actual Interest Shortfall required to be paid by Borrower for such prepayment and (x) if the Interest Shortfall paid to Lender is in excess of the amount required to be paid pursuant to this Section 2.7(b), Lender shall promptly return to Borrower such excess amount and (y) if the Interest Shortfall is less than the amount required to be paid to Lender pursuant to this Section 2.7(b), Borrower shall pay to Lender the amount of such deficiency within three (3) Business Days of notice to Borrower from Lender. As a condition to any voluntary prepayment pursuant to this Section 2.7(b), Borrower shall give Lender written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least thirty (30) days prior to the Business Day upon which prepayment is to be made and must specify the Business Day on which such prepayment is to be made. Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and fails to prepay the Floating Rate Component and/or the Fixed Rate Component, as applicable, in accordance with the Prepayment Notice and the terms of this Section 2.7(b), Borrower shall pay Lender all reasonable out-of-pocket costs and expenses incurred by Lender, including, without limitation, any Breakage Costs or similar expenses, as a result of such failure to prepay the Loan.
(c)    In addition to prepayments pursuant to Section 2.7(b), Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon prior notice to Lender as set forth herein, prepay the Floating Rate Component in whole or in part on any Business Day in connection with the release of an Individual Property in accordance with the terms and conditions of Section 2.10 hereof in an amount not to exceed, in the aggregate with all other prepayments of the Floating Rate Component pursuant to this Section 2.7(c) and Section 2.10 hereof, the Permitted Prepayment Threshold without the payment of any Prepayment Premium; provided that (i) the Mortgage Loan and each Mezzanine Loan shall be simultaneously prepaid in connection with the release of such Individual Property with the Loan in accordance with the terms and conditions of Section 2.7(c) and Section 2.10 of the Mortgage Loan Agreement and each respective Mezzanine Loan Agreement and (ii) such prepayment is accompanied by payment of the Breakage Costs (if any) and the applicable Interest Shortfall. Lender shall not be obligated to accept any prepayment pursuant to this Section 2.7(c) unless it is accompanied by payment of the Breakage Costs and the applicable Interest Shortfall due in connection therewith. In the event that Borrower shall prepay the Floating Rate Component in accordance with the terms and conditions of this Section 2.7(c) on a date from (and including) the tenth (10th) day of a calendar month through (and including) the fourteenth (14th) day of a calendar month, Borrower shall pay to Lender (together with all other amounts owed to Lender pursuant to this Section 2.7(c)) the Interest Shortfall estimated by Lender to be due in connection with such prepayment; provided, that, once the Interest Rate for the next occurring Interest Accrual Period can be determined, Lender shall calculate the actual Interest Shortfall required to be paid by Borrower for such prepayment and (x) if the Interest Shortfall paid to Lender is in excess of the amount required to be paid pursuant to this Section 2.7(c), Lender shall promptly return to Borrower such excess amount and (y) if the Interest Shortfall is less than the amount required to be paid to Lender pursuant to this Section 2.7(c), Borrower shall pay to Lender the amount of such deficiency within three (3) Business Days of notice to Borrower from Lender. As a condition to any voluntary prepayment, Borrower shall give Lender a Prepayment Notice at least thirty (30) days prior to the Business Day upon which prepayment is to be made and must specify the Business Day on which such prepayment is to be made. Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and fails to prepay the Floating Rate Component in accordance with the Prepayment Notice and the terms of this Section 2.7(c), Borrower shall pay Lender all reasonable out-of-pocket costs and expenses incurred by Lender, including, without limitation, any Breakage Costs or similar expenses, as a result of such failure to prepay the Loan.
(d)    Liquidation Events; Mandatory Prepayment. In the event of (i) any Casualty to all or any portion of a Property, (ii) any Condemnation of all or any portion of a Property, (iii) a Sale or Pledge of all or any portion of a Property in connection with, or as a result of, a foreclosure proceeding, (iv) any refinancing of a Property or the Mortgage Loan, or (v) the receipt by Mortgage Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be paid directly to Lender. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Lender shall apply such Net Liquidation Proceeds After Debt Service to the outstanding principal balance of the Loan in an amount up to the applicable Release Price relating to a Property or Properties subject to the Liquidation Event together with payment of any applicable Breakage Costs, Prepayment Premium (except in connection with a Casualty or Condemnation) and Interest Shortfall. Any amounts of Net Liquidation Proceeds After Debt Service in excess of the applicable Release Price relating to a Property or Properties subject to the Liquidation Event shall be paid by Lender to Mezzanine B Lender. Once Borrower has knowledge that a Liquidation Event has occurred, Borrower shall, or shall cause Mortgage Borrower to, promptly deliver written notice of such Liquidation Event to Lender. Borrower shall be deemed to have knowledge of (i) a foreclosure sale on the date notice of such foreclosure sale is given and (ii) a refinancing of all or any portion of a Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.7(d) shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or the Sale or Pledge of the Properties (or any portion thereof) set forth in this Agreement (including, without limitation, in Section 2.10), the other Loan Documents and the Mortgage Loan Documents. The Release Price with respect to any Individual Property subject to a prepayment in accordance with this Section 2.7(d) shall be reduced in an amount equal to the principal portion of such prepayment applied to the Loan. Notwithstanding the foregoing to the contrary, provided that no Event of Default has occurred and is continuing, there shall be no obligation to pay to Lender amounts that Mortgage Borrower is entitled to retain pursuant to Section 7.4(b)(vii) of the Mortgage Loan Agreement.
(e)    Prepayments After Default. If concurrently with or after the occurrence and during the continuance of an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, (i) such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth herein, and (ii) Borrower, such purchaser at foreclosure or other Person shall pay the Prepayment Premium with respect to the Floating Rate Component, the Default Yield Maintenance Premium with respect to the Fixed

Rate Component, the Breakage Costs and the Interest Shortfall, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any prepayment of the Debt (after the occurrence and during the continuance of an Event of Default) shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion.
(f)    Intentionally Omitted
(g)    Prepaying Mezzanine Borrower. Provided no Event of Default shall then exist, Borrower and each Mezzanine Borrower (such Mezzanine Borrower, a “Prepaying Mezzanine Borrower”) may at its sole discretion, subject to the terms and conditions of the Loan Documents and the applicable Mezzanine Loan Documents, voluntarily prepay all or any portion of the Loan and the Mezzanine Loans (as applicable) that is not in connection with the release of an Individual Property or Properties (the “Prepaid Mezzanine Loan”) without a prepayment of the Mortgage Loan, provided that concurrently with such voluntary prepayment of the Prepaid Mezzanine Loan, Borrower and each other Mezzanine Borrower shall make a prepayment of the Loan and Mezzanine Loans, as applicable, in an amount determined by multiplying the outstanding principal balance of each such Loan and Mezzanine Loan, as applicable, by a fraction (1) the numerator of which is the portion of the Prepaid Mezzanine Loan being prepaid pursuant to the Loan Documents and applicable Mezzanine Loan Documents and (2) the denominator of which is the outstanding principal balance of the Prepaid Mezzanine Loan.
Section 2.8.    Interest Rate Cap Agreement.
(a)    Prior to or contemporaneously with the Rate Cap Purchase Date, Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike rate equal to the Strike Rate. The Interest Rate Cap Agreement (i) shall at all times be in a form and substance acceptable to Lender, (ii) shall at all times be with a Counterparty, (iii) shall at all times be for a period that ends on the last day of the Interest Accrual Period related to the then current Floating Rate Component Maturity Date, and (iv) shall at all times have a notional amount equal to or greater than the principal balance of the Floating Rate Component and shall at all times provide for the applicable LIBOR strike rate to be equal to the Strike Rate. Borrower shall direct such Counterparty to deposit directly into the Cash Management Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt is outstanding, provided that the Debt shall be deemed to be outstanding if the Collateral is transferred by judicial or non-judicial foreclosure or assignment-in-lieu thereof. Additionally, Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest in and to the Interest Rate Cap Agreement (and any replacements thereof), including, without limitation, its right to receive any and all payments under the Interest Rate Cap Agreement (and any replacements thereof), and Borrower shall, and shall cause Counterparty to, deliver to Lender a fully executed Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Cash Management Account).
(b)    Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate

Cap Agreement to Borrower or Lender shall be deposited immediately into the Cash Management Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.
(c)    In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by any Rating Agency below the Minimum Counterparty Rating, Borrower shall (either pursuant to Section 2.8(e) below or otherwise) replace (or cause to be replaced) the Interest Rate Protection Agreement not later than ten (10) Business Days following receipt of notice of such downgrade, withdrawal or qualification with an Interest Rate Protection Agreement in form and substance reasonably satisfactory to Lender (and meeting the requirements set forth in this Section 2.8) (a “Replacement Interest Rate Cap Agreement”) from a Counterparty having a Minimum Counterparty Rating.
(d)    In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.
(e)    Each Interest Rate Cap Agreement shall contain the following language or its equivalent: “In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below (a) a long-term unsecured debt rating of “A+” by S&P, which rating shall not include a “t” or otherwise reflect a termination risk or otherwise be qualified (or if S&P no longer rates any Counterparties the equivalent from DBRS (if rated by DBRS)); (b) either (i) a long-term senior unsecured debt rating of at least “A2” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s which rating shall not include a “t” or otherwise reflect a termination risk or otherwise be qualified or (ii) if no short-term senior unsecured debt rating exists, a long-term unsecured debt rating of not less than “A1” by Moody’s which rating shall not include a “t” or otherwise reflect a termination risk or otherwise be qualified; and/or (c) a long-term unsecured debt rating of “A” (and not on Rating Watch Negative) by Fitch and a short-term unsecured debt rating of not less than “F-1” (and not on Rating Watch Negative) from Fitch, the Counterparty must, within ten (10) business days find a replacement Counterparty, at the Counterparty’s sole cost and expense, acceptable to each Rating Agency and Borrower; provided that, notwithstanding such a downgrade, withdrawal or qualification, unless and until the Counterparty transfers the Interest Rate Cap Agreement to a replacement Counterparty pursuant to the foregoing, the Counterparty will continue to perform its obligations under the Interest Rate Cap Agreement. Failure to satisfy the foregoing shall constitute an “Additional Termination Event” as defined by Section 5(b)(v) of the ISDA Master Agreement, with the Counterparty as the “Affected Party.”
(f)    Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part and subject to customary and other reasonably satisfactory qualifications, exceptions and assumptions, that:

(i)    the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;
(ii)    the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;
(iii)    all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and
(iv)    the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 2.9.    Extension of the Floating Rate Component Maturity Date. Borrower shall have the option to extend the term of the Floating Rate Component beyond the Floating Rate Component Initial Maturity Date for three (3) successive terms (the “Floating Rate Component Extension Option”) of one (1) year each (each, a “Floating Rate Component Extension Period”) to (i) the Monthly Payment Date occurring in December, 2017 if the first Floating Rate Component Extension Option is exercised, (ii) the Monthly Payment Date occurring in December, 2018 if the second Floating Rate Component Extension Option is exercised, and (iii) the Monthly Payment Date occurring in December, 2019 if the third Floating Rate Component Extension Option is exercised (each such date, the “Floating Rate Component Extended Maturity Date”) upon satisfaction of the following terms and conditions (in each case as determined by Lender):
(a)    no Event of Default shall have occurred and be continuing on the date that the applicable Floating Rate Component Extension Period is commenced;
(b)    Borrower shall notify Lender of its irrevocable election to extend the Floating Rate Component Maturity Date as aforesaid not earlier than sixty (60) days and no later than thirty (30) days prior to the applicable Floating Rate Component Maturity Date and on the date such notice is given no Event of Default shall have occurred and be continuing;

(c)    Borrower shall obtain and deliver to Lender on or prior to the commencement of such Floating Rate Component Extension Period, a Replacement Interest Rate Cap Agreement, which Replacement Interest Rate Cap Agreement shall be effective commencing on the first day of the related Floating Rate Component Extension Period and shall have a maturity date not earlier than the last day of the Interest Accrual Period related to the applicable Floating Rate Component Extended Maturity Date;
(d)    Solely with respect to Borrower’s exercise of the second Floating Rate Component Extension Option, the LIBOR Spread shall be increased by one-quarter of one percent (0.25%);
(e)    in connection with the second Floating Rate Component Extension Option, the Debt Yield shall not be less than 8.5% at the time such Floating Rate Component Extension Period commences and in connection with the third Floating Rate Component Extension Option, the Debt Yield shall not be less than 9.0% at the time such Floating Rate Component Extension Period commences; provided, that, Borrower shall be permitted to make a prepayment of the Loan in accordance with the terms and conditions of Section 2.7(b) hereof in an amount which shall satisfy such Debt Yield requirement;
(f)    the Mortgage Extension Option corresponding to the applicable Floating Rate Component Extension Period shall have been exercised in accordance with the terms of the Mortgage Loan Agreement;
(g)    the Mezzanine B Extension Option corresponding to the applicable Floating Rate Component Extension Period shall have been exercised in accordance with the terms of the Mezzanine B Loan Agreement; and
(h)    the Mezzanine C Extension Option corresponding to the applicable Floating Rate Component Extension Period shall have been exercised in accordance with the terms of the Mezzanine C Loan Agreement.
All references in this Agreement and in the other Loan Documents to the Floating Rate Component Maturity Date shall mean the Floating Rate Component Extended Maturity Date in the event the applicable Floating Rate Component Extension Option is exercised.
Section 2.10.    Release of Individual Property and Collateral. Except as set forth in this Section 2.10, Section 2.12 hereof and Section 8.10 of the Mortgage Loan Agreement, no repayment or prepayment of all or any portion of the Loan shall cause, or give rise to a right to require, or otherwise result in, the release of any lien on the Collateral or any portion thereof.
Provided no Event of Default shall have occurred and be continuing, Borrower shall have the right (i) at any time with respect to the Floating Rate Component and (ii) at any time after the Release Date and prior to the Maturity Date with respect to the Fixed Rate Component to obtain the release (the “Release”), in connection with the release of an Individual Property, of the Lender’s lien with respect to the portion of the Collateral related to such Individual Property (such portion of the Collateral, the “Released Collateral”) from the lien of the Pledge Agreement (and the related Loan Documents) and the release of Borrower’s obligations under the Loan Documents with respect to such Released Collateral (other than those expressly stated to survive), upon the satisfaction of the following conditions precedent:
(a)    Borrower shall provide Lender with fifteen (15) Business Days (or a shorter period of time if permitted by Lender in its sole discretion) prior written notice of the proposed Release (the date of Lender’s receipt of such notice shall be referred to herein as the “Release Notice Date”);
(b)    Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such Release, a release of lien (and related Loan Documents) for the Released Collateral for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Released Collateral is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide to Lender all other documentation of a ministerial or administrative nature that Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all applicable Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Collateral subject to the Loan Documents not being released);
(c)    The Released Property related to such Released Collateral shall either (i) be conveyed to a Person other than Borrower, Guarantor or their respective Affiliates pursuant to a sale of the Individual Property related to such Released Collateral in an arm’s length transaction or (ii) be conveyed to an Affiliate of Borrower (other than another Borrower) provided that Lender receives a New Non-Consolidation Opinion with respect to such Release;
(d)    As of the date of consummation of the Release, after giving effect to the release of the lien of the Pledge Agreement encumbering the Released Collateral (and the release of the related Security Instrument(s) encumbering the related Released Property associated therewith), the Debt Yield with respect to the remaining Individual Properties shall be equal to or greater than the greater of (1) the Closing Date Debt Yield and (2) the Debt Yield of all Individual Properties encumbered by the Security Instruments immediately prior to the consummation of the Release;
(e)    Each Borrower shall continue to be in compliance with the terms and conditions of Article 5 hereof after giving effect to such Release;
(f)    With respect to the Floating Rate Component, Borrower shall (A) partially prepay the Debt in accordance with Section 2.7(b) or Section 2.7(c) hereof, as applicable, in an amount equal to the Release Price for the Released Collateral, (B) pay the Breakage Costs (if applicable) and any applicable Interest Shortfall due hereunder in connection therewith and (C) pay any Prepayment Premium due in connection therewith (unless the first sentence of Section 2.7(c) applies to such prepayment);
(g)    With respect to the Fixed Rate Component, (i) prior to the Prepayment Release Date, Borrower shall comply with the terms of Section 2.12 hereof with respect to the Release and (ii) on or after the Prepayment Release Date, Borrower shall (A) partially prepay the Debt in accordance with Section 2.7(b) hereof in an amount equal to the Release Price for the Released Property and (B) pay any applicable Interest Shortfall due hereunder in connection therewith;
(h)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan-to-Value Ratio (as Borrower shall have established to Lender’s reasonable satisfaction based upon valuations obtained by Borrower at its sole cost and expense using any commercially reasonable valuation method permitted to a REMIC Trust (which may include an existing or updated appraisal or other written determination of value using a commercially reasonable valuation method reasonably satisfactory to Lender)) (expressed as a percentage) (which for the avoidance of doubt shall not include the Mezzanine B Loan or Mezzanine C Loan) exceeds or would exceed 125% immediately after giving effect to the release of the applicable Individual Property and/or Collateral as applicable, no release under any provision of this Agreement will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (i) the Release Price or (ii) the least of the following amounts: (A) only if the released Individual Property is sold to an unrelated Person, the net proceeds of an arm’s length sale of the released Individual Property to an unrelated Person, (B) the fair market value of the released Individual Property at the time of the Release and (C) an amount such that the Loan-to-Value Ratio (as so determined by Lender in accordance with the provisions of this clause (h)) after giving effect to the Release of the applicable Individual Property is not greater than the Loan-to-Value Ratio immediately prior to such Release, unless Lender receives a REMIC Opinion with respect to the Release (provided, however, that any such prepayment shall be deemed a voluntary prepayment but shall not be subject to the Prepayment Premium or to any other premium or penalty);
(i)    Borrower shall pay all of Lender’s reasonable costs and expenses and the costs and expenses of the Rating Agencies in connection with the Release and the current market fee being assessed by Servicer with respect to such Release, including, without limitation, counsel fees, recording charges, filing fees and taxes and any other expenses payable in connection therewith; and
(j)    Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that Mortgage Borrower and each Mezzanine Borrower has complied in all material respects with all of the terms and conditions set forth in the Mortgage Loan Agreement and/or the applicable Mezzanine Loan Agreement with respect to a release of the security interest corresponding to the Release requested pursuant to this Section 2.10.
Notwithstanding the foregoing requirement of this Section 2.10 that no Event of Default be continuing, if there is an Event of Default due to a non-monetary Default with respect to any Individual Property or the Collateral associated therewith for which the cure period set forth herein has expired or Borrower has determined in the exercise of its reasonable, good-faith judgment that it would not be commercially reasonable to cure such non-monetary Default, provided that no other Event of Default then exists, Borrower shall have the right to Release the portion of the Collateral associated with such Individual Property pursuant to the terms and conditions of this Section 2.10 if (i) such release is being effectuated in order to cure such Event of Default or non-monetary Default related solely to such Individual Property or the Collateral associated therewith, (ii) such Event of

Default or non-monetary Default is not the result of the willful misconduct or bad faith actions of Borrower, Mortgage Borrower or any Affiliate thereof, as determined by Lender in its reasonable discretion and (iii) all other conditions of this Section 2.10 are satisfied with regard to such Release; provided, that, such Release shall not be deemed to cure any Event of Default, any non-monetary Default and/or any other Default not related to such Individual Property or the Collateral associated therewith. In addition to payment of the reasonable costs and expense of Lender and Servicer in connection with such Release in accordance with this Section 2.10, Borrower shall also pay to Lender all reasonable costs and expenses incurred by Lender and Servicer in connection with such Default or Event of Default in accordance with the terms and conditions of this Agreement.
Notwithstanding anything to the contrary in this Section 2.10 or Section 2.12, in no event shall any Collateral be released under those sections or any Borrower be released from any obligations under the Loan unless the Borrower that indirectly owns the Individual Property (or directly or indirectly owns the Collateral intended to be released) no longer indirectly owns any Properties (after giving effect to the release). If no Collateral is released in connection with the foregoing, then Lender shall have a right to determine in its reasonable discretion that the conditions set forth in Section 2.10 or 2.12, as applicable (as if all or a portion of the Collateral were being released), have been satisfied.
In addition, notwithstanding anything to the contrary contained in this Agreement and/or the other Loan Documents, in no instance shall HC Mezz 1-T, LLC be released by Lender from the obligations of the Loan Documents for so long as the Debt is outstanding.
Section 2.11.    Intentionally Omitted.
Section 2.12.    Defeasance.
(a)    Total Defeasance.
(i)    Provided no Event of Default shall have occurred and remain uncured and provided that Floating Rate Component is being simultaneously prepaid in full in accordance with the terms and conditions of this Agreement (or has been prepaid in full in accordance with the terms and conditions of this Agreement), Borrower shall have the right at any time after the Release Date and prior to the Prepayment Release Date to voluntarily defease the entire aggregate amount of the Fixed Rate Component and obtain a release of the lien of the Pledge Agreement by providing Lender with the Total Defeasance Collateral (hereinafter, a “Total Defeasance Event”), subject to the satisfaction of the following conditions precedent:
(A)    Borrower shall provide Lender not less than thirty (30) days notice (or such shorter period of time if permitted by Lender in its sole discretion) but not more than ninety (90) days notice specifying a date (the “Total Defeasance Date”) on which the Total Defeasance Event is to occur;
(B)    Unless otherwise agreed to in writing by Lender, Borrower shall pay to Lender (1) all payments of principal and interest due and payable on the Fixed

Rate Component to and including the end of the Interest Accrual Period related to the Total Defeasance Date (provided, that, if such Total Defeasance Date is not a Monthly Payment Date, Borrower shall also pay to Lender all payments of principal and interest due on the Fixed Rate Component to and including the end of the Interest Accrual Period related to the next occurring Monthly Payment Date); (2) all other sums, if any, due and payable under the Note, this Agreement, the Pledge Agreement and the other Loan Documents; (3) all escrow, closing, recording, legal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with the Total Defeasance Event, the release of the lien of Pledge Agreement on the applicable Collateral, the review of the proposed Defeasance Collateral and the preparation of the Security Agreement, the Defeasance Collateral Account Agreement and related documentation; and (4) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of the portion of the Note related to the Fixed Rate Note or the Total Defeasance Event;
(C)    Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.12(c) hereof;
(D)    Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;
(E)    Borrower shall deliver to Lender (1) an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary and other reasonably satisfactory qualifications, assumptions and exceptions opining, among other things, that (I) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral; (II) the Total Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes; and (III) delivery of the Total Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law; (2) a REMIC Opinion with respect to the Total Defeasance Event; and (3) a New Non-Consolidation Opinion with respect to Successor Borrower;
(F)    If a Securitization has occurred, Borrower shall deliver to Lender a Rating Agency Confirmation as to the Total Defeasance Event;
(G)    Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.12 have been satisfied;
(H)    Borrower shall deliver a certificate of a nationally recognized public accounting firm acceptable to Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;
(I)    Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and
(J)    Mortgage Borrower shall have defeased the fixed rate portion of the Mortgage Loan in full and paid down the floating rate portion of the Mortgage Loan in full, in each case, in accordance with the Mortgage Loan Agreement.
(ii)    If the Floating Rate Component is being simultaneously prepaid in full in accordance with the terms and conditions of this Agreement (or has been prepaid in full in accordance with the terms and conditions of this Agreement) and Borrower has elected to defease the entire aggregate amount of the Fixed Rate Component and the requirements of this Section 2.12 have been satisfied, the Collateral shall be released from the lien of the Pledge Agreement and the Total Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Loan. In connection with the release of the lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Total Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the applicable jurisdiction and that contains standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (1) is in compliance with all Legal Requirements, and (2) will effect such release in accordance with the terms of this Agreement. Except as set forth in this Article 2, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Pledge Agreement.
(b)    Partial Defeasance.
(i)    Provided no Event of Default shall have occurred and remain uncured and provided that the Floating Rate Component is being simultaneously prepaid in full in accordance with the terms and conditions of this Agreement (or has been prepaid in full in accordance with the terms and conditions of this Agreement), Borrower shall have the right at any time after the Release Date and prior to the Prepayment Release Date to voluntarily defease a portion of the Loan related to the Fixed Rate Component and obtain a release of the lien on the applicable portion of the equity Collateral relating to one or more Individual Properties being defeased by providing Lender with the Partial Defeasance Collateral (hereinafter, a “Partial Defeasance Event”) upon satisfaction of the following conditions precedent:
(A)    Borrower shall provide Lender not less than thirty (30) days notice (or a shorter period of time if permitted by Lender in its sole discretion) but not more than ninety (90) days notice specifying a date (the “Partial Defeasance Date”) on which the Partial Defeasance Event is to occur (the date of Lender’s receipt of such notice shall be referred to herein as the “Partial Defeasance Notice Date”);
(B)    Unless otherwise agreed to in writing by Lender, Borrower shall pay to Lender (1) all payments of principal and interest due and payable on the portion of the Fixed Rate Component being defeased to and including the end of the Interest Accrual Period related to the Partial Defeasance Date (provided that, if such Partial Defeasance Date is not a Monthly Payment Date, Borrower shall also pay to Lender all payments of principal and interest due on the portion of the Fixed Rate Component being defeased to and including the end of the Interest Accrual Period related to the next occurring Monthly Payment Date); (2) all other sums, if any, then due and payable under the Note, this Agreement, the Pledge Agreement and the other Loan Documents through and including the end of the Interest Accrual Period related to the Partial Defeasance Date (or, if the Partial Defeasance Date is not a Monthly Payment Date, the end of the Interest Accrual Period related to the next occurring Monthly Payment Date); (3) all escrow, closing, recording, legal, appraisal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with the Partial Defeasance Event, the release of the lien of the Pledge Agreement for the applicable Collateral, the review of the proposed Partial Defeasance Collateral and the preparation of the Security Agreement, the Defeasance Collateral Account Agreement and related documentation; and (4) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of the Defeased Note and/or the Partial Defeasance Event;
(C)    Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.12(c) hereof;
(D)    Lender shall prepare and Borrower shall execute all necessary documents to modify this Agreement and to amend and restate each Note and issue two substitute notes for each Note, one note having a principal balance equal to the pro rata portion of the Release Price (or applicable portion thereof) for the subject Collateral related to such Note (the “Defeased Note”), and the other note having a principal balance equal to the pro rata portion of the excess of (1) the principal amount of such Note existing immediately prior to the applicable Partial Defeasance Event, over (2) the amount of the related Defeased Note (the “Undefeased Note”). Each Defeased Note and Undefeased Note shall have identical terms as the related Note except for the principal balance. In connection therewith, the Monthly Debt Service Payment Amount allocated to such Note and the amount of each such payment applied to principal thereafter (if any) shall be divided between the Defeased Note and the Undefeased Note in the same proportion as the unpaid principal balance (in each case immediately after the Partial Defeasance Event) of the Defeased Note and the Undefeased Note, as the case may be, bears to the aggregate principal balance due under the Defeased Note and the Undefeased Note immediately after the Partial Defeasance Event. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise. A Defeased Note may not be the subject of any further defeasance;
(E)    Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;
(F)    Borrower shall deliver to Lender (1) an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary and other reasonably satisfactory qualifications, assumptions and exceptions opining, among other things, that (I) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral, (II) the Partial Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes and (III) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law; (2) a REMIC Opinion as to the Partial Defeasance Event and (3) a New Non-Consolidation Opinion with respect to the Successor Borrower;
(G)    The Partial Defeasance Event shall be permitted under REMIC Requirements in effect as of each of (I) the Partial Defeasance Notice Date and (II) the date of the consummation of the Partial Defeasance Event;
(H)    If a Securitization has occurred, Borrower shall deliver to Lender a Rating Agency Confirmation as to the Partial Defeasance Event;
(I)    Borrower shall deliver to Lender an Officer’s Certificate certifying that the requirements set forth in this Section 2.12 have been satisfied;
(J)    Borrower shall deliver a certificate of a nationally recognized public accounting firm acceptable to Lender certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;
(K)    Borrower shall have satisfied the conditions to such Release of Collateral in accordance with Section 2.10 hereof (other than Section 2.10(f));
(L)    Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and
(M)    Mortgage Borrower shall have partially defeased the fixed rate portion of the Mortgage Loan with respect to the related Individual Property and paid down the floating rate portion of the Mortgage Loan in full, in each case, in accordance with the Mortgage Loan Agreement.

(c)    On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral (as applicable), Borrower shall open at any Eligible Institution an Eligible Account (the “Defeasance Collateral Account”). The Defeasance Collateral Account shall contain only (i) Total Defeasance Collateral or Partial Defeasance Collateral (as applicable) and (ii) cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral (as applicable). All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral (as applicable) shall (subject to the next sentence) be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral (as applicable) not needed to pay the Scheduled Defeasance Payments shall be (at Borrower’s or Successor Borrower’s option provided that no Event of Default has occurred and is continuing) (i) paid to Borrower or Successor Borrower (as applicable) and/or (ii) to the extent permitted by applicable REMIC Requirements, retained in the Defeasance Collateral Account. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral or Partial Defeasance Collateral (as applicable) is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its reasonable discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral or Partial Defeasance Collateral (as applicable) in accordance with this Agreement (such agreement, the “Defeasance Collateral Account Agreement”). Borrower or Successor Borrower (as applicable) shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral or Partial Defeasance Collateral (as applicable) for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.
(d)    In connection with a Total Defeasance Event or Partial Defeasance Event under this Section 2.12, a successor entity (the “Successor Borrower”) shall be established, which such Successor Borrower shall be (i) a Single Purpose Entity and (ii) at Lender’s option and in Lender’s sole discretion, established and/or designated by Lender or, if Lender does not so elect, established and/or designated by Borrower. The right of Lender hereunder to designate and/or establish Successor Borrower may, at the option and in the sole discretion of the initial named Lender hereunder, be retained by the initial named Lender hereunder notwithstanding any Secondary Market Transaction. Borrower shall transfer and assign all obligations, rights and duties under and to the Note or Defeased Note (as applicable), Security Agreement and Defeasance Collateral Account Agreement, together with the Total Defeasance Collateral or Partial Defeasance Collateral (as applicable) to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or Defeased Note (as applicable), the Defeasance Collateral Account Agreement and the Security Agreement in a manner acceptable to Lender and the Rating Agencies and Borrower shall be relieved of its obligations under the Loan Documents relating to the Note or the Defeased Note (as applicable) (other than those obligations which by their terms survive a repayment, defeasance or other satisfaction of the Loan and/or a transfer of the Collateral in connection with Lender’s exercise of its remedies under the Loan Documents). Borrower shall pay all costs and expenses incurred by Lender and Successor Borrower, including attorney’s fees and expenses, incurred in connection with the foregoing (including, without limitation, Lender’s costs of establishing and/or designating Successor Borrower, if any).

(e)    Notwithstanding anything to the contrary contained in this Section 2.12, the parties hereto hereby acknowledge and agree that after the Securitization of the Loan (or any portion thereof or interest therein), with respect to any Lender approval or similar discretionary rights over any matters contained in this Section 2.12 (any such matter, an “Defeasance Approval Item”), such rights shall be construed such that Lender shall only be permitted to withhold its consent or approval with respect to any Defeasance Approval Item if the same fails to meet the Prudent Lender Standard.
Section 2.13.    Withholding and Indemnified Taxes.
(a)    Defined Terms. For purposes of this Section 2.13, the term “applicable law” includes FATCA and references to Agent only apply in the event of Syndication pursuant to Section 11.8.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Section 2.13 Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Section 2.13 Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Section 2.13 Taxes is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. Without duplication, Borrower shall timely pay (or cause to be paid) to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent, on its own behalf or on behalf of a Co-Lender, shall be conclusive absent manifest error.
(e)    Evidence of Payments. As soon as practicable after any payment of Section 2.13 Taxes by Borrower to a Governmental Authority pursuant to this Section 2.13, Borrower shall deliver to Lenders or, following a Syndication, Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such recipient.

(f)    Status of Agent and Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of any Section 2.13 Taxes imposed through withholding with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements and to satisfy any such requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B- 2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Agent shall deliver to Borrower, on or prior to the date on which Agent becomes an Agent under this Agreement (and from time to time thereafter upon the reasonable request of Borrower) such properly completed and executed documentation reasonably requested by Borrower as will permit payments to be made under any Loan Document to Agent without withholding. In addition, Agent, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Agent is subject to information reporting requirements and to satisfy any such requirements. Without limiting the generality of the foregoing, Agent shall deliver to Borrower (A) executed originals of IRS Form W-9 certifying that Agent is exempt from U.S. federal backup withholding tax or (B) executed originals of IRS Form W-8IMY certifying that Agent is acting as a “qualified intermediary” or a “nonqualified intermediary” and accompanied by any required attachments (including certification documents from each beneficial owner). For purposes of this Section 2.13(iii), “Agent” shall mean Agent in its capacity as such and not in any other capacity (such as a Lender).
Agent and each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.13 Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Section 2.13 Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Section 2.13 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund less any Taxes payable by such party with respect to such interest). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Section 2.13 Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Section 2.13 Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Section 2.13 Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants as of the Closing Date that:
Section 3.1.    Legal Status and Authority. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Collateral. Borrower has full power, authority and legal right to grant, bargain, sell, pledge, assign, warrant, transfer and convey the Collateral pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents on Borrower’s part to be performed.
Section 3.2.    Validity of Documents. (a) The execution, delivery and performance of this Agreement, the Note, the Pledge Agreement and the other Loan Documents by Borrower and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court, Health Care Authority or Governmental Authority, any license, certificate or other approval required for the Mortgage Borrower to operate each Individual Property or any portion thereof, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority or Health Care Authority, (b) this Agreement, the Note, the Pledge Agreement and the other Loan Documents have been duly executed and delivered by Borrower and Guarantor and (c) this Agreement, the Note, the Pledge Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and Guarantor. The Loan Documents are not subject to any right of rescission, setoff, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Neither Borrower nor Guarantor has asserted any right of rescission, setoff, counterclaim or defense with respect to the Loan Documents.
Section 3.3.    Litigation. Except for “slip and fall” cases covered by insurance and other matters covered by insurance and except as set forth on Schedule XXIII hereto, there is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against Borrower, Mortgage Borrower, Sponsor or

Guarantor or against or affecting any Individual Property or any portion thereof or the Collateral or any portion thereof that could have a Material Adverse Effect.
Section 3.4.    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would have a Portfolio Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Collateral (or any portion thereof) is bound which default would have a Material Adverse Effect. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Collateral (or any portion thereof) is otherwise bound, other than (a) obligations incurred in the ordinary course of the ownership of the Collateral and (b) obligations under this Agreement, the Pledge Agreement, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party.
Section 3.5.    Financial Condition.
(a)    Borrower is solvent and Borrower has received reasonably equivalent value for the granting of the Pledge Agreement. No proceeding under Creditors Rights Laws with respect to any Borrower Party or any Affiliated Manager has been initiated.
(b)    In the last ten (10) years, no (i) petition in bankruptcy has been filed by or against any Borrower Party or any Affiliated Manager and (ii) Borrower Party or Affiliated Manager has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.
(c)    No Borrower Party or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party or any Affiliated Manager.
(d)    With respect to any loan or financing in which any Borrower Party or any Affiliated Manager has been directly or directly obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety, including, without limitation and to the extent applicable, the loan which is being refinanced by the Loan, none of such loans or financings has ever been (i) more than 30 days in default or (ii) transferred to special servicing.
Section 3.6.    Disclosure. Borrower has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.
Section 3.7.    No Plan Assets. As of the date hereof and until the Debt is repaid in accordance with the applicable terms and conditions hereof, (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans and (d) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code), maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).
Section 3.8.    Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.
Section 3.9.    Warranty of Title. Each pledgor under the Pledge Agreement is the record and beneficial owner of, and has good title to, the applicable Collateral, free and clear of all liens whatsoever, except for Liens created by this Agreement and the other Loan Documents and other Permitted Encumbrances. The Pledge Agreement, together with the Uniform Commercial Code filings relating to the Collateral when properly filed in the appropriate records, will create valid, perfected first priority security interests in and to the Collateral, all in accordance with the terms thereof. Borrower’s delivery of the certificates, together with the applicable undated limited liability company membership power, limited partnership power, or trust power, as the case may be, if any, to Lender as set forth in Section 3 of the Pledge Agreement creates a first priority valid and perfected security interest in the Collateral.
Section 3.10.    Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.
Section 3.11.    Borrower’s Principal Place of Business. Borrower’s principal place of business and its chief executive office as of the date hereof is c/o NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Each Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is set forth on Schedule I attached hereto. Each Borrower’s federal tax identification number is set forth on Schedule I attached hereto. No Borrower is subject to back-up withholding taxes.
Section 3.12.    Status of Property.
(a)    Borrower has obtained or caused Mortgage Borrower to obtain all Permits (other than Health Care Licenses which are addressed in Section 3.38(a) hereof) for the operation of Borrower’s or Mortgage Borrower’s business, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification. Mortgage Borrower has used commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to obtain all Permits for the operation of such Tenant’s business.
(b)    Except as shown in the Zoning Reports, each Individual Property and the present and contemplated use and occupancy thereof are in full compliance in all material respects with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements.
(c)    Each Individual Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by utilities and each Individual Property has accepted or is equipped to accept such utility service.
(d)    All public roads and streets necessary for service of and access to each Individual Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. Each Individual Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Mortgage Borrower and any subsequent owners of the applicable Individual Property.
(e)    Each Individual Property is served by water and sewer systems.
(f)    Except as set forth on Schedule XXIV attached hereto, each Individual Property is free from material damage caused by fire or other casualty. Except as shown in the Property Condition Reports, (i) each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects and (ii) there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and neither Borrower nor any Mortgage Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(g)    All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements and incurred as of the date hereof have been or will be paid in full. Except as shown on the Title Insurance Policies, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting any Individual Property which are or may be prior to or equal to the lien of the applicable Security Instrument.
(h)    Mortgage Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ and subtenants’ property or the property subject to a Permitted Equipment Lease) used in connection with the operation of each Individual Property, free and clear of any and all security interests, liens or encumbrances, except Permitted Encumbrances.
(i)    Except as shown in the Environmental Reports, all liquid and solid waste disposal, septic and sewer systems located on each Individual Property are in a good and safe condition and repair and in compliance in all material respects with all Legal Requirements.
(j)    Except as expressly disclosed on the Survey, (i) no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts and (ii) no part of any Individual Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.
(k)    Except as set forth in the Title Insurance Policies, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.
(l)    To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property (or any portion thereof), nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.
(m)    Except as set forth on Schedule XXV and except for projects costing less than $100,000 (which projects costing less than $100,000 and not listed on Schedule XXV are not in excess of the Alteration Threshold), neither Borrower nor Mortgage Borrower has (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to any Individual Property which have not been completed and paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or (iii) attached any fixtures to any Individual Property which have not been paid for in full.
(n)    Borrower has no direct employees.
Section 3.13.    Financial Information. All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Mortgage Borrower, Guarantor and/or the Properties (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Mortgage Borrower, Guarantor, the Collateral and each Individual Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Neither Borrower nor Mortgage Borrower have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Portfolio Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Mortgage Borrower, Sponsor or Guarantor from that set forth in said financial statements.
Section 3.14.    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of the access to any Individual Property.
Section 3.15.    Separate Lots. Except as set forth on Schedule XXXI, each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with any Individual Property or any portion thereof.

Section 3.16.    Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies (or such other evidence acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in the Mortgage Loan Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower and Mortgage Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
Section 3.17.    Use of Property. Each Individual Property is used exclusively as a Skilled Nursing Facility, Assisted Living Facility, Long-Term Acute Care Hospital or Medical Office Building and other appurtenant and related uses (including child daycare).
Section 3.18.    Leases and Rent Roll. Except as disclosed in the estoppel certificates delivered to Lender in connection with the closing of the Loan and except as disclosed in the rent roll for each Individual Property delivered to, certified to and approved by Lender in connection with the closing of the Loan (the “Rent Roll”), (a) Mortgage Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) except as set forth on Schedule XXXII, no party under any Lease is in monetary default or material non-monetary default; (e) except as set forth on Schedule XXXII, all Rents due have been paid in full and no Tenant is in arrears in its payment of Rent; (f) except as set forth on Schedule XXVI hereto, the terms of all alterations, modifications and amendments to the Leases are reflected in the rent roll delivered to Lender; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated except pursuant to the Mortgage Loan Documents; (h) except as set forth on Schedule XXXII, none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (i) except as set forth on Schedule XXXII, the premises demised under the Leases have been completed, all improvements, repairs, alterations or other work required to be furnished on the part of Mortgage Borrower under the Leases have been completed, the Tenants under the Leases have accepted the premises demised thereunder and have taken possession of the same on a rent-paying basis and any payments, credits or abatements required to be given by Mortgage Borrower to the Tenants under the Leases have been made in full; (j) there exist no offsets or defenses to the payment of any portion of the Rents and Mortgage Borrower has no monetary obligation to any Tenant under any Lease; (k) neither Borrower nor Mortgage Borrower has received notice from any Tenant challenging the validity or enforceability of any Lease; (l) excluding the Ground Leases, there are no agreements with the Tenants under the Leases other than expressly set forth in each Lease; (m) Intentionally Omitted; (n) except as set forth on Schedule XXXII, no Lease contains an option to purchase any Individual Property (or any portion thereof) during the term of the Loan or any other similar provision; (o) except as set forth on Schedule XXXII, no Person (other than Resident Payors) has any possessory interest in, or right to occupy, any Individual Property except under and pursuant to a Lease (other than Subleases and other subleases); (p) all security deposits relating to the Leases are reflected on the Rent Roll and have been collected by Mortgage Borrower; (q) except as set forth on Schedule XXXII, no brokerage commissions or finders fees are due and payable regarding any Lease; (r) except as set forth on Schedule XXXII and except with respect to the Medical Office Buildings, each Tenant is in actual, physical occupancy of the premises demised under its Lease; (s) there are no actions or proceedings (voluntary or otherwise) pending against any Tenants or guarantors under Leases, in each case, under bankruptcy or similar insolvency laws or regulations; and (t) except with respect to the Medical Office Buildings, no event has occurred giving any Tenant the right to cease operations at its leased premises (i.e., “go dark”), terminate its Lease or pay reduced or alternative Rent to Mortgage Borrower under any of the terms of such Lease, such as a co-tenancy provision.
Section 3.19.    Filing and Recording Taxes. All recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Pledge Agreement, the Note and the other Loan Documents have been paid or will be paid, and, under current Legal Requirements, the Pledge Agreement and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors’ Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.20.    Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are due and payable.
Section 3.21.    Illegal Activity/Forfeiture.
(a)    No portion of any Individual Property or any Collateral has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities at any Individual Property.
(b)    There has not been committed by Borrower or its Affiliates or, to Borrower’s knowledge, by any other Person in occupancy of or involved with the operation or use of any Individual Property or the ownership of the Collateral and there shall never be committed by Borrower or its Affiliates, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Pledge Agreement or the other Loan Documents. Borrower hereby covenants and agrees not to commit any act or omission affording such right of forfeiture.
Section 3.22.    Taxes. Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by Borrower in writing, except for any such (a) Section 2.13 Taxes that are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with GAAP for payment thereof or (b) Taxes and Other Charges the payment of which is governed by Section 4.5 and Section 8.6 hereof. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
Section 3.23.    Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially and adversely affects the value or marketability of any Individual Property or the Collateral, materially impairs the use or the operation of any Individual Property or impairs Borrower’s or Mortgage Borrower’s ability to pay and/or perform its obligations in a timely manner.
Section 3.24.    Third Party Representations. Each of the representations and the warranties made by Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.
Section 3.25.    Non-Consolidation Opinion Assumptions. All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and/or certificates delivered in connection therewith, are true, complete and correct in all material respects.
Section 3.26.    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement, the Pledge Agreement, the Note or the other Loan Documents.
Section 3.27.    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 3.28.    Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments)

beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 3.29.    Embargoed Person. As of the date hereof, (a) none of the funds or other assets of any Borrower Party or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Person or government that is the subject of economic sanctions under U.S. law, including but not limited to, the USA PATRIOT Act of 2001, 107 Public Law 56 (October 26, 2001) (including the anti-terrorism provisions thereof) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws and regulations, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that transactions involving or the investment in any such Borrower Party or any such Affiliated Manager (whether directly or indirectly) is prohibited by applicable law or the Loan made by Lender is in violation of applicable law (“Embargoed Person”); (b) none of the funds or other assets of any Borrower Party or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (c) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party or any Affiliated Manager, with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; and (d) none of the funds of any Borrower Party or any Affiliated Manager have been derived from, or are the proceeds of, any unlawful activity with the result that transactions involving or the investment in any such Borrower Party or any such Affiliated Manager (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law. Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.
Section 3.30.    Intentionally Omitted.
Section 3.31.    Organizational Chart. The organizational chart attached as Schedule III hereto (the “Organizational Chart”), relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.
Section 3.32.    Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
Section 3.33.    Purchase Options. Except as set forth on Schedule XXVII hereof, no Individual Property or any part thereof or any Collateral or part thereof is subject to any purchase options, rights of first refusal with respect to the sale of any Individual Property or Collateral, rights of first offer with respect to the sale of any Individual Property or Collateral or other similar rights in favor of third parties.
Section 3.34.    Property Document Representations. With respect to each Property Document, Borrower hereby represents that (a) except as set forth on Schedule XXVIII hereof, each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein or shown in the Title Insurance Policy (including all “back-up documents” thereof) or otherwise disclosed to Lender), (b) there are no defaults under any Property Document by Mortgage Borrower or, to Borrower’s knowledge, by any other party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document, (c) all rents, additional rents and other sums due and payable under the Property Documents have been paid in full, (d) no party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document and (e) the representations made in any estoppel or similar document delivered with respect to any Property Document in connection with the Loan are true, complete and correct in all material respects and are hereby incorporated by reference as if fully set forth herein.
Section 3.35.    No Change in Facts or Circumstances; Disclosure. All information submitted by (or on behalf of) Borrower, Mortgage Borrower, Guarantor or Sponsor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Mortgage Borrower, Sponsor and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise have a Material Adverse Effect. Borrower has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.
Section 3.36.    Operating Lease Representations. Mortgage Borrower is the owner and lessor of landlord’s interest in the Operating Lease. The Operating Lease is in full force and effect and there are no defaults thereunder by either party and there are no conditions that would constitute defaults thereunder. No rent under the Operating Lease has been paid more than one (1) month in advance of its due date. All security deposits (if any) are held by Mortgage Borrower in accordance with applicable law. There has been no prior sale, transfer or assignment, hypothecation or pledge of the Operating Lease or of the rent thereunder which is outstanding. The Operating Lessee has not assigned the Operating Lease or sublet all or any portion of the premises demised thereby other than pursuant to a Lease. Operating Lessee has no right or option pursuant to the Operating Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.
Section 3.37.    Ground Lease Representations.
(a)    (i) Each Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (ii) there are no defaults under any Ground Lease by Mortgage Borrower, or, to the best of Borrower’s knowledge, the applicable landlord thereunder, and, to the best of Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a default under any Ground Lease, (iii) all rents, additional rents and other sums due and payable under each Ground Lease have been paid in full, (iv) neither Mortgage Borrower nor the landlord under any Ground Lease has commenced any action or given or received any notice for the purpose of terminating any Ground Lease, (v) each Fee Owner, as debtor in possession or by a trustee for such Fee Owner, has not given any notice of, and Borrower has not consented to, any attempt to transfer any Fee Estate free and clear of the Ground Lease under section 363(f) of the Bankruptcy Code, and (vi) each Fee Owner under each Ground Lease is not subject to any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding and the applicable Fee Estate under each Ground Lease is not an asset in any voluntary or involuntary bankruptcy, reorganization or insolvency proceeding;
(b)    Each Ground Lease or a memorandum thereof has been duly recorded, each Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Security Instrument. There has not been any modifications, amendments or other changes in the terms of any Ground Lease since its recordation other than those that have been disclosed to Lender in writing;
(c)    Except for Permitted Encumbrances and as indicated in the related Title Insurance Policy, the applicable Mortgage Borrower’s interest in each Ground Lease is not subject to any lien superior to, or of equal priority with, the related Security Instrument;
(d)    Either (i) each Ground Lease itself provides and/or the related Fee Owner has agreed in a writing for the benefit of Lender, its successors and assigns that such Ground Lease may not be amended, modified, canceled, surrendered or terminated without the prior written consent of Lender and that any such action without such consent is not binding on Lender, its successors or assigns or (ii) Mortgage Borrower is not permitted, without the prior written consent of Lender as set forth in accordance with the terms and conditions of Section 4.23 hereof, to amend, modify, cancel or terminate each Ground Lease;
(e)    Except as set forth on Schedule XXIX hereof, each Ground Lease does not impose any restrictions on subleasing, provided the tenant under the Ground Lease remains primarily liable for such tenant’s obligations thereunder;
(f)    Except as set forth on Schedule XXIX hereof, each Ground Lease requires the related Fee Owner to give notice of any default by Mortgage Borrower to Lender prior to Fee Owner exercising its remedies thereunder;
(g)    Each Ground Lease has a term (including any extension option periods) which extends not less than twenty (20) years beyond the Maturity Date (including any extensions thereof in accordance with the terms and conditions of this Agreement); and
(h)    Except as set forth on Schedule XXIX hereto, each Ground Lease requires the related Fee Owner to enter into a new lease upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding.
Section 3.38.    Health Care Representations.
(a)    Borrower is in possession of all material certificates, certificates of need, certifications, government licenses, permits or regulatory agreements required by Health Care Authorities and Mortgage Borrower is in possession of same to the extent necessary for Mortgage

Borrower to own or (as applicable) lease the Facilities or for Mortgage Borrower to carry on their respective businesses substantially as is being conducted as of the date hereof, materially in accordance with applicable Health Care Requirements (collectively, the “Health Care Licenses”) and all such Health Care Licenses are valid, and in full force and effect, except, in each case, where the failure to possess and maintain such Health Care License in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Since January 1, 2012, no Borrower Party or Affiliated Manager has (i) been excluded, debarred, or suspended from or otherwise determined to be ineligible to participate in any Program, (ii) been notified in writing that it is about to be excluded, debarred, or suspended from or otherwise determined to be ineligible to participate in any Program, (iii) been convicted of any crime relating to any Program, or (iv) operated a facility which is or was identified by Centers for Medicare and Medicaid Services as a “Special Focus Facility” during the time such facility was operated by such Borrower Party or Affiliated Manager.
(c)    Each Non-MOB Facility is duly licensed as set forth on Schedule XVIII attached hereto. The Licensed Bed Capacity of each Non-MOB Facility is as set forth on Schedule XIV attached hereto and the Available Beds at each Non-MOB Facility as of the date hereof is as set forth on Schedule XIV. Neither Mortgage Borrower nor to Borrowers’ knowledge, any Master Tenant and/or any Subtenant has applied to reduce the Licensed Bed Capacity at any Non-MOB Facility or to move or transfer the right to any and all of the licensed or certified beds of any Non-MOB Facility to any other location or to amend or otherwise change any Non-MOB Facility and/or reduce the Licensed Bed Capacity of any Non-MOB Facility and to Borrower’s knowledge, there are no proceedings or actions pending or contemplated to reduce the Licensed Bed Capacity of any Non-MOB Facility;
(d)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) Mortgage Borrower is, and to Borrower’s knowledge, each Master Tenant and each Subtenant is, in compliance in all material respects with all applicable provisions of Health Care Requirements relating to the ownership and operation of the Non-MOB Facilities and (ii) neither Mortgage Borrower (including any Operating Lessee) nor, to Borrower’s knowledge, any Master Tenant and/or any Subtenant, has received any written notice from any Health Care Authority alleging any material violation of any applicable Health Care Requirements relating to the ownership and operation of the Non-MOB Facilities;
(e)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Operating Lessee (i) is in compliance in all material respects with the requirements for participation in Programs with respect to each RIDEA Facility that currently participates in such Programs, and (ii) has current Program agreements, as applicable, which are in full force and effect;
(f)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Mortgage Borrower is not, and to Borrower’s knowledge, no Master Tenant and/or Subtenant is, subject to any action, proceeding, suit, audit, investigation or sanction by any Health Care Authority alleging a material violation of Health Care Requirements, nor to Borrower’s knowledge, has any such action, proceeding, suit, investigation or audit been threatened.
(g)    Borrower has delivered to Lender an Occupancy Report for each Non-MOB Property.
(h)    No Health Care License held by any Operating Lessee has been (A) transferred to any location other than the applicable Facility or (B) pledged as collateral security. Each Health Care License held by any Operating Lessee is (i) is held free from restriction or known conflict and (ii) not provisional, probationary or restricted in any way, except where such provisional license is issued in the ordinary course prior to the issuance of a full license.
(i)    No Operating Lessee has taken any action to rescind, withdraw, revoke, materially amend, modify or otherwise materially alter the nature or scope of any Health Care License or any material payor Program in which a RIDEA Facility participates.
(j)    To Borrower’s knowledge, except with respect to plans of correction which are not yet due pursuant to the applicable Facility Survey, no Operating Lessee has had any deficiencies cited during any Facility Survey that remain uncorrected or for which a plan of correction has not been timely filed, and is being implemented.
(k)    The execution and delivery of the Loan Documents, Borrower’s performance thereunder and the recordation of the Security Instruments will not (i) adversely affect in any material respect any Master Tenant’s, Subtenant’s or Operating Lessee’s right to receive payment under any Program, (ii) reduce any Program payments or (iii) adversely affect any Health Care License.
(l)    Each Operating Lessee’s Program accounts receivable are free from any liens, and no Operating Lessee’s accounts receivable have been pledged as collateral for any loan or indebtedness (other than the Loan). To Borrower’s knowledge, each Master Tenant’s and Subtenant’s Program accounts receivable are free from any liens, and neither Master Tenant’s or Subtenant’s account receivables have been pledged as collateral for any loan or indebtedness.
(m)    Except as would not reasonably be expected to have a Material Adverse Effect, all Program cost reports, financial reports or other required filings submitted by each Operating Lessee have been materially accurate and complete as filed. To Borrower’s knowledge, there are no current, pending or threatened Program audits, or claims for recoupment, other than non-material claims for recoupment made in the ordinary course of day to day operations.
(n)    All existing Management Agreements for each RIDEA Facility have received all required approvals from the applicable Health Care Authority.
(o)    Except as would not reasonably be expected to have a Material Adverse Effect, to the extent that any Mortgage Borrower is a Covered Entity or a Business Associate as defined in HIPAA, such Mortgage Borrower has materially complied with all Legal Requirements related to patient, medical or individual healthcare information, including the Health Insurance Portability and Accountability Act of 1996 and its implemented regulations promulgated thereunder, all as amended from time to time (collectively, “HIPAA”), including the standards for the privacy of

Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time.  Except as would not reasonably be expected to have a Material Adverse Effect, Mortgage Borrower has entered into, where required, and is in compliance in all material respects with the terms of all Business Associate agreements (as defined in HIPAA) to which it is a party or otherwise bound.  No Mortgage Borrower has received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Authority of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of health information.  To the knowledge of Borrower, no successful “Security Incident” or Breach of Unsecured Protected Health Information have occurred with respect to information maintained or transmitted to Mortgage Borrower.  All capitalized terms in this subsection not otherwise defined in this Agreement shall have the meaning set forth under HIPAA.
Section 3.39.    Contractual Obligations. Other than the Loan Documents, the organizational documents of Borrower, and the organizational documents of Mortgage Borrower, as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, or has incurred any Indebtedness, except for Contractual Obligations or liabilities (not material in the aggregate) that are incidental to its activities as a member of Mortgage Borrower and as borrower hereunder.
Section 3.40.    Mortgage Loan Representations and Warranties. All of the representations and warranties contained in the Mortgage Loan Documents are (i) true and correct in all respects and (ii) hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.
Section 3.41.    Affiliates. Borrower does not have any subsidiaries except Mortgage Borrower.
Section 3.42.    Additional Representations. Mortgage Borrower has satisfied all of the conditions for disbursement of the Mortgage Loan. The entire committed amount of the Mortgage Loan has been disbursed. All collateral, guaranties, interest rate protection agreements, and credit enhancement for the Mortgage Loan, have been duly encumbered, pledged, and delivered as contemplated in the Mortgage Loan Documents. All reserves and escrows under the Mortgage Loan have been fully funded in accordance with, and in the amounts contemplated by, the Mortgage Loan Documents. Mortgage Borrower has no other agreement with Mortgage Lender pursuant to which Mortgage Lender has committed to increase the amount of the Mortgage Loan, make any additional loans to Mortgage Borrower, or waive or amend any term or condition under the Mortgage

Loan Documents. No party to the Mortgage Loan Documents is in default with respect to any obligation under the Mortgage Loan. The Property and other collateral for the Mortgage Loan has not been mortgaged, pledged, or encumbered as security for any obligation other than the Mortgage Loan and, except as disclosed in the Mortgage Loan Documents, the Mortgage Loan is not cross-defaulted with any other obligation. Mortgage Borrower has no material disputes with Mortgage Lender and no party under any of the Mortgage Loan Documents has commenced or threatened litigation or other proceedings against any other party thereto.
Section 3.43.    Master Lease and Sublease Representations. Except as disclosed in estoppels and for changes in the relevant facts or circumstances related to such representations and warranties of Mortgage Borrower to the extent the same do not have a Material Adverse Effect, all representations and warranties of Mortgage Borrower set forth in each Master Lease are true, complete and correct in all respects as of the date hereof and to Borrower’s knowledge, (i) all representations and warranties of each Master Tenant set forth in each Master Lease are true, complete and correct in all respects as of the date hereof and (ii) all representations of each Subtenant set forth in each Sublease are true, complete and correct in all respects as of the date hereof.
Section 3.44.    Affiliates. No Borrower is an Affiliate of any Master Tenant and/or any Subtenant.
Section 3.45.    Affiliate Agreements. As of the date hereof, there are no Affiliate Agreements.
Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 4.

BORROWER COVENANTS
From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Pledge Agreement, the Note and the other Loan Documents or the earlier release of the lien of the Pledge Agreement (and all related obligations) in accordance with the terms of this Agreement, the Pledge Agreement, the Note and the other Loan Documents, each Borrower hereby covenants and agrees with Lender that:
Section 4.1.    Existence. Each Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its qualifications to do business and good standing in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations and (c) its franchises and trade names, if any.

Section 4.2.    Legal Requirements.
(a)    Borrower shall and shall cause Mortgage Borrower to promptly comply and shall cause each non-Triple Net Leased Property to comply in all material respects with all Legal Requirements affecting the Collateral and any Individual Property or the use thereof (which such covenant shall be deemed to (i) include Environmental Laws and (ii) require Borrower to keep (and cause Mortgage Borrower to keep) all Permits in full force and effect). Borrower shall or shall cause Mortgage Borrower to use commercially reasonable efforts to cause the Tenants with respect to each Triple Net Leased Property to comply in all material respects with all Legal Requirements affecting such Individual Property or the use thereof (which such covenants shall be deemed to (i) include Environmental Laws and (ii) require Mortgage Borrower to use commercially reasonable efforts to cause such Tenants to keep all Permits in full force and effect).
(b)    Borrower shall or shall cause Mortgage Borrower to from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that each non-Triple Net Leased Property complies in all material respects with all Legal Requirements or is exempt from compliance with Legal Requirements. Borrower shall and shall cause Mortgage Borrower to use commercially reasonable efforts from time to time, upon Lender’s request, to provide Lender with evidence reasonably satisfactory to Lender that Borrower is using and causing Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to comply in all material respects with all Legal Requirements or cause such Tenant to be exempt from compliance with Legal Requirements.
(c)    Borrower shall give prompt notice to Lender of the receipt by Borrower or Mortgage Borrower of any notice related to a material violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements.
(d)    After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Mortgage Borrower or any Individual Property or the Collateral or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Mortgage Borrower is subject (including without limitation the Mortgage Loan Documents) and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property, the Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply (or cause compliance) with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Mortgage Borrower, Borrower, the Collateral or the applicable Individual Property; and (vi) in the event that Mortgage Borrower has not complied with the correlative provision in the Mortgage Loan Agreement, Borrower shall, or shall cause Mortgage Borrower to, furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the applicable portion of the Collateral or the Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.3.    Maintenance and Use of Property. Borrower shall cause Mortgage Borrower to cause each non-Triple Net Leased Property to be maintained in a good and safe condition and repair, reasonable wear and tear excepted. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Triple Net Leased Property to be maintained in a good and safe condition and repair, reasonable wear and tear excepted. With respect to each non-Triple Net Leased Property, the Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property and normal removal of the Personal Property prior to the continuance of an Event of Default) without the consent of Lender or as otherwise permitted pursuant to Section 4.21 hereof. With respect to each Triple Net Leased Property, Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause the Improvements and the Personal Property to not be removed, demolished or materially altered (except for normal replacement of the Personal Property and normal removal of the Personal Property prior to the continuance of an Event of Default) without the consent of Lender or as otherwise permitted pursuant to Section 4.21 hereof. With respect to each non-Triple Net Leased Property, Borrower shall cause Mortgage Borrower to perform (or shall cause to be performed) the prompt repair, replacement and/or rebuilding of any part of any Individual Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.14 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the Land. With respect to each Triple Net Leased Property, Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to perform (or cause to be performed) the prompt repair, replacement and/or rebuilding of any part of any Individual Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.14 hereof and Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause such Tenant to complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the Land. Borrower shall cause Mortgage Borrower to operate each non-Triple Net Leased Property for the same primary uses as such Individual Property is currently operated and Borrower shall not permit Mortgage Borrower to, without the prior written consent of Lender, (i) change the primary use of any such Individual Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or restricting the uses which may be made of any such Individual Property or any part thereof. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to use such Triple Net Leased Property for the same primary uses as such Triple Net Leased Property is currently operated and Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause the Tenant with respect to such

Triple Net Leased Property to not, without the prior written consent of Lender, (i) change the primary use of any Triple Net Leased Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or restricting the uses which may be made of any Triple Net Leased Property or any part thereof. If under applicable zoning provisions the use of all or any portion of any non-Triple Net Leased Property is or shall become a nonconforming use, Borrower will not permit Mortgage Borrower to cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender. If under applicable zoning provisions the use of all or any portion of any Triple Net Leased Property is or shall become a nonconforming use, Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause the Tenant with respect to such Triple Net Leased Property to not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.
Section 4.4.    Waste. Borrower shall not commit or suffer (or permit Mortgage Borrower to commit or suffer) any waste of any non-Triple Net Leased Property or make any change (or permit Mortgage Borrower to make any change) in the use of any non-Triple Net Leased Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of any non-Triple Net Leased Property, or take any action (or permit Mortgage Borrower to take any action) that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of any non-Triple Net Leased Property or the security for the Loan. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to a Triple Net Leased Property to not commit or suffer any waste of any Triple Net Leased Property or make any change in the use of any Triple Net Leased Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of any Triple Net Leased Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of any Triple Net Leased Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit (or permit Mortgage Borrower to permit) any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Individual Property, regardless of the depth thereof or the method of mining or extraction thereof.
Section 4.5.    Taxes and Other Charges.
(a)    Subject to Section 4.5(b), Borrower shall cause Mortgage Borrower to pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against each Individual Property or any part thereof as the same become due and payable (except with respect to any Waived Tax Deposit Property (as defined in the Mortgage Loan Agreement) whenever there is not a Borrower Tax Period (as defined in the Mortgage Loan Agreement) with respect to such Waived Tax Deposit Property (as defined in the Mortgage Loan Agreement)); provided, however, prior to the occurrence and continuance of a Mortgage Event of Default, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower causes Mortgage Borrower to comply with the terms and provisions of Section 8.6 of the Mortgage Loan Agreement. Except with respect to the Waived Tax Deposit Properties whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property, Borrower shall or shall cause Mortgage Borrower to furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish (or cause to be furnished) such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgage Lender pursuant to Section 8.6 of the Mortgage Loan Agreement). Subject to Section 4.5(b), Borrower shall not permit Mortgage Borrower to suffer and shall promptly cause Mortgage Borrower to cause to be paid and discharged any lien or charge relating to or arising from Taxes or Other Charges which may be or become a lien or charge against any Individual Property (or any portion thereof) (except with respect to any Waived Tax Deposit Property whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property), and shall promptly pay for all utility services provided to each Individual Property (or any portion thereof) (except with respect to a Triple Net Leased Property). Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause the Tenant with respect to any Waived Tax Deposit Property (whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property) to pay and discharge any lien or charge relating to or arising from Taxes or Other Charges which may be or become a lien or charge against such Waived Tax Deposit Property (or portion thereof) (whenever there is not a Borrower Tax Period with respect to such Waived Tax Deposit Property) and shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to promptly pay all utility services provided to each Triple Net Leased Property.
(b)    After prior written notice to Lender, Borrower may cause Mortgage Borrower to, at its own expense, contest (or permit to be contested) by appropriate legal proceeding and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall cause Mortgage Borrower to promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) in the event that Mortgage Borrower has not complied with the correlative provision in the Mortgage Loan Agreement and neither Mezzanine Borrower has complied with the correlative provisions of the applicable Mezzanine Loan Documents, Borrower shall, or shall cause Mortgage Borrower, to furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established by the applicable government authority or, in the judgment of Lender, the applicable Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien.

Section 4.6.    Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower or Mortgage Borrower which are reasonably likely to result in a Portfolio Material Adverse Effect.
Section 4.7.    Access to Property. Subject to the rights of Tenants and subtenants and in accordance with applicable Legal Requirements and Health Care Requirements, Borrower shall permit (or cause Mortgage Borrower to permit) agents, representatives and employees of Lender to inspect each Individual Property or any part thereof at reasonable hours upon reasonable advance notice.
Section 4.8.    Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Mortgage Borrower’s and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge.
Section 4.9.    Cooperate in Legal Proceedings. Borrower shall and shall cause Mortgage Borrower to cooperate fully with Lender with respect to any proceedings before any court, board, other Governmental Authority or any Health Care Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Pledge Agreement or the other Loan Documents and, in connection therewith, permit Lender, at its election but subject to Legal Requirements, to participate in any such proceedings.
Section 4.10.    Performance by Borrower. Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Pledge Agreement, the Note and the other Loan Documents is a material inducement to Lender in making the Loan.
Section 4.11.    Awards. Subject to the Mortgage Loan Documents and the rights of Mortgage Lender thereunder and the provisions hereof, Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with the Properties (or any portion thereof), and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Properties or any part thereof) out of such Awards or insurance proceeds.
Section 4.12.    Books and Records.
(a)    Borrower shall furnish (or cause Mortgage Borrower to furnish) to Lender:
(i)    quarterly (and prior to a Securitization (if requested by Lender), monthly) certified rent rolls for each Individual Property within thirty (30) days after the end of each calendar quarter or month, as applicable, which certified rent rolls shall include the aggregate occupancy of each Individual Property;
(ii)    quarterly (and prior to a Securitization (if requested by Lender), monthly) operating statements of each Individual Property detailing the revenues received, the expenses incurred and the components of Net Operating Income before Debt Service, Gross Revenues and Gross Expenses and major capital improvements for the period of calculation and containing appropriate year-to-date information (but not any information for periods prior to the Closing Date), within thirty (30) days after the end of each calendar quarter or month, as applicable;
(iii)    within seventy five (75) days after the close of each calendar year (other than the 2014 calendar year), (A) with respect to Borrower, an unaudited annual balance sheet, statement of cash flow and profit and loss statement for Borrower and the Properties (each of which shall (I) not include any Person other than Borrower and Mortgage Borrower and (II) show all Borrowers and Mortgage Borrowers on a combined, aggregate basis) and (B) an annual operating statement (showing all Individual Properties in the aggregate), in each case, detailing the revenues received, the expenses incurred and the components of Net Operating Income before Debt Service, Gross Revenues, Gross Expenses and major capital improvements for such calendar year (or portion thereof, from and after the date hereof, in the case of the 2014 calendar year) and containing appropriate year-to-date information);
(iv)    within one hundred twenty (120) days after the close of each calendar year (other than the 2014 calendar year), with respect to Borrower, an annual balance sheet, statement of cash flow and profit and loss statement for Borrower, Mortgage Borrower and the Properties (each of which shall (I) not include any Person other than Borrower and Mortgage Borrower and (II) shall show all Borrowers and Mortgage Borrower on a combined, aggregate basis) which, with respect to the delivery of such financial information pursuant to this clause (iv), shall each be audited by a “Big Four” accounting firm, Grant Thornton LLP, BDO USA, LLP, Marcum LLP or another independent certified public accountant reasonably acceptable to Lender;
(v)    by no later than December 15, 2014 and December 1 of each calendar year thereafter, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for each Individual Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which budget shall, if a Trigger Period has occurred and is continuing, not take effect until approved by Lender which approval shall not be unreasonably withheld (such budget after such approval has been given in writing shall be referred to herein, as the “Approved Annual Budget”). If a Trigger Period has occurred and is continuing, until such time that Lender approves a proposed Annual Budget, (1) to the extent that an Approved Annual Budget does not exist for the immediately preceding calendar year, all operating expenses of the Property for the then current calendar year shall be deemed extraordinary expenses of the Property and shall be subject to Lender’s prior written approval (not to be unreasonably withheld or delayed) and (2) to the extent that an Approved Annual Budget exists for the immediately preceding calendar year, such Approved Annual Budget shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, Ground Rent and utilities expenses; and

(vi)    by no later than thirty (30) days after and as of the end of each calendar month during the period prior to Securitization (if required by Lender), and thereafter by no later than thirty (30) days after and as of the end of each calendar quarter, a calculation of the then current Debt Yield, together with such back-up information as Lender shall reasonably require with respect to such calculation of Debt Yield.
(b)    Upon request from Lender, Borrower shall furnish (or cause Mortgage Borrower to furnish) in a timely manner to Lender:
(i)    an accounting of all security deposits held in connection with any Lease of any part of any Individual Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and
(ii)    evidence reasonably acceptable to Lender of compliance with the terms and conditions of Articles 5 and 9 hereof.
(c)    Borrower shall, within ten (10) Business Days of request, furnish (or cause Mortgage Borrower to furnish) Lender (and shall cause Sponsor and/or Guarantor to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender. Borrower shall furnish (or cause Mortgage Borrower to furnish) to Lender and its agents convenient facilities for the examination and audit of any such books and records.
(d)    Borrower agrees that (i) Borrower shall keep adequate books and records of account and (ii) all Required Financial Items (defined below) to be delivered to Lender pursuant to Section 4.12 shall: (A) be complete and correct; (B) present fairly the financial condition of the applicable Person; (C) disclose all liabilities that are required to be reflected or reserved against; and (D) be prepared (1) in the form required by Lender and certified by a Responsible Officer of Borrower (2) in electronic format and (3) to the extent applicable, in accordance with the Approved Accounting Method. Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact.
(e)    Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.12 and the other financial reporting items required by this Agreement (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). Borrower shall pay to Lender the sum of $2,500.00 per occurrence for each failure by Borrower to deliver any of the Required Financial Items to Lender within one (1) Business Day after the due date specified herein (a “Reporting Failure”). It shall be an Event of Default hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

Section 4.13.    Estoppel Certificates.
(a)    After request by Lender, Borrower, within ten (10) Business Days of such request, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of each Note and the Mortgage Loan, (ii) the unpaid principal amount of each Note and the Mortgage Loan, (iii) the rate of interest of the Loan and the Mortgage Loan, (iv) the terms of payment and maturity date of the Loan and the Mortgage Loan, (v) the date installments of interest and/or principal were last paid under the Loan and the Mortgage Loan, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) the date to which the Rents thereunder have been paid pursuant to the Leases, (x) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xi) the amount of security deposits held by Mortgage Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations created and evidenced hereby and by the Pledge Agreement, the Collateral or any Individual Property.
(b)    Borrower shall cause Mortgage Borrower to use its commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding its Lease as Lender may reasonably require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, no free rent or other concessions are due lessee and that the lessee claims no defense or offset against the full and timely performance of its obligations under such Lease.
(c)    Borrower shall or shall cause Mortgage Borrower to use commercially reasonable efforts to deliver to Lender, within ten (10) Business Days of request, estoppel certificates from each party under any Property Document in form and substance reasonably acceptable to Lender.
Section 4.14.    Leases and Rents.
(a)    All Leases and all renewals of Leases executed after the date hereof shall (i) be on commercially reasonable terms with unaffiliated, third parties (unless otherwise consented to by Lender), (ii) provide that such Lease is subordinate to the Security Instruments and that the lessee will attorn to Lender and any purchaser at a foreclosure sale and (iii) not contain any terms which would have a Material Adverse Effect. Notwithstanding anything to the contrary contained herein, Borrower shall not permit Mortgage Borrower to, without the prior written approval of Lender (which approval shall not be unreasonably withheld or delayed), enter into, renew, extend, amend any economic or material non-economic provisions thereof, modify, permit any assignment of or subletting under, waive any economic or material non-economic provisions of, release any party to, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, in each case, any Major Lease.
(b)    Without limitation of subsection (a) above, Borrower shall cause Mortgage Borrower to (i) observe and perform in all material respects the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) not, without Lender’s prior written consent, alter, modify or change any Lease to the extent the same would, individually or in the aggregate, (A) cause any such Lease to violate 4.14(a)(i) through (iii) above or (B) have a Material Adverse Effect; and (vi) hold all security deposits under all Leases in accordance with Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases.
(c)    Notwithstanding anything contained herein to the contrary, Borrower shall not and shall not permit Mortgage Borrower to willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan.
(d)    Borrower shall or shall cause Mortgage Borrower to notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Lease (a “Termination Fee”), and within such two (2) Business Day period Borrower shall cause Mortgage Borrower to deposit such Termination Fee into the Termination Fee Account (as defined in the Mortgage Loan Agreement).
Section 4.15.    Management Agreement.
(a)    Borrower shall cause Mortgage Borrower to (i) in a commercially reasonable manner diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of each Management Agreement on the part of Mortgage Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgage Borrower under each Management Agreement, (ii) promptly notify Lender of any material default under any Management Agreement; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Mortgage Borrower under any Management Agreement; (iv) promptly give notice to Lender of any notice or information that Mortgage Borrower receives which indicates that any Manager is terminating its related Management Agreement or that Manager is otherwise discontinuing its management of any Individual Property; and (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants required to be performed and observed by Manager under each Management Agreement.
(b)    Borrower shall not and shall not permit Mortgage Borrower to, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (i) surrender, terminate or cancel any Management Agreement, consent to any assignment of any Manager’s interest under the related Management Agreement or otherwise replace Manager or renew or extend any Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to the Property; provided, however, (1) that Mortgage Borrower may replace Manager and/or consent to the assignment of Manager’s interest under a Management Agreement, in each case, in accordance with the applicable terms and conditions hereof and of the other Loan Documents or (2) if no Event of Default has occurred and is continuing and the Individual Property for which such Management Agreement has been terminated, cancelled and surrendered is a Permitted Self-Management Property, upon such termination, cancellation or surrender of such Management Agreement, Borrower shall be permitted to cause Mortgage Borrower to self-manage such Individual Property so long as Mortgage Borrower complies with the Self-Management Conditions; (ii) reduce or consent to the reduction of the term of a Management Agreement; (iii) increase or consent to the increase of the amount of any charges under a Management Agreement; or (iv) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, a Management Agreement in any material respect.
(c)    If Mortgage Borrower shall default in the performance or observance of any material term, covenant or condition of any Management Agreement on the part of Mortgage Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of such Management Agreement on the part of Mortgage Borrower to be performed or observed to be promptly performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Lender and any Person designated by Lender shall have, and are hereby granted, the right (subject to the rights of Tenants and to the extent permitted by Legal Requirements and Health Care Requirements) to enter upon the related Individual Property at any time and from time to time for the purpose of taking any such action. If Manager shall deliver to Lender a copy of any notice sent to Mortgage Borrower of default under any Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Manager has agreed to sub-contract to the un-Affiliated third-parties set forth on Schedule XX attached hereto its management responsibilities pursuant to the applicable Sub-Management Agreements set opposite such third-party. Borrower shall or shall cause Mortgage Borrower to notify Lender if Manager further sub-contracts to a third party or an Affiliate any or all of its management responsibilities under the Management Agreement and Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause Manager to cause any sub-contracts of its management responsibilities to be entered into in accordance with the terms and conditions of the Assignment of Management Agreement.
(d)    Borrower shall or shall cause Mortgage Borrower to, from time to time, use commercially reasonable efforts to obtain from Manager under each Management Agreement such certificates of estoppel with respect to compliance by Mortgage Borrower with the terms of each Management Agreement as may be requested by Lender.

(e)    Borrower shall have the right to cause Mortgage Borrower to replace Manager or consent to the assignment of Manager’s rights under any Management Agreement, in each case, to the extent that (i) no Event of Default has occurred and is continuing, (ii) Lender receives at least thirty (30) days prior written notice of the same, (iii) such replacement or assignment (as applicable) will not result in a Property Document Event, and (iv) the applicable New Manager is a Qualified Manager engaged pursuant to a Qualified Management Agreement and such Qualified Manager has obtained all required approvals from the applicable Health Care Authorities. Manager shall not (and Borrower shall not permit Mortgage Borrower to permit Manager to) resign as Manager or otherwise cease managing any Individual Property (i) until a New Manager is engaged to manage such Individual Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents or (ii) if no Event of Default has occurred and is continuing and the Individual Property for which Manager has resigned is a Permitted Self-Management Property, Borrower shall be permitted to cause Mortgage Borrower to self-manage such Individual Property so long as Borrower complies with the Self-Management Conditions.
(f)    Without limitation of the foregoing, if any Management Agreement is terminated or expires (including, without limitation, pursuant to the Assignment of Management Agreement), comes up for renewal or extension (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) but is not renewed or extended, ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), then Borrower shall either (A) cause Mortgage Borrower to engage, in accordance with the terms and conditions set forth herein, a New Manager to manage the related Individual Property, which such New Manager shall (i) to the extent a Trigger Period pursuant to clause (A)(ii) of the definition of Trigger Period is continuing or an Event of Default has occurred and is continuing and if opted by Lender, be selected by Lender and (ii) be a Qualified Manager and shall be engaged pursuant to a Qualified Management Agreement or (B) if no Event of Default has occurred and is continuing and the Individual Property related to such Management Agreement which was terminated or expired is a Permitted Self-Management Property, Borrower to cause Mortgage Borrower to self-manage such Individual Property so long as Mortgage Borrower complies with the Self Management Conditions.
(g)    As conditions precedent to any engagement of a New Manager hereunder, (i) New Manager, Borrower and Mortgage Borrower shall execute a Subordination of Management Agreement (with such changes thereto as may be required by the Rating Agencies), (ii) to the extent that such New Manager is an Affiliated Manager, Borrower shall deliver to Lender a New Non-Consolidation Opinion with respect to such New Manager and new management agreement and (iii) if requested by Lender, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that the engagement of such New Manager will not result in a Property Document Event.
(h)    Borrower shall or shall cause Mortgage Borrower to notify Lender in writing, within five (5) Business Days following receipt thereof, of Mortgage Borrower’s receipt of any early termination fee or similar payment or other termination fee or similar payment paid by any Manager, and Borrower further covenants and agrees that Borrower shall cause Mortgage Borrower to cause any such termination fee or payment to be promptly deposited into the Cash Management Account.

(i)    In the event that an Event of Default has occurred and is continuing, Lender shall have the right to require Borrower to require Mortgage Borrower to appoint a Qualified Manager, which is not an Affiliate of Borrower, to manage all Permitted Self-Management Properties self-managed by Mortgage Borrower pursuant to a Qualified Management Agreement in accordance with the terms and conditions of this Agreement. In addition, in the event that (i) an Individual Property or Properties shall cease to be a Permitted Self-Management Property and/or (ii) the Self-Management Conditions shall no longer be satisfied, Lender shall have the right to require Borrower to cause Mortgage Borrower to appoint a Qualified Manager to manage all Permitted Self-Management Properties self-managed by Mortgage Borrower pursuant to a Qualified Management Agreement in accordance with the terms and conditions of this Agreement.
(j)    Lender’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required with respect to any Sale or Pledge of any Affiliated Manager, which consent may be conditioned upon receipt of a New Non-Consolidation Opinion.
(k)    Any sums expended by Lender pursuant to this Section shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
Section 4.16.    Payment for Labor and Materials.
(a)    Subject to Section 4.16(b) below, Borrower will promptly pay or cause Mortgage Borrower to pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with any non-Triple Net Leased Property (any such bills and costs with respect to any Individual Property, a “Work Charge”) and never permit to exist in respect of such non-Triple Net Leased Property or any part thereof any lien or security interest for amounts past due and payable, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of any non-Triple Net Leased Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instruments, except for the Permitted Encumbrances. Subject to Section 4.16(b) below, Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to promptly pay (or cause to be paid) when due all Work Charges and shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to never permit to exist in respect of such Triple Net Leased Property or any part thereof any lien or security interest for amounts past due and payable, even though inferior to the liens and the security interests hereof, and in any event shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant with respect to each Triple Net Leased Property to never permit to be created or exist in respect of any Triple Net Leased Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instruments, except for the Permitted Encumbrances.
(b)    After prior written notice to Lender, Borrower, at its own expense, may or may cause Mortgage Borrower to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work

Charge to Mortgage Borrower or to any Individual Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Mortgage Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall or shall cause Mortgage Borrower to promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the applicable Individual Property or Borrower or Mortgage Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) in the event Mortgage Borrower has not complied with the correlative provision in the Mortgage Loan Agreement, Borrower shall or shall cause Mortgage Borrower to furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the applicable Individual Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.
Section 4.17.    Performance of Other Agreements. Borrower shall and shall cause Mortgage Borrower to observe and perform in all material respects each and every term to be observed or performed by Borrower or Mortgage Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to any Individual Property (or any portion thereof) or the Collateral (or any portion thereof) or given by Borrower to Lender or Mortgage Borrower to Mortgage Lender for the purpose of further securing the Debt (as defined in this Agreement and the Mortgage Loan Agreement) and any amendments, modifications or changes thereto unless the failure to so observe and perform would not have a Material Adverse Effect.
Section 4.18.    Debt Cancellation. Borrower shall not (and shall not permit Mortgage Borrower to) cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with this Agreement and the Mortgage Loan Agreement) owed to Borrower or Mortgage Borrower by any Person, except for adequate consideration (or other good faith business reasons) and in the ordinary course of Borrower’s or Mortgage Borrower’s business.
Section 4.19.    ERISA.
(a)    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
(b)    Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Pledge Agreement, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
(A)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);
(B)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2); or
(C)    Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940, as amended.
(c)    Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any member of Borrower’s “controlled group of corporations” to maintain, sponsor, contribute to or become obligated to contribute to a “defined benefit plan” or a “multiemployer pension plan”. The terms in quotes above are defined in Section 3.7 of this Agreement.
Section 4.20.    No Joint Assessment. Except as set forth on Schedule XXI hereto, Borrower shall not (and shall not permit Mortgage Borrower to) suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from the applicable Individual Property, or (b) any portion of the applicable Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the applicable Individual Property.
Section 4.21.    Alterations. Notwithstanding anything contained herein (including, without limitation, Article 8 hereof) to the contrary, Lender’s prior approval shall be required in connection with (I) any alterations to any Improvements with respect to any Individual Property that is not a Triple Net Leased Property (the “Landlord Alterations”) and (II) any alterations to any Improvements with respect to any Individual Property that is a Triple Net Leased Property to the extent that Borrower has the right to consent to, or approve, such alterations, in each instance (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the applicable Alteration Threshold or (c) that are structural in nature, which approval may be granted or withheld in Lender’s reasonable discretion. If the total unpaid amounts incurred and to be incurred with respect to any such Landlord Alterations to the Improvements shall at any time exceed the applicable Alteration Threshold, in the event that Mortgage Borrower has not complied with the correlative provision in the Mortgage Loan Agreement and neither Mezzanine Borrower has complied with the correlative provisions of the applicable Mezzanine Loan Documents, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other security reasonably acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), (iv) a completion guaranty from Guarantor (provided that Lender shall have received a New Non-Consolidation Opinion and a Rating Agency Confirmation with respect to the same) or (v) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the applicable Alteration Threshold.
Section 4.22.    Property Document Covenants. Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall (i) (A) with respect to any non-Triple Net Leased Property, promptly perform and/or observe, (or cause to be performed and/or observed) in all material respects, all of the covenants and agreements required to be performed and observed by it and Mortgage Borrower under the Property Documents (except to the extent the failure to so perform and observe would not have a Material Adverse Effect) and do all things necessary to preserve and to keep unimpaired its and Mortgage Borrower’s material rights thereunder and (B) with respect to any Triple Net Leased Property, cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant thereunder to promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by such Tenant under the Property Documents (except to the extent the failure to so perform and observe would not have a Material Adverse Effect) and do all things necessary to preserve and to keep unimpaired its and Mortgage Borrower’s material rights thereunder; (ii) promptly notify Lender of any material default under the Property Documents of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it or Mortgage Borrower under the Property Documents; (iv) (A) with respect to any non-Triple Net Leased Property cause Mortgage Borrower to enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner and (B) with respect to any Triple Net Leased Property, use commercially reasonable efforts to cause each Tenant thereunder to enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner; (v) (A) with respect to any non-Triple Net Leased Property, cause Mortgage Borrower to use commercially reasonable efforts to cause the applicable non-Triple Net Leased Property to be operated, in all material respects, in accordance with the Property Documents and (B) with respect to any Triple Net Leased Property, cause Mortgage Borrower to use commercially reasonable efforts to cause each Tenant thereunder to use commercially reasonable efforts to cause the applicable Triple Net Leased Property to be operated, in all material respects, in accordance with the Property Documents; and (vi) not, without the prior written consent of Lender (not to be unreasonably withheld or as permitted pursuant to Section 4.23 hereof with respect to each Ground Lease), (A) enter into (or permit Mortgage Borrower to enter into) any new Property Document or replace or execute modifications (or permit Mortgage Borrower to replace or so execute modifications) to any existing Property Documents or renew or extend (or permit Mortgage Borrower to renew or extend) the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the Property Documents (or permit Mortgage Borrower to do same), (C) reduce or consent to the reduction of the term of the Property Documents (or permit Mortgage Borrower to do same), (D) increase or consent to the increase of the amount of any charges under the Property Documents (or permit Mortgage Borrower to do same), (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Documents in any material respect (or permit Mortgage Borrower to do same) or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Documents (or permit Mortgage Borrower to do same).
Section 4.23.    Ground Lease Covenants. Without limitation of the other provisions herein (including, without limitation, Section 4.22 hereof), each Borrower makes the following covenants with respect to each Ground Lease:
(a)    Borrower shall cause Mortgage Borrower to (i) pay (or cause to be paid) all rents, additional rents and other sums required to be paid by Mortgage Borrower, as tenant under and pursuant to the provisions of each Ground Lease, (ii) diligently perform and observe (or cause to be performed and observed) all of the terms, covenants and conditions of each Ground Lease on the part of Mortgage Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by the landlord under any Ground Lease to Mortgage Borrower of any default by Mortgage Borrower and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt, and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of the landlord under any Ground Lease or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Mortgage Borrower’s receipt.
(b)    Borrower shall not permit Mortgage Borrower to, without the prior consent of Lender (which consent shall not be unreasonably withheld in the case of clause (ii) of this subsection (b)), (i) surrender the leasehold estate created by any Ground Lease or terminate or cancel any Ground Lease or (ii) modify, change, supplement, alter or amend any Ground Lease, either orally or in writing (provided that Lender’s consent shall not be required for any modification of any Ground Lease that extends its term but does not change any of its other terms and conditions (other than to a de minimis extent)), and if Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of any Ground Lease on the part of Mortgage Borrower and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Ground Lease on the part of Mortgage Borrower to be performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under such Ground Lease shall be kept unimpaired and free from default. If the landlord under any Ground Lease shall deliver to Lender a copy of any notice of default under such Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.
(c)    Borrower shall cause Mortgage Borrower to exercise each individual option, if any, to extend or renew the term of each Ground Lease within sixty (60) days prior to the expiration of such Ground Lease (the “Renewal Deadline”) (unless such option is not permitted to be exercised until after a date that is sixty (60) days prior to the expiration of such Ground Lease, in which instance Mortgage Borrower shall exercise each individual option on the earliest permitted date), and, subject to the terms of the Mortgage Loan Documents, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower to cause Mortgage Borrower to take such action, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Borrower’s failure to cause Mortgage Borrower to exercise the aforesaid renewal option within the aforesaid period shall, at Lender’s option, constitute an immediate Event of Default hereunder.
(d)    Notwithstanding anything contained in any Ground Lease to the contrary, Borrower shall not permit Mortgage Borrower to, without prior written consent of Lender, sublet any portion of the leasehold estate created by the Ground Lease except in accordance with the express terms and conditions of this Agreement.
(e)    In the event that, pursuant to Section 4.17(b) of that certain Ground Lease, dated November 29, 2007, between Mortgage Borrower and Catholic Health Initiatives Colorado, a nonprofit Colorado corporation d/b/a St. Anthony North Hospital (the “St. Anthony Ground Lease”), the applicable Fee Owner elects to terminate the St. Anthony Ground Lease because Mortgage Borrower does not agree to bear any remedial expenses (with respect to contamination of the Leased Land, as defined in the St. Anthony Ground Lease, existing as of the Lease Commencement Date, as defined in the St. Anthony Ground Lease) in excess of $100,000.00, then (i) such termination shall be a Property Document Event, and an Event of Default pursuant to Section 10.1(t) hereof, provided, however, that Borrower may avoid the occurrence of such Event of Default by prepaying the Loan within fifteen (15) Business Days of such termination of the St. Anthony Ground Lease in accordance with the terms and conditions of Section 2.7 hereof, in an amount equal to the Release Price for the applicable portion of the equity Collateral associated with the Individual Property subject to the St. Anthony Ground Lease together with any other amounts which would be due or payable in connection with the Release of the applicable portion of the equity Collateral associated with such Individual Property pursuant to Section 2.10 hereof, and (ii) such termination shall be deemed to be a “voluntary termination” of the St. Anthony Ground Lease for the purpose of Section 13.1(a)(xi) hereof, unless Borrower shall prepay the Loan in accordance with the foregoing clause (i).
Section 4.24.    Operating Lease Covenants.
(a)    Each Borrower represents, covenants and warrants that it is the express intent of Mortgage Borrower and Operating Lessee that the Operating Lease constitute a lease under applicable real property laws and laws governing bankruptcy, insolvency and creditors’ rights generally, and that the sole interest of the Operating Lessee in each applicable Individual Property is as tenant under the Operating Lease. In the event that it shall be determined that the Operating Lease is not a lease under applicable real property laws and laws governing bankruptcy, insolvency and creditors’ rights generally, and that the interest of the Operating Lessee in any applicable Individual Property is other than that of tenant under the Operating Lease, Borrower hereby covenants and agrees that it shall cause Mortgage Borrower to cause the Operating Lessee’s interest in such Individual Property, however characterized, to continue to be subject and subordinate to the lien of the Security Instruments on all the same terms and conditions as contained in the Operating Lease and the applicable Security Instrument.
(b)    Without Lender’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), Borrower shall not permit Mortgage Borrower to (a) surrender, terminate or cancel the Operating Lease, (b) reduce or consent to the reduction of the term of the Operating Lease, (c) increase or consent to the increase or decrease or consent to the decrease of the amount of any charges under the Operating Lease, (d) modify, change, supplement, alter or amend the Operating Lease or waive or release any of Mortgage Borrower’s rights and remedies under the Operating Lease; or (e) waive, excuse, condone or in any way release or discharge the Operating Lessee of or from Operating Lessee’s obligations, covenants and/or conditions under the Operating Lease, in each instance to the extent the same shall be reasonably likely to result in a Portfolio Material Adverse Effect.
(c)    Subject to the terms of the Mortgage Loan Documents, Borrower hereby assigns to Lender, as further security for the payment and performance of the Debt and observance of the terms, covenants and conditions of this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of each applicable Mortgage Borrower, as landlord and each applicable Operating Lessee, as tenant, as applicable, under each Operating Lease to cause Mortgage Borrower to surrender the leasehold estates created by such Operating Lease or to terminate, cancel, modify, change, supplement, alter or amend such Operating Lease to the extent the same shall be reasonably likely to result in a Portfolio Material Adverse Effect, subject only to rights granted to Borrower and Operating Lessee pursuant to this Section 4.24 hereof, and any such surrender of the leasehold estate created by such Operating Lease or termination, cancellation, modification, change, supplement, alteration or amendment of such Operating Lease not permitted pursuant to the foregoing terms of this Section 4.24 shall be void and of no force or effect.
(d)    If at any time Operating Lessee shall default in the performance or observance of any term, covenant or condition of any Operating Lease to be performed or observed by Operating Lessee as tenant thereunder and such default has resulted in (or is reasonably likely to result in) a Portfolio Material Adverse Effect, if such default is not remedied within the lesser of (i) ten (10) Business Days of receipt of notice by Borrower from Lender and (ii) such period of time as, should Operating Lessee fail to remedy such default after receipt of notice thereof, shall give Lender a reasonable period of time to cure such default, then, without limiting the generality of the other provisions of this Section 4.24, and without waiving or releasing Operating Lessee from any of its obligations under this Agreement and the other Loan Documents, Lender shall have the right, subject to the terms of the Mortgage Loan Documents, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of each Operating Lease on the part of Operating Lessee, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Operating Lessee, to the end that the rights of Operating Lessee in, to and under such Operating Lease shall be kept unimpaired and free from default. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Operating Lessee thereof. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases, Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Properties at any time and from time to time for the purpose of taking any such action. If Borrower shall deliver to Lender a copy of any notice of default sent by Mortgage Borrower to Operating Lessee, as tenant under any Operating Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
(e)    If at any time Mortgage Borrower shall default in the performance or observance of any term, covenant or condition of any Operating Lease to be performed or observed by Mortgage Borrower, as landlord thereunder and such default has resulted in (or is reasonably likely to result in) a Portfolio Material Adverse Effect if such default is not remedied within the lesser of (i) ten (10) Business Days of receipt of notice by Borrower from Lender and (ii) such period of time as, should Borrower fail to remedy such default after receipt of notice thereof, shall give Lender a reasonable period of time to cure such default, then, without limiting the generality of the other provisions of this Section 4.24, and without waiving or releasing Borrower from any of its obligations under this Agreement and the other Loan Documents, Lender shall have the right, subject to the terms of the Mortgage Loan Documents, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Operating Lease on the part of Mortgage Borrower, as landlord thereunder, to be performed or observed or to be promptly performed or observed on behalf of Mortgage Borrower, to the end that the rights of Mortgage Borrower in, to and under such Operating Lease shall be kept unimpaired and free from default. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower thereof. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases, Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Operating Lessee shall deliver to Lender a copy of any notice of default sent by Operating Lessee to Mortgage Borrower, as landlord under any Operating Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Pledge Agreement and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
(f)    In the event of the bankruptcy, reorganization or insolvency of Mortgage Borrower (including Operating Lessee), any attempt by Mortgage Borrower (including Operating Lessee) to surrender its leasehold estate, or any portion thereof, under any Operating Lease, or any attempt under such circumstances by Mortgage Borrower (including Operating Lessee) to terminate, cancel or acquiesce in the rejection of any Operating Lease without the consent of Lender shall be null and void. Borrower and Mortgage Borrower (including Operating Lessee) each hereby expressly releases, assigns, relinquishes and surrenders unto Lender all of its right, power and authority to terminate, cancel, acquiesce in the rejection of, modify, change, supplement, alter or amend each Operating Lease in any respect, either orally or in writing, in the event of the bankruptcy, reorganization or insolvency of Borrower (including Operating Lessee), and any attempt on the part of Borrower or Mortgage Borrower (including Operating Lessee) to exercise any such right without the consent of Lender shall be null and void.
(g)    Intentionally Omitted.
(h)    Subject to the terms of the Mortgage Loan Documents, Lender shall have the right, but shall be under no obligation, to exercise on behalf of Borrower (and to exercise on behalf of Mortgage Borrower) or Operating Lessee any renewal or extension options under each Operating Lease if Mortgage Borrower and Operating Lessee shall fail to exercise any such options to the extent the same is reasonably likely to result in a Portfolio Material Adverse Effect.
(i)    In connection with any Secondary Market Transaction and otherwise no more often than one time per calendar year, Borrower shall within fifteen (15) days after request by Lender, execute, acknowledge and deliver a statement certifying as to the existence of any defaults under each Operating Lease and as to the rent payable thereunder.
Section 4.25.    Health Care Covenants.
(a)    Borrower shall cause Operating Lessee to cause the operations conducted or to be conducted at each RIDEA Facility to be conducted in a manner consistent in all material respects with Health Care Requirements and, in connection therewith, Borrower covenants that:
(i)    Operating Lessee shall cause a standard of care to be maintained for the residents of each RIDEA Facility at all times at a level necessary to insure a level of quality care for the residents of such RIDEA Facility in compliance in all material respects with Health Care Requirements;
(ii)    Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Master Tenant and each Subtenant to cause a standard of care to be maintained in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products or gases, and medical waste, of any kind and in any form, that is in compliance in all material respects with all applicable Legal Requirements and Health Care Requirements;
(iii)    Operating Lessee shall cause each RIDEA Facility to be operated in a prudent manner in material compliance with applicable Health Care Requirements relating thereto and all material Health Care Licenses and Program participation agreements;
(iv)    Operating Lessee shall cause all deposits relating to Health Care Requirements, including deposits relating to residents or residency agreements to be maintained in material compliance with all Health Care Requirements. Operating Lessee shall, upon reasonable written request, provide Lender with evidence reasonably satisfactory to Lender of Operating Lessee compliance with the foregoing; and

(v)    Operating Lessee shall cause all residency and other agreements with residents of the RIDEA Facilities to materially comply with all applicable Health Care Requirements.
(b)    Operating Lessee shall not and Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to not cause or permit any Master Tenant and/or any Subtenant to, (A) assign or transfer any of its interest in any Health Care Licenses or Program (including rights to payment thereunder) pertaining to Mortgage Borrower, such Master Tenant and/or such Subtenant or any applicable Facility, including each RIDEA Facility, as applicable, or (B) assign or transfer, remove or permit any other Person to physically transfer or remove any current records pertaining to any applicable Facility, including each RIDEA Facility, as applicable, therefrom, including a material number of resident records, medical and clinical records (except for removal of such patient resident records as directed by the patients or residents owning such records), without Lender’s prior written consent, which consent shall not be unreasonably withheld.
(c)    Operating Lessee shall not and Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Master Tenant and/or each Subtenant to not, with respect to each Health Care License (i) transfer such Health Care License to any location other than the applicable Facility, including each RIDEA Facility, as applicable or (ii) pledge such Health Care License as collateral security and Operating Lessee shall hold (and Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause Master Tenant and/or Subtenant to hold) such Health Care License free from restriction or known conflict that would reasonably be expected to have an Material Adverse Effect.
(d)    Operating Lessee shall not materially change the terms of any Program participation agreement or its normal billing, payment or reimbursement policies or related procedures, including the amount and timing of finance charges, fees and write-offs.
(e)    Operating Lessee shall (i) use commercially reasonable efforts to ensure that all required Program cost reports and all required filings for the RIDEA Facilities are accurate and complete and not misleading in any material respect, and (ii) file all required Program cost reports and required filings on or prior to the date such reports are due including any extensions. Operating Lessee will make available to Lender a complete and accurate copy of all Program cost reports and required filings for Operating Lessee and thereafter promptly make available to Lender any amendments filed with respect to such reports and all notices, responses, audit reports or inquiries with respect to such reports.
(f)    Operating Lessee shall furnish Lender, within thirty (30) days of receipt but at least five (5) days prior to the earliest date on which Operating Lessee is required to take any action with respect thereto or would suffer any adverse consequence, a copy of any Health Care Authority or Program survey report or any statement of deficiencies relating to a RIDEA Facility, including for any Skilled Nursing Facility any reports making a finding of “Immediate Jeopardy”, a deficiency score of “substandard quality of care” (as that term is defined in Part 488 or 42 C.F.R.), or a “G” level deficiency cited in two consecutive Facility Surveys in a case where a “G” level deficiency was found in a Facility Survey earlier in the same cycle, and for each RIDEA Facility, within the time period required by the particular Health Care Authority or Program for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such Facility survey or report for Operating Lessee and all subsequent correspondence related thereto, and use commercially reasonable efforts to correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or of full participation in any Program by the date required for cure by such Health Care Authority (plus extensions granted by such Health Care Authority).
(g)    Operating Lessee shall furnish Lender, within ten (10) Business Days after receipt thereof by Operating Lessee, any other notices or charges issued relating to the material non‑compliance by Operating Lessee with Health Care Requirements, provided however that Lender shall be promptly notified in writing of any inquiry or investigation relating to a RIDEA Facility by any State Medicaid Fraud Control Unit, any State Office of Medicaid Inspector General, any State Attorney General, the United States Department of Health and Human Services, Office of the Inspector General, or by the United States Department of Justice of the Operating Lessee or any RIDEA Facility.
(h)    Borrower or Mortgage Borrower shall provide prompt written notice upon learning of any inquiry or investigation relating to a Non-RIDEA Facility by the State Medicaid Fraud Control Unit, the State Office of Medicaid Inspector General, the State Attorney General, the United States Department of Health and Human Services, Office of the Inspector General, or by the United States Department of Justice of a Master Tenant, Subtenant or any Non-RIDEA Facility.
(i)    Operating Lessee shall cause all admission agreements and services agreements with residences of the RIDEA Facilities to materially comply with all Health Care Requirements. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause all admission agreements and services agreement with residents of the Non-MOB Facilities (other than the RIDEA Facilities) to materially comply with all Health Care Requirements.
(j)    Operating Lessee shall furnish Lender, within ten (10) Business Days of the receipt by Operating Lessee, any and all written notices from any Health Care Authority or Program that (i) Operating Lessee’s Program certification, as applicable, is being or could reasonably be expected to be revoked or suspended or (ii) action is being taken by such Health Care Authority or Program to discontinue, suspend, deny, materially decrease or recoup any material payments due, made or coming due to Operating Lessee, or related to the operation of any RIDEA Facility, any of which would reasonably be expected to have a Material Adverse Effect.
(k)    Operating Lessee shall cause each RIDEA Facility to be operated in a manner that will not result in a reduction, suspension, denial or elimination of reimbursement for services from, or recoupment for, any Program, any of which could reasonably be expected to have a Material Adverse Effect. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause each Master Tenant and each Subtenant to cause the Non-MOB Facilities (other than the RIDEA Facilities) to be operated in a manner that will not result in a reduction, suspension, denial or elimination of reimbursement for services from, or recoupment for, any Program.
(l)    Borrower shall, and shall cause Mortgage Borrower to use commercially reasonable efforts to cause each of its Tenants (including, without limitation, any Master Tenant and any

Subtenant) to deliver all reporting required to be delivered by such Tenant under such Tenant’s Lease and Borrower shall, within five (5) Business Days of its receipt thereof, deliver to Lender all reporting delivered by Tenant to Borrower.
Section 4.26.    Master Tenant and Subtenant Indebtedness. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts (including, without limitation, the filing of legal action to enforce Mortgage Borrower’s rights and remedies under the applicable Master Lease and Sublease, as applicable) to cause each Master Tenant and each Subtenant to conform to the limitations on Indebtedness set forth in each related Master Lease and each related Sublease, as applicable, and shall enforce its rights under such Master Lease and such Sublease subject to and in compliance with the terms hereof in the event of a breach of such provisions by such Master Tenant and/or by such Subtenant. Borrower shall not permit Mortgage Borrower to waive compliance by any Master Tenant and/or any Subtenant with such provisions, shall not consent to any modification of such provisions and shall not amend such provisions in each case without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed.
Section 4.27.    Affiliates. Without Lender’s consent, Borrower shall not permit Mortgage Borrower to at any time during the term of the Loan be or become an Affiliate of any Master Tenant and/or any Subtenant.
Section 4.28.    Material Agreements and Affiliate Agreements. Borrower shall not and shall cause Mortgage Borrower to not, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (a) enter into, surrender or terminate any Material Agreement or Affiliate Agreement to which it is a party, (b) increase or consent to the increase of the amount of any charges under any Material Agreement or Affiliate Agreement to which it is a party, (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement or Affiliate Agreement to which it is a party in any material respect, or (d) pay any fee or consideration under an Affiliate Agreement other than in accordance with the terms and conditions thereof. Neither Borrower nor Mortgage Borrower shall request or require any Manager or Sub-Manager to enter into any Affiliate Agreement. If and to the extent that Borrower or Mortgage Borrower have a contractual right to consent or approve an Affiliate Agreement or amendment thereto, then without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) Borrower shall not, and shall cause Mortgage Borrower to not, consent to or approve such Affiliate Agreement or amendment thereto.
Section 4.29.    Limitation on Securities Issuances. None of Borrower nor any of its subsidiaries shall issue any limited liability company or partnership interests or other securities other than those that have been issued as of the date hereof.
Section 4.30.    Mortgage Borrower Covenants. Unless otherwise consented to in writing by Lender, Borrower shall cause Mortgage Borrower to comply with and not to breach any covenants and agreements contained in the Mortgage Loan Documents.
Section 4.31.    Curing. Subject to and to the extent permitted by the Mortgage Loan Documents, Lender shall have the right, but shall not have the obligation, to exercise Borrower’s rights, if any, under the Mortgage Borrower’s organizational documents to cause Mortgage Borrower to cure a Mortgage Event of Default, unless Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure to Lender’s reasonable satisfaction. Borrower shall reimburse Lender on demand for any and all reasonable, out-of-pocket costs incurred by Lender in connection with the foregoing.
Section 4.32.    Special Distributions. On each date on which amounts required to be disbursed to Lender pursuant to the terms of the Mortgage Loan Documents are required to be paid to Lender pursuant to the terms of any of the Loan Documents, Borrower shall exercise its rights under the Mortgage Borrower Company Agreement to cause Mortgage Borrower to make to Borrower a distribution of any unrestricted funds in Mortgage Borrower’s possession or control up to the aggregate amount required to be so disbursed to Lender on such date.
Section 4.33.    Embargoed Person. Each Borrower Party and each Affiliated Manager has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Sale or Pledge or other transfer permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party and/or any Affiliated Manager constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any Borrower Party or any Affiliated Manager, as applicable, with the result that the investment in any Borrower Party or any Affiliated Manager, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Borrower Party or any Affiliated Manager, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in any Borrower Party or any such Affiliated Manager, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any Individual Property (or any portion thereof) to be subject to forfeiture or seizure. Any violation of the foregoing shall, at Lender’s option, constitute an Event of Default hereunder.
ARTICLE 5.

ENTITY COVENANTS
Section 5.1.    Single Purpose Entity/Separateness.
(a)    Each Borrower will not without obtaining the prior written consent of Lender and, if requested by Lender, a Rating Agency Confirmation with respect thereto:
(i)    engage in any business unrelated to the acquisition, holding, ownership, operation, management, leasing, sale, transfer, exchange, financing, refinancing, improvement and maintenance of the Collateral and activities incidental, ancillary or related thereto or necessary or appropriate therefor;
(ii)    acquire or own any assets other than the Collateral;

(iii)    (A) merge into or consolidate with any Person other than one or more other Borrowers, (B) dissolve, terminate or liquidate, (C) transfer or otherwise dispose of all or substantially all of its assets except as permitted by the Loan Documents, or (D) change its legal structure;
(iv)    fail to observe, in all material respects, all organizational formalities necessary to maintain its separate existence, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the special purpose entity/bankruptcy remote provisions of its organizational documents (provided, that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent and, if required by Lender, a Rating Agency Confirmation are first obtained);
(v)    own any subsidiary, or make any investment in, any Person other than Mortgage Borrower or any SPE Component Entity (as defined in the Mortgage Loan Agreement);
(vi)    commingle its funds or assets with the funds or assets of any other Person (except for one or more other Borrowers);
(vii)    incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors or in the routine administration of its affairs not to exceed $25,000, provided such indebtedness is (1) unsecured (it being understood that indebtedness secured only by Permitted Encumbrances will be deemed unsecured), (2) not evidenced by a note, and (3) due not more than ninety (90) days past the date incurred and is either paid on or prior to such date or being contested in good faith, and/or (C) such other liabilities as are permitted pursuant to this Agreement;
(viii)    fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (except for one or more other Borrowers). Borrower’s assets will not be listed as assets on the financial statement of any other Person (except for one or more other Borrowers); provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (A) any such consolidated financial statement contains a note indicating that the Borrower’s separate assets and credit are not available to pay the debts of such Affiliate and that Borrower’s liabilities do not constitute obligations of the consolidated entity, except that one or more other Borrowers may be liable, and Guarantor may be liable (to the extent provided in the Guaranty and the Environmental Indemnity), for obligations of any Borrower and (B) such assets shall also be listed on the balance sheet of one or more Borrowers, as applicable. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)    except for capital contributions and capital distributions permitted under the terms and conditions of its organizational documents and properly reflected in its books and records, enter into any contract or agreement with any partner, member, shareholder, principal or Affiliate, except, in each case, upon terms and conditions that are substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;
(x)    maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (it being acknowledged that assets of Borrowers may be commingled);
(xi)    assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except (in each case) for one or more other Borrowers;
(xii)    make any loans or advances to any Person other than pursuant to Leases entered into in accordance with Section 4.14 hereof and in compliance with the provisions set forth in this Section 5.1;
(xiii)    fail to file its own tax returns, separate from those of any other Person, except (A) to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file any tax return by applicable Legal Requirements, or (B) if Borrower is prohibited by applicable Legal Requirements from doing so;
(xiv)    fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name or in a name franchised or licensed to it or a fictitious name registered with each applicable Governmental Authority (it being understood that such Borrower’s business may be conducted on its behalf by another Person under a management or other agreement pursuant to which the counterparty holds itself out as an agent or contractor of such Borrower), (C) hold its assets in its own name (provided that it may commingle its assets with one or more other Borrowers) or (D) correct any known misunderstanding regarding its separate identity;
(xv)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the applicable Individual Property to do so);
(xvi)    without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable, and the prior written consent of each Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPE Component Entity level), take any Material Action with respect to Borrower or any SPE Component Entity (provided, that, none of any member, shareholder or partner (as applicable) of Borrower or any SPE Component Entity or any board of directors or managers (as applicable) of Borrower or any SPE Component Entity may vote on or otherwise authorize the taking of any of the foregoing actions unless, in each case, there are at least two (2) Independent Directors then serving in such capacity in accordance with the terms of the applicable organizational documents and each of such Independent Directors has consented to such foregoing action);
(xvii)    fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks, except in each case for expenses, stationery, invoices and checks shared with one or more other Borrowers;
(xviii)    fail to pay its own liabilities (including, without limitation, salaries of its own employees and a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the applicable Individual Property to do so and except for payment of any Borrower’s liabilities by one or more other Borrowers and sharing of employees, personnel or overhead expenses by one or more Borrowers);
(xix)    acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable, except (A) any SPE Component Entity may acquire securities in any applicable Borrower, (B) any Borrower may be liable for obligations of one or more other Borrowers and (C) Borrower may own securities as permitted in clause (v) above;
(xx)    identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it; or
(xxi)    violate or cause to be violated the assumptions made with respect to Borrower and its principals in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion.
(b)    If Borrower is a partnership or limited liability company (other than an Acceptable LLC), each general partner (in the case of a partnership) and at least one member (in the case of a limited liability company) of Borrower, as applicable, shall be a corporation or an Acceptable LLC (each an “SPE Component Entity”) whose sole asset is its interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest). Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive) and (viii) – (xxi) (inclusive) and, if such SPE Component Entity is an Acceptable LLC, Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity unrelated to owning an interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest); (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower (and personal property incidental, ancillary or related to, or necessary or appropriate for, its ownership of such interest); (iv) will at all times continue to own no less than a 0.01% direct equity ownership interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), except for trade payables not to exceed $10,000 which are incurred in the routine administration of its affairs, are unsecured, are not evidenced by a note and are due not more than ninety (90) days past the date incurred and are either paid on or prior to such date or are being contested in good faith; and (vi) will cause Borrower to comply with the provisions of this Section 5.1.
(c)    In the event Borrower or the SPE Component Entity is an Acceptable LLC, the limited liability company agreement of Borrower or the SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or the SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or the SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or the SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or the SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), one person acting as Independent Director of Borrower or the SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or the SPE Component Entity (as applicable) automatically be admitted to Borrower or the SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or the SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or the SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remain at least two (2) Independent Directors of the SPE Component Entity or Borrower (as applicable) in accordance with Section 5.2 below. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or the SPE Component Entity (as applicable) upon the admission to Borrower or the SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or the SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or the SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or the SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or the SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or the SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or the SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or the SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower or the SPE Component Entity (as applicable) of Special

Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or the SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or the SPE Component Entity (as applicable), but Special Member may serve as an Independent Director of Borrower or the SPE Component Entity (as applicable).
(d)    The LLC Agreement shall further provide that, to the fullest extent permitted by law (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or the SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or the SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or the SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable).
(e)    With respect to each Borrower, (i) such Borrower is and always has been duly formed, validly existing and in good standing in the State in which it was formed and in any other jurisdictions where it is qualified to do business; (ii) such Borrower has no judgments or liens of any nature presently outstanding against it (other than Permitted Encumbrances); (iii) such Borrower is in compliance with all laws, regulations and orders applicable to such Borrower and has received all permits necessary for such Borrower to operate, unless a failure to comply with or possess the same would not materially and adversely affect the condition, financial or otherwise, of such Borrower; (iv) except as set forth on Schedule XXIII hereto, no Borrower is aware of any pending or threatened litigation involving such Borrower that, if adversely determined, might materially adversely affect the condition (financial or otherwise) of such Borrower, or the condition or ownership of the property owned by such Borrower; (v) such Borrower is not involved in any dispute with any taxing authority, other than any contesting of taxes in accordance with the terms and conditions of this Agreement; (vi) intentionally omitted; (vii) such Borrower has never owned any property other than the Collateral and such personal property incidental, ancillary or related to or necessary or appropriate for the purposes described in clause (y) of this clause (vii) and (y) has never engaged in any business unrelated to the acquisition, holding, ownership, operation of the Collateral, and activities incidental, ancillary or related thereto or necessary or appropriate therefor; (viii) such Borrower is not now, nor has ever been party to any lawsuit, arbitration, summons or legal proceeding that, if adversely determined, would reasonably be expected to materially adversely affect the condition (financial or otherwise) of such Borrower or the condition or ownership of the property owned by such Borrower; (ix) all financial statements that Borrower has provided to Lender are true, correct and complete in all material respects and reflect a fair and accurate view of the financial condition of Borrower (taken as a whole) as of the date thereof; (x) intentionally omitted; (x) such Borrower has no contingent or actual obligations not related to the Collateral, the purposes described in clause (vii) above, or the routine administration of its affairs and (xi) at all times since its formation to the date hereof, such Borrower has complied with the separateness covenants set forth in its organizational documents.
Section 5.2.    Independent Director.
(a)    The organizational documents of Borrower (to the extent Borrower is a corporation or an Acceptable LLC) or the SPE Component Entity, as applicable, shall provide that at all times there shall be at least two duly appointed independent directors or managers of such entity (each, an “Independent Director”) who each shall (I) not have been at the time of each such individual’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or any of its respective shareholders, partners, members, subsidiaries or Affiliates, (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person (II) shall have, at the time of their appointment, had at least three (3) years experience in serving as an independent director and (III) be employed by, in good standing with and engaged by Borrower in connection with, in each case, an Approved ID Provider (provided that, if the Approved ID Provider that employs an Independent Director is disapproved by the Rating Agencies, such Independent Director shall be deemed to satisfy this clause (III) unless and until Borrower fails to replace such Independent Director within five (5) Business Days after receiving notice of such disapproval from Lender).
(b)    The organizational documents of each Borrower and the SPE Component Entity shall further provide that (I) the board of directors or managers of Borrower and the SPE Component Entity and the constituent equity owners of such entities (constituent equity owners, the “Constituent Members”) shall not take any action set forth in Section 5.1(a)(xvi) or any other action which, under the terms of any organizational documents of Borrower or the SPE Component Entity, requires the vote of the Independent Directors unless, in each case, at the time of such action there shall be at least two Independent Directors engaged as provided by the terms hereof and such Independent Directors vote in favor of or otherwise consent to such action; (II) any resignation, removal or replacement of any Independent Director shall not be effective without (1) prior written notice to Lender and the Rating Agencies (which such prior written notice must be given on the earlier of five (5) days or three (3) Business Days prior to the applicable resignation, removal or replacement) and (2) evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents (which such evidence must accompany the aforementioned notice); (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower’s and SPE Component Entity’s organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPE Component Entity (including Borrower’s and any SPE Component Entity’s respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other Affiliates of the Constituent Members, Borrower and SPE Component Entity and (z) the interests of any group of Affiliates of which the Constituent Members, Borrower or SPE Component Entity is a part)); (IV) other than as provided in subsection (III) above, the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.
Section 5.3.    Change of Name, Identity or Structure. Borrower shall not change (or permit to be changed) Borrower’s or the SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or (d) if not an individual, Borrower’s or the SPE Component Entity’s corporate, partnership or other structure or state of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or the SPE Component Entity’s structure or state of formation, without first obtaining the prior written consent of Lender and, if required by Lender, a Rating Agency Confirmation with respect thereto. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or the SPE Component Entity intends to operate the Collateral, and representing and warranting that Borrower or the SPE Component Entity does business under no other trade name with respect to the Collateral.
Section 5.4.    Business and Operations. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership and operation of the Collateral.
ARTICLE 6.

NO SALE OR ENCUMBRANCE
Section 6.1.    Transfer Definitions. As used herein and in the other Loan Documents, “Restricted Party” shall mean Borrower, Mortgage Borrower, Sponsor, Guarantor, any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement), any Affiliated Manager,

or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, Sponsor, Guarantor or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement); and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.
Section 6.2.    No Sale/Encumbrance.
(a)    It shall be an Event of Default hereof if, without the prior written consent of Lender, a Sale or Pledge of any Individual Property or any part thereof, the Collateral or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) occurs, a Sale or Pledge of an interest in any Restricted Party occurs and/or Borrower shall acquire any land in addition to the land owned by Borrower as of the Closing Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than (notwithstanding the provisions of Section 6.2(b) below) (i) pursuant to Leases of space in accordance with the provisions of Section 4.14 and all subleases thereunder, (ii) Permitted Encumbrances and (iii) as permitted pursuant to the express terms of Section 2.10 hereof and this Article 6.
(b)    A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower or Mortgage Borrower agrees to sell the Properties, any Individual Property or any part thereof or the Collateral or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgage Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s right, title and interest in and to any (A) Leases or any Rents or (B) Property Documents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (vii) any action for partition of any Individual Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower, Mortgage Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) or (viii) Borrower or Mortgage Borrower entering into, or any Individual Property being subject to, any PACE Loan.

Section 6.3.    Permitted Equity Transfers.
(a)    Notwithstanding the restrictions contained in this Article 6, the following equity transfers shall be permitted without Lender’s consent: (i) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party (other than a transfer of the direct interests in Mortgage Borrower, Borrower, Mezzanine B Borrower, Mezzanine C Borrower or any Operating Lessee Pledgor), (ii) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party (other than a transfer of the direct interests in Mortgage Borrower, Borrower, Mezzanine B Borrower, Mezzanine C Borrower or any Operating Lessee Pledgor), (iii) the Sale or Pledge or issuance of common stock in any Restricted Party that is a publicly traded entity, (iv) the pledge of any direct or indirect interests in Borrower and any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) in connection with the Mezzanine Loans and the exercise of any rights or remedies that any Mezzanine Lender may have under its respective Mezzanine Loan Documents or (v) the Sale or Pledge or issuance of limited partnership interests in Northstar Healthcare Income Operating Partnership, LP or an “operating partnership” whose general partner is Northstar Realty Finance Corp. and that acquired its interest in accordance with the provisions hereof (provided, that, the foregoing provisions of clauses (i), (ii), (iii), (iv) and (v) above shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply with (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters)); provided, further, that, with respect to the transfers listed in clauses (i), (ii) and/or (v) above (but not the transfers listed in clauses (iii) and/or (iv) above, including the transfers listed in clauses (i), (ii) and/or (v) above solely to the extent that they are also transfers pursuant to clauses (iii) and/or (iv) above)), (A) except with respect to the transfers listed in clause (i) and (v) above, Lender shall receive not less than fifteen (15) days prior written notice of such transfers (and with respect to the transfer listed in clause (i) above, Lender shall receive notice of such transfer not less than fifteen (15) days following Borrower’s knowledge thereof); (B) no such transfers shall result in a change in Control of Sponsor, Guarantor or Affiliated Manager; (C) after giving effect to such transfers, Sponsor shall (I) own at least a 51% direct or indirect equity ownership interest in each of Guarantor, each Borrower, each Mortgage Borrower, and each SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) and (II) Control Guarantor, each Borrower, each Mortgage Borrower and each SPE Component Entity (as defined herein or in the Mortgage Loan Agreement); (D) after giving effect to such transfers, each Individual Property shall continue to be managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof to the extent required pursuant to the terms and conditions hereof; (E) such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof; (F) in the case of (1) the transfer of the management of any Individual Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) if after giving effect to such transfer more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) are owned by any Person and/or its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower or any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement) as of the Closing Date, Borrower shall deliver to Lender a New Non-Consolidation Opinion addressing such transfer; (G) such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question (I) remake the representations contained herein relating to ERISA matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (II) continue to comply with the covenants contained herein relating to ERISA matters; (H) to the extent that any transfer results in the transferee (either itself or collectively with its affiliates) owning a 20% or greater equity interest (directly or indirectly) in Borrower or in any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement), Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such transfer; and (I) such transfers shall be permitted pursuant to the terms of the Property Documents. Upon request from Lender, Borrower shall promptly provide (or cause to be provided to) Lender (y) a revised version of the Organizational Chart delivered to Lender in connection with the Loan reflecting any equity transfer consummated in accordance with this Section 6.3 and (z) credit searches (in form, scope and substance and from a provider, in each case, reasonably acceptable to Lender) with respect to any equity transfer consummated in accordance with this Section 6.3.
(b)    Notwithstanding the restrictions contained in this Article 6, so long as no Event of Default has occurred and shall be continuing, a Public Company Exit shall be permitted and may be effectuated by the applicable Person provided that: (i) Lender receives thirty (30) days prior written notice with respect to such Public Company Exit, (ii) after giving effect to such Public Company Exit, each Individual Property shall continue to be managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof to the extent required pursuant to the terms and conditions hereof, (iii) in the case of (1) the transfer of the management of any Individual Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) if after giving effect to such Public Company Exit more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) are owned by any Person and/or its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower or any SPE Component Entity as of the Closing Date, Borrower shall deliver to Lender a New Non-Consolidation Opinion addressing such Public Company Exit; (iv) such Public Company Exit shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question (I) remake the representations contained herein relating to ERISA matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (II) continue to comply with the covenants contained herein relating to ERISA matters; (v) to the extent that any transfer results in the transferee (either itself or collectively with its affiliates) owning a 20% or greater equity interest (directly or indirectly) in Borrower or in any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement), Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such Public Company Exit; (vi) such Public Company Exit shall be permitted pursuant to the terms of the Property Documents, (vii) such Public Company Exit shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof, (viii) after giving effect to such Public Company Exit, either (I) Sponsor shall (1) own at least a 51% direct or indirect equity ownership interest in each of Guarantor, each Borrower and any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) and (2) Control Guarantor, Borrower, Mortgage Borrower,

and any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement), (II) a Qualified Public Company shall (1) own at least a 51% direct or indirect equity ownership interest in each of Guarantor, each Borrower and any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) and (2) Control Guarantor, Borrower and any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement), or (III) a Qualified Public Company shall (1) own at least a 51% direct or indirect equity ownership interest in each of the Qualified Replacement Guarantor described in the immediately succeeding clause (3) (unless the Qualified Public Company shall also be a Qualified Replacement Guarantor and shall satisfy the condition described in the immediately succeeding clause (3)), Mortgage Borrower, Borrower and any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) and (2) Control each of the Qualified Replacement Guarantor described in the immediately succeeding clause (3) (unless the Qualified Public Company shall also be a Qualified Replacement Guarantor and shall satisfy the condition described in the immediately succeeding clause (3)), Borrower and any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement); and (3) shall deliver to Lender a replacement limited recourse guaranty in form and substance substantially identical to the Guaranty and a replacement environmental indemnity agreement in form and substance substantially identical to the Environmental Indemnity, each executed by a Qualified Replacement Guarantor or, to the extent that such Qualified Public Company shall also be a Qualified Replacement Guarantor, each executed by such Qualified Public Company; (ix) if a Securitization has occurred and if required by Lender, Lender shall have received a Rating Agency Confirmation with respect to such Public Company Exit and (x) Borrower shall have paid all of Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such Public Company Exit.
(c)    Notwithstanding the restrictions contained in this Article 6, so long as no Event of Default has occurred and shall be continuing, each of Sponsor, Northstar Health Care Income Inc., or a Qualified Public Company pursuant to a Public Company Exit in accordance with the terms and conditions of Section 6.3(b) hereof may, as security for debt incurred or to be incurred by Sponsor, Northstar Health Care Income Inc. or such Qualified Public Company, respectively, pledge, hypothecate, grant of a security interest or other encumbrance to a Qualified Lender in the assets of Sponsor, Northstar Health Care Income Inc. or such Qualified Public Company, respectively (including the indirect equity interests of Sponsor, Northstar Health Care Income Inc. or such Qualified Public Company, respectively, in Borrower) and the holder of such pledge or security interest may exercise any remedies or rights pursuant to such pledge or security instrument (including any transfer of any indirect equity in Borrower or any other Borrower Party in lieu of foreclosure) without Lender’s consent, provided that (i) Lender receives thirty (30) days prior written notice with respect to such pledge, hypothecation, grant of a security interest or other encumbrance and/or any foreclosure remedies (with respect to indirect equity interests in Guarantor, Borrower and/or any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement)) pursuant to such pledge or security instrument (or any transfer of any such indirect equity interests in lieu of foreclosure) or any remedies that result in a receiver or another Person Controlling Guarantor, Borrower and/or any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement), (ii) after giving effect to such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument, each Individual Property shall continue to be managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof to the extent required pursuant to the terms and conditions hereof, (iii) in the case of (1) the transfer of the management of any Individual Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) if after giving effect to such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower or any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement) are owned by any Person and/or its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower or any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement) as of the Closing Date, Borrower shall deliver to Lender a New Non-Consolidation Opinion addressing such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument; (iv) such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument shall be conditioned upon Borrower’s ability to, after giving effect to such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument in question (I) remake the representations contained herein relating to ERISA matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument) and (II) continue to comply with the covenants contained herein relating to ERISA matters; (v) to the extent that any such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument results in the transferee (either itself or collectively with its affiliates) owning a 20% or greater equity interest (directly or indirectly) in Borrower or in any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement), Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such transfer; (vi) such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument shall be permitted pursuant to the terms of the Property Documents, (vii) such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof, (viii) after giving effect to such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument, either (I) Sponsor shall (1) own at least a 51% direct or indirect equity ownership interest in each of Guarantor, each Borrower, each Mortgage Borrower and any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement) and (2) Control Guarantor, Borrower, Mortgage Borrower and any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement), (II) if such pledge, hypothecation, grant of a security interest or other encumbrance or any such exercise of any such remedies or rights pursuant to such pledge or security instrument is related to a Qualified Public Company pursuant to a Public Company Exit in accordance with the terms and conditions of Section 6.4(b) hereof, such Qualified Public Company shall (1) own at least a 51% direct or indirect equity ownership interest in each of each Borrower, Mortgage Borrower and any SPE

Component Entity (as defined in this Agreement and the Mortgage Loan Agreement) and either (y) Guarantor or (z) a Qualified Replacement Guarantor pursuant to Section 6.4(b) hereof (unless the Qualified Company shall also be a Qualified Replacement Guarantor and shall have satisfied the conditions described in Section 6.4(b)(viii)(III)(3) hereof) and (2) Control Borrower, Mortgage Borrower and any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement) and either (y) Guarantor or (z) a Qualified Replacement Guarantor pursuant to Section 6.4(b) hereof (unless the Qualified Company shall also be a Qualified Replacement Guarantor and shall have satisfied the conditions described in Section 6.4(b)(viii)(III)(3) hereof), (III) such Qualified Lender shall (1) own at least a 51% direct or indirect equity ownership interest in each of Guarantor, each Borrower, each Mortgage Borrower and any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement) and (2) Control Guarantor, Borrower, Mortgage Borrower and any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement), or (IV) such Qualified Lender shall (1) own at least a 51% direct or indirect equity ownership interest in each of the Qualified Replacement Guarantor described in the immediately succeeding clause (3) (unless the Qualified Lender shall also be a Qualified Replacement Guarantor and shall satisfy the condition described in the immediately succeeding clause (3)), Borrower, Mortgage Borrower and any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement) and (2) Control each of the Qualified Replacement Guarantor described in the immediately succeeding clause (3) (unless the Qualified Lender shall also be a Qualified Replacement Guarantor and shall satisfy the condition described in the immediately succeeding clause (3)), Borrower, Mortgage Borrower and any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement); and (3) shall deliver to Lender a replacement limited recourse guaranty in form and substance substantially identical to the Guaranty and a replacement environmental indemnity agreement in form and substance substantially identical to the Environmental Indemnity, each executed by a Qualified Replacement Guarantor or, to the extent that such Qualified Lender shall also be a Qualified Replacement Guarantor, each executed by such Qualified Lender; (ix) if a Securitization has occurred and if required by Lender, Lender shall have received a Rating Agency Confirmation with respect to any foreclosure remedies (with respect to indirect equity interests in Guarantor, Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement)) pursuant to such pledge or security instrument (or any transfer of any such indirect equity interests in lieu of foreclosure) or any remedies that result in a receiver or another Person Controlling Guarantor, Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined in this Agreement and the Mortgage Loan Agreement), (x) there will be substantial collateral for such debt in addition to the indirect equity pledge and (xi) Borrower shall have paid all of Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) in connection with such transfer.
Section 6.4.    Permitted Property Transfer (Assumption). Notwithstanding the foregoing provisions of this Article 6, at any time other than the sixty (60) days prior to and following any Securitization, Lender shall not unreasonably withhold consent to a one-time transfer of the Individual Properties in their entirety or the Collateral (or 100% of the direct or indirect interests therein) in its entirety, and the related assumptions of the Loan by, any Person (a “Transferee”) shall be permitted without Lender’s consent (except as specified in Section 6.4(b) below) provided that each of the following terms and conditions are satisfied:

(a)    no Event of Default has occurred and is continuing;
(b)    Borrower shall have delivered written notice to Lender of the terms of such prospective transfer not less than forty-five (45) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require. Unless such Transferee is a Qualified Transferee (or is fifty-one percent (51%) owned (directly or indirectly) and Controlled by a Qualified Transferee), Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer pursuant to the preceding sentence, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate. To the extent that any transfer results in the transferee (either itself or collectively with its affiliates) owning a 20% or greater equity interest (directly or indirectly) in Borrower or in any SPE Component Entity (as defined herein or in the Mortgage Loan Agreement), Lender’s receipt of the Satisfactory Search Results shall be a condition precedent to such transfer;
(c)    Borrower shall have paid to Lender, concurrently with the closing of such prospective transfer, (i) a non-refundable assumption fee in an amount equal to $ $331,800, (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection therewith and (iii) all fees, costs and expenses of all third parties and the Rating Agencies incurred in connection therewith;
(d)    If such assumption pursuant to this Section 6.4 is accomplished by the conveyance of any Properties or any Collateral, Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 13 hereof. Prior to or concurrently with the closing of such transfer, Transferee shall execute or cause the execution of, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and to include a new borrower of the Loan in form and substance reasonably acceptable to Lender (including, without limitation, organizational documents, new Single Purpose Entities as borrowers hereunder and under the Mortgage Loan, pledge agreements, UCC financing statements, assignments of owners insurance proceeds, and legal opinions) and Qualified Transferee shall execute a recourse guaranty and an environmental indemnity in form and substance substantially identical to the Guaranty and Environmental Indemnity;
(e)    Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable Legal Requirements, and shall execute any additional documents reasonably requested by Lender;
(f)    If such assumption pursuant to this Section 6.4 is accomplished by the conveyance of the Properties or any Collateral, Borrower shall have delivered to Lender, without any cost or expense to Lender, such UCC title insurance policies insuring the Transferee’s pledge of the Collateral and Lender’s lien thereon together with Owners’ Insurance Policies insuring the transferee of the Properties’ fee simple or leasehold title to the Properties, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance reasonably satisfactory to Lender;
(g)    Transferee shall have furnished to Lender all appropriate papers evidencing Transferee’s organization and good standing, and the qualification of the signers to execute the assumption of the Debt (if applicable), which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee;
(h)    If such assumption pursuant to this Section 6.4 is accomplished by the conveyance of the Properties or any Collateral, Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of the Subordination of Management Agreement and Section 4.15 hereof and assign to Lender as additional security such new management agreement;
(i)    Transferee shall furnish to Lender a New Non-Consolidation Opinion and an additional opinion of counsel reasonably satisfactory to Lender and its counsel (A) if Section 6.4(f) applies, that the assumption of the Debt has been duly authorized, executed and delivered, and that the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (B) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing and (C) with respect to such other matters as Lender may reasonably request;
(j)    If a Securitization has occurred and if required by Lender, Lender shall have received (A) a Rating Agency Confirmation with respect to such transfer and (B) reasonably satisfactory evidence that the proposed transfer will not result in a Property Document Event;
(k)    Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 6.4;
(l)    Borrower shall provide an updated organizational chart to Lender that reflects the updated ownership structure; and
(m)    Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that the Mortgage Borrower and each Mezzanine Borrower has complied with all of the terms and conditions set forth in the applicable Mezzanine Loan Agreement with respect to the assumption corresponding to the assumption requested pursuant to this Section 6.4.
Section 6.5.    Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder (other than consents pursuant to Section 6.3 and 6.4 hereof) upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.
Section 6.6.    Economic Sanctions, Anti-Money Laundering and Transfers. Borrower shall (and shall cause its applicable direct and indirect constituent owners and Affiliates to) (a) at all times comply with the representations and covenants contained in Sections 3.29 and 3.30 such that the same remain true, correct and not violated or breached and (b) not permit a Prohibited Transfer to occur and shall cause the ownership and Control requirements specified in this Article 6 (including, without limitation, those stipulated in Section 6.3 hereof) to be complied with at all times.
ARTICLE 7.

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION
Section 7.1.    Insurance. Borrower shall cause Mortgage Borrower to (a) maintain at all times during the term of the Loan the Policies required under the Mortgage Loan Agreement, and (b) otherwise satisfy all covenants related thereto as provided in the Mortgage Loan Agreement. Subject to applicable law and the prior rights of Mortgage Lender under the Mortgage Loan and to the extent not inconsistent with the terms of the Mortgage Loan Documents, Borrower shall cause Lender to (i) be named as certificate holder on all property policies and as an additional insured on all liability policies, and (ii) be entitled to such notice and consent rights afforded Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Agreement relating to the Policies as may be designated by Lender. Borrower shall provide Lender with evidence of all such insurance required hereunder and with the other related notices required under the Mortgage Loan Documents, in each case, on or before the date on which Mortgage Borrower is required to provide the same to Mortgage Lender. If at any time Lender is not in receipt of written evidence that the Policies are in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Loan Documents and shall bear interest at the Default Rate.
Section 7.2.    Casualty. Subject to Section 7.4(d) of the Mortgage Loan Agreement, if any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall (or shall cause Mortgage Borrower to) give prompt notice of such damage to Lender and shall (or shall cause Mortgage Borrower to) promptly commence and diligently prosecute the completion of the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 7.4 of the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to pay all costs of any such Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower or Mortgage Borrower.
Section 7.3.    Condemnation. Borrower shall (or shall cause Mortgage Borrower to) promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property (or portion thereof) of which Borrower has knowledge and shall (or shall cause Mortgage Borrower to) deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall cause Mortgage Borrower to, at Borrower’s or Mortgage Borrower’s expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Net Liquidation Proceeds After Debt Service shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Net Liquidation Proceeds After Debt Service interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Borrower to promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4 of the Mortgage Loan Agreement. Borrower shall (or shall cause Mortgage Borrower to) pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, if any Individual Property (or any portion thereof) is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Net Liquidation Proceeds After Debt Service, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt. The provisions of this Section 7.3 are subject to section 7.4(d) of the Mortgage Loan Agreement.

Section 7.4.    Restoration. Borrower shall (or shall cause Mortgage Borrower to) deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under the Mortgage Loan Agreement in connection with the Restoration by Mortgage Borrower of any Individual Property after a Casualty or Condemnation. Borrower shall cause Mortgage Borrower to comply with the terms and conditions of the Mortgage Loan Documents relating to Restoration. Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Restoration provisions cease to exist or are waived or modified in any material respect (in each case, including without limitation, due to any waiver, amendment or refinance) (such provisions, the “Waived Restoration Provisions”), to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) notify Lender of the same, (ii) execute any amendments to this Agreement and/or the Loan Documents implementing the Waived Restoration Provisions as may be reasonably required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any Net Proceeds related to the Waived Restoration Provisions to the extent not required to be paid to Mortgage Lender.
Section 7.5.    Securitization Provision. Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the lien of the Security Instrument or Collateral in connection with a Condemnation of an Individual Property (but taking into account any proposed Restoration on the remaining portion of such Individual Property) (based solely on real property and excluding any personal property or going concern value), the Loan-to-Value Ratio (as determined in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) is greater than 125%, the principal balance of the Loan must prepaid down by an amount not less than the least of the following amounts: (i) the net amount of the Award, after deduction of Lender’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as determined in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the lien of the Security Instrument. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.7(b) hereof (other than the requirements to provide thirty (30) days’ notice to Lender and other than payment of any Prepayment Premium (as applicable)).
ARTICLE 8.

RESERVE FUNDS
Section 8.1.    Reserve Funds.
(a)    Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds as required under the Mortgage Loan Documents and to perform and comply with all the terms and provisions relating thereto. If requested by Lender, Borrower will promptly provide evidence reasonably acceptable to Lender of compliance with the foregoing.
(b)    Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Reserve Funds are no longer being maintained and/or are reduced, waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such Mortgage Loan Reserve Funds, the “Waived Reserve Funds”), Borrower shall promptly (i) notify Lender of the same and establish and maintain with Lender and for the benefit of Lender reserves in replacement and substitution thereof (the “Substitute Reserves”), which Substitute Reserves shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents, (ii) execute any amendments to this Agreement and/or the other Loan Documents relating to the Substitute Reserves reasonably required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same, and (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any Mortgage Loan Reserve Funds remaining in the accounts in which the Waived Reserve Funds are held only if such accounts are no longer being held by Mortgage Lender. For the avoidance of doubt, Borrower shall not be required to establish or maintain any Substitute Reserve related to any Mortgage Loan Reserve Funds so long as Mortgage Lender is maintaining the account related to such Mortgage Loan Reserve Funds in accordance with the Mortgage Loan Agreement. In the event that the Mortgage Lender subsequently reinstates all or any Waived Reserve Funds, then the Lender shall cooperate to transfer such Substitute Reserves to the Mortgage Lender, and Borrower shall no longer be required to deposit funds into the accounts which held such Substitute Reserves until such time as any such Waived Reserve Funds subsequently exists.
(c)    In the event that Lender or Borrower receives Special Reserve Funds (as defined in the Mortgage Loan Agreement) in connection with a Special Reserve Property (as defined in the Mortgage Loan Agreement) in accordance with Section 8.10(b) of the Mortgage Loan Agreement, then:
(i)    such funds shall promptly be applied to pay down the Loan;
(ii)    in the event that the related Borrower directly or indirectly no longer owns any Properties other than such Special Reserve Property and the Special Reserve Funds received by Lender for such Special Reserve Property equal or exceed the Allocated Loan Amount for such Special Reserve Property, then (A) Borrower shall provide to Lender, for Lender’s review, a release of lien (for the applicable portion of the Collateral relating to such Special Reserve Property) in a form appropriate in each jurisdiction in which such Special Reserve Property is located which shall contain standard provisions reasonably satisfactory to Lender and (B) if such release satisfies the conditions in the preceding clause (A), Lender shall promptly deliver to Borrower, at Borrower’s cost and expense, if applicable, such release of lien for such applicable portion of the Collateral relating to such Special Reserve Property; and
(iii)    Borrower shall pay to Lender within three (3) Business Days of notice from Lender, the Breakage Costs (if any) and the applicable Interest Shortfall associated with such paydown and in the event that such paydown in accordance with the terms and conditions of this Section 8.1(c) shall occur on a date from (and including) the tenth (10th) day of a calendar month through (and including) the fourteenth (14th) day of a calendar month, Borrower shall pay to Lender the Interest Shortfall estimated by Lender to be due in connection with such prepayment; provided, that, once the Interest Rate for the next occurring Interest Accrual Period can be determined, Lender shall calculate the actual Interest Shortfall required to be paid by Borrower for such prepayment and (x) if the Interest Shortfall paid to Lender is in excess of the amount required to be paid pursuant to this Section 8.1(c), Lender shall promptly return to Borrower such excess amount and (y) if the Interest Shortfall is less than the amount required to be paid to Lender pursuant to this Section 8.1(c), Borrower shall pay to Lender the amount of such deficiency within three (3) Business Days of notice to Borrower from Lender.
Section 8.2.    Reserve Funds Upon Payment In Full. Any Reserve Funds remaining on deposit pursuant to the terms of this Agreement after the Debt has been paid in full shall be paid (a) if the Mezzanine B Loan is outstanding, to Mezzanine B Lender to be held by Mezzanine B Lender pursuant to the Mezzanine B Loan Agreement for the same purposes as those described in Article 8 of the Mortgage Loan Agreement, and (c) if the Mezzanine B Loan is no longer outstanding, but the Mezzanine C Loan is outstanding, to Mezzanine C Lender to be held by Mezzanine C Lender pursuant to the Mezzanine C Loan Agreement for the same purposes as those described in Article 8 of the Mortgage Loan Agreement, or (f) if none of the Mezzanine B Loan or Mezzanine C Loan is then outstanding, to Borrower.
Section 8.3.    The Accounts Generally.
(a)    Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Accounts and the funds deposited therein shall constitute additional security for the Debt. The provisions of this Section 8.3 (together with the other related provisions of the other Loan Documents) are intended to give Lender and/or Servicer “control” of the Accounts and the Account Collateral and serve as a “security agreement” and a “control agreement” with respect to the same, in each case, within the meaning of the UCC. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein. The funds on deposit in the Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Notwithstanding anything to the contrary contained herein, unless otherwise consented to in writing by Lender, Borrower shall only be permitted to request (and Lender shall only be required to disburse) Reserve Funds on account of the liabilities, costs, work and other matters (as applicable) for which said sums were originally reserved hereunder, in each case, as reasonably determined by Lender.
(b)    Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Borrower hereby authorizes Lender to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Lender or Servicer (i) Borrower shall have no rights in respect of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Pledge Agreement, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Pledge Agreement, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.
(d)    The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(e)    Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages (excluding consequential, special and punitive damages), obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.
(f)    Borrower and Lender (or Servicer on behalf of Lender) shall maintain each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Lender. In the event that Lender or Servicer no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution that satisfies such criteria. Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution.
(g)    Interest accrued on any Account other than an Interest Bearing Account shall not be required to be remitted either to Borrower or to any Account and may instead be retained by Lender. Funds deposited in the Interest Bearing Accounts shall be invested in Permitted Investments in accordance with this Agreement. Interest accrued, if any, on sums on deposit in the Interest Bearing Accounts shall be remitted to and become part of the applicable Account. All such interest that so becomes part of the applicable Account shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Account; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.
(h)    Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Accounts, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Accounts and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.
Section 8.4.    Letters of Credit.
(a)    In lieu of Borrower making deposits into any Reserve Account pursuant to this Agreement, Borrower may from time to time deliver to Lender a Letter of Credit in accordance with the provisions of this Section 8.4. Any Letter of Credit from time to time delivered in lieu of Borrower making deposits into any Reserve Account shall be in an amount not less than (x) with respect to any Reserve Account which is subject to monthly deposits, the amount of deposits required to be made by Borrower to such Reserve Account for the twelve (12) calendar month period following the date such Letter of Credit is delivered to Lender and (y) with respect to any Reserve Account which is subject to a deposit on the Closing Date or a future date, the then outstanding amount on deposit (or to be deposited) in such Reserve Account. If during the term of any Letter of Credit delivered by Borrower to this Section 8.4, the amount of deposits required to be made by Borrower to the applicable Reserve Account for such twelve (12) calendar month period shall increase to an amount exceeding the amount of such Letter of Credit, Borrower shall deliver to Lender an amendment to such Letter of Credit or a replacement Letter of Credit which shall be in an amount not less than the aggregate amount of such deposits required to be made during such twelve (12) calendar month period.
(b)    Borrower shall give Lender no less than ten (10) days written notice of Borrower’s election to deliver a Letter of Credit together with a draft of the proposed Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. No party other than Lender shall be entitled to draw on any such Letter of Credit. Upon fifteen (15) days notice to Lender, Borrower may replace a Letter of Credit related to a Reserve Account with a cash deposit to such Reserve Account in the amount of such Letter of Credit. In the event that any disbursement of any Reserve Funds relates to a portion thereof provided through a Letter of Credit, any “disbursement” of said funds as provided above shall be deemed to refer to (i) Borrower providing Lender a replacement Letter of Credit in an amount equal to the original Letter of Credit posted less the amount of the applicable disbursement provided hereunder and (ii) Lender, after receiving such replacement Letter of Credit, returning such original Letter of Credit to Borrower; provided, that, no replacement Letter of Credit shall be required with respect to the final disbursement of the applicable Reserve Funds such that no further sums are required to be deposited in the applicable Reserve Funds.
(c)    Each Letter of Credit delivered hereunder shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the terms and conditions hereof relating to application of sums to the Debt. Lender shall have the additional rights to draw in full any Letter of Credit: (i) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions hereof or a substitute Letter of Credit is provided by no later than thirty (30) days prior to such termination); (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower has not substituted a Letter of Credit from an Approved Bank within fifteen (15) days after notice; and/or (v) if the bank issuing the Letter of Credit shall fail to (A) issue a replacement Letter of Credit in the event the original Letter of Credit has been lost, mutilated, stolen and/or destroyed or (B) consent to the transfer of the Letter of Credit to any Person designated by Lender. If Lender draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, provided no Event of Default exists, Lender shall deposit the proceeds thereof into the applicable Account to which such Letter of Credit relates. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii), (iv) or (v) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.
Section 8.5.    Interest Rate Cap Funds. In the event that Borrower receives Interest Rate Cap Funds (as defined in the Mortgage Loan Agreement) in accordance with Section 8.12(b) of the Mortgage Loan Agreement, Borrower shall cause such funds to be used to purchase the Closing Date Interest Rate Caps applicable to the Loan.

ARTICLE 9.

CASH MANAGEMENT
Section 9.1.    Establishment of Certain Accounts.
(a)    Borrower shall cause Mortgage Borrower to comply with the Mortgage Loan Cash Management Provisions and not, without Lender’s prior consent, amend, restate, replace and/or otherwise modify the same. If requested by Lender, Borrower will promptly provide evidence reasonably acceptable to Lender of its compliance with the foregoing.
(b)    Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Cash Management Accounts are no longer being maintained and/or the Mortgage Loan Cash Management Provisions cease to exist or are reduced, waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such accounts, the “Waived Cash Management Accounts” and such provisions, the “Waived Cash Management Provisions”), to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) notify Lender of the same and establish and maintain with Lender and for the benefit of Lender in replacement and substitution thereof, substitute accounts (the “Substitute Cash Management Accounts”), which Substitute Cash Management Accounts shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents, (ii) execute any amendments to this Agreement and/or the other Loan Documents implementing the Waived Cash Management Provisions as may be reasonably required by Lender (provided such amendments are substantially similar to the provisions set forth in the Mortgage Loan Agreement relating to the same) and shall cause Mortgage Borrower to acknowledge and agree to the same and (iii) remit to Lender (and shall cause Mortgage Borrower to remit to Lender) any funds remaining in the Waived Cash Management Accounts only if such Mortgage Loan Cash Management Accounts are no longer being held by Mortgage Lender. For the avoidance of doubt, Borrower shall not be required to establish or maintain any Substitute Cash Management Accounts so long as Mortgage Lender is maintaining the Mortgage Loan Cash Management Accounts in accordance with the Mortgage Loan Agreement. In the event that the Mortgage Lender subsequently reinstates all or any Waived Cash Management Accounts, then the Lender shall cooperate to transfer such funds in the Substitute Cash Management Accounts to the Mortgage Lender, and Borrower shall no longer be required to deposit funds into such Substitute Cash Management Accounts until such time as any such Waived Cash Management Accounts subsequently exists.
Borrower hereby authorizes and directs Lender (and any Servicer acting on behalf of Lender) to (A) rely on any notice received from (i) Directing Mortgage Lender with respect to the existence or cure of a Mortgage Event of Default, (ii) Directing Mezzanine B Lender with respect to the existence or cure of a Mezzanine B Event of Default, and (iii) Directing Mezzanine C Lender with respect to the existence or cure of a Mezzanine C Event of Default and (B) disregard any competing notices from Mortgage Borrower or Mezzanine Borrower with respect to the Loan. In addition, with respect to (i) the disposition of funds to Mortgage Lender pursuant to Section 9.3 of the Mortgage Loan Agreement, Lender (or any Servicer acting on behalf of Lender) shall be entitled to rely on directions from the Directing Mortgage Lender with respect to such disposition of funds,

(ii) the disposition of funds pursuant to Section 9.3(k) of the Mortgage Loan Agreement, Lender (or any Servicer acting on behalf of Lender) shall be entitled to rely on directions from the Directing Mezzanine B Lender with respect to such disposition of funds and (iii) the disposition of funds pursuant to Section 9.3(l) of the Mortgage Loan Agreement, Lender (or any Servicer acting on behalf of Lender) shall be entitled to rely on directions from the Directing Mezzanine C Lender with respect to such disposition of funds. No insufficiency of funds in the Mortgage Lender’s cash management waterfall shall excuse any obligation of Borrower to Lender.
ARTICLE 10.

EVENTS OF DEFAULT; REMEDIES
Section 10.1.    Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)    if (A) any monthly Debt Service payment or the payment due on the Maturity Date is not paid when due, (B) any deposit to any of the Accounts required hereunder or under the other Loan Documents is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment continues for five (5) Business Days following notice to Borrower that the same is due and payable; except, in each case, to the extent sums sufficient to pay such Debt Service or any other portion of the Debt have been deposited with Lender for such specific purpose in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained by Borrower or its Affiliates;
(b)    if any of the Taxes or Other Charges are not paid when the same are due and payable (other than (i) Taxes and Other Charges being contested by Borrower in accordance with Section 4.5(b) hereof and (ii) with respect to any Waived Tax Deposit Property (as defined in the Mortgage Loan Agreement) for so long as no Borrower Tax Period (as defined in the Mortgage Loan Agreement) is continuing with respect to such Waived Tax Deposit Property) (as defined in the Mortgage Loan Agreement) except to the extent (A) sums sufficient to pay the Taxes or Other Charges in question had been reserved in the Tax Account (as defined in the Mortgage Loan Agreement) or the corresponding Substitute Reserve (as defined in this Agreement or any Mezzanine Loan Agreement) prior to the applicable due date for the Taxes or Other Charges in question for the purpose of paying the Taxes or Other Charges in question and were available in the Tax Account (as defined in the Mortgage Loan Agreement) or the corresponding Substitute Reserve (as defined in this Agreement or any Mezzanine Loan Agreement), (B) Mortgage Borrower, Mezzanine Borrower or Borrower (as applicable) materially complied with all requirements set forth in this Agreement with respect to notifying Mortgage Lender, Mezzanine Lender or Lender of the amounts, schedules and instructions for payment of such Taxes and Other Charges, (C) Mortgage Lender, Mezzanine Lender or Lender (as applicable) failed to pay the Taxes or Other Charges in question if and when required hereunder or thereunder, (D) Mortgage Lender’s, Mezzanine Lender’s or Lender’s access to such sums was not restricted or constrained by Borrower or its Affiliates and (D) no Event of Default was continuing;
(c)    (1) if the Policies are not kept in full force and effect (except to the extent (A) such Policies are cancelled solely by reason of nonpayment of Insurance Premiums, (B) sums sufficient to pay the Insurance Premiums in question had been reserved in the Insurance Account or the corresponding Substitute Reserve (as defined in this Agreement or any Mezzanine Loan Agreement) prior to the applicable due date for the payment of the Insurance Premiums and were available in the Insurance Account or the corresponding Substitute Reserve (as defined in this Agreement or any Mezzanine Loan Agreement), (C) Mortgage Borrower, Mezzanine Borrower or Borrower (as applicable) shall have complied with all requirements set forth in this Agreement with respect to notifying Mortgage Lender, Mezzanine Lender or Lender (as applicable) of the amounts, schedules and instructions for payment of such Insurance Premiums, (D) Mortgage Lender, Mezzanine Lender or Lender (as applicable) failed to pay the Insurance Premiums in question if and when required hereunder or thereunder, (E) Mortgage Lender’s, Mezzanine Lender’s or Lender’s (as applicable) access to such sums was not restricted or constrained by Borrower or its Affiliates and (F) no Event of Default was continuing or (2) if evidence of the same is not delivered to Lender within two (2) Business Days after request therefor;
(d)    if any of the representations or covenants contained in Section 3.29 hereof or Sections 4 and 5 of the Pledge Agreement (other than Section 5(f)(ii)(A) thereof) are breached or violated;
(e)    if any of the representations or covenants contained in Article 5 are breached or violated; provided, that, (A) with respect to any failure to comply with the requirements relating to trade and operational indebtedness set forth in Section 5.1(a)(vii) hereof, it shall only be an Event of Default if Borrower does not cure such failure within fifteen (15) days after notice thereof from Lender to Borrower and (B) except as provided in (A) of this clause (e) with respect to trade and operational indebtedness, any such breach or violation shall not constitute an Event of Default (1) if such breach or violation is inadvertent and non-recurring, (2) if such breach or violation is curable, Borrower shall promptly cure such breach within thirty (30) days from the earlier of (I) Borrower’s knowledge of such breach or violation or (II) notice thereof from Lender and (3) Borrower shall have within such thirty (30) day period delivered to Lender a New Non-Consolidation Opinion or an update from the law firm under the most recent Non-Consolidation Opinion previously delivered to Lender to the effect that such breach or violation does not negate or impair the Non-Consolidation Opinion previously delivered to Lender;
(f)    if (A) a Prohibited Transfer shall occur in violation of this Agreement or (B) any representation or covenants contained in Section 6.6 hereof is breached or violated in any material respect unless, with respect to this clause (B), (I) such breach or violation was immaterial, inadvertent and non-recurring and (II) Borrower corrects (or causes to be corrected) such failure within twenty (20) days of obtaining knowledge thereof;
(g)    if there is a breach of any of the covenants contained within any of Section 4.22, Section 4.23, Section 4.24, Section 4.25, Section 4.26, or Section 4.27 which breach continues for a period of thirty (30) days after Borrower’s receipt of notice from Lender; provided, however, if such breach of Section 4.25 hereof is caused by the Manager or any of its vendors with respect to any RIDEA Facility, such breach does not pose a material and imminent threat to health or human safety and such breach continues unabated for more than ten (10) Business Days after notice from Lender, then it shall only be a default with respect to such breach of Section 4.25 hereof if such breach continues for a period of one hundred and eighty (180) days after Borrower’s receipt of notice from Lender (or, if the cure of such breach requires approvals from Governmental Authorities which cannot reasonably be obtained during such period, such longer period as may be necessary for Borrower (acting diligently) to cause Mortgage Borrower to obtain such approvals and cure such breach);
(h)    if any representation or warranty made herein (other than the representations or warranties described in clauses (d) or (e) of this Section 10.1), in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender by or on behalf of Borrower in connection with the Loan shall have been false or misleading in any material adverse respect when made; provided that if such untrue representation or warranty is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender;
(i)    if (i) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets (unless required to do so by Lender), or Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; (iii) there shall be commenced against Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) shall collude with respect to, approve of, or acquiesce in, any of the actions set forth in clause (i), (ii), or (iii) above; (v) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) shall admit in writing its inability to pay its debts as they become due; (vi) Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Sponsor or its subsidiaries; or (vii) a Bankruptcy Event occurs;
(j)    intentionally omitted;

(k)    if any Individual Property or any Collateral becomes subject to any tax liens (other than liens of Taxes and Other Charges and liens described in clause (l) below) other than a Permitted Encumbrance and such lien shall remain undischarged of record (by payment, bonding or otherwise) within thirty (30) days after Borrower first receives notice of the same;
(l)    if any federal tax lien that is not a Permitted Encumbrance is filed against Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) or any Individual Property and same is not discharged of record (by payment, bonding or otherwise) within sixty (60) days after Borrower first receives notice of the same;
(m)    if any Individual Property (or any portion thereof) or any Collateral (or portion thereof) becomes subject to any mechanic’s, materialman’s or other lien (in each case, other than a Permitted Encumbrance) and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;
(n)    if Borrower shall fail to deliver to Lender, within ten (10) Business Days after request by Lender, the estoppel certificates required by Section 4.13(a) hereof and such failure continues for five (5) days after Borrower’s receipt of notice thereof from Lender;
(o)    if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues (i) after the expiration of applicable grace periods, if any and (ii) if there is no applicable cure and/or grace period, then (A) for no more than five (5) Business Days with respect to any default related to the payment of money, (B) for no more than ten (10) Business Days with respect to any material non-monetary default and (C) for no more than thirty (30) days with respect to any non-material non-monetary default;
(p)    if any of the assumptions contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue or shall become untrue in any material respect and, provided no action has been filed with respect to Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) under any Creditor Rights Law prior to the time that Lender becomes aware of the untrue assumption, Borrower shall fail to deliver to Lender within ten (10) Business Days after Lender’s request a New Non-Consolidation Opinion without such assumption;
(q)    if Mortgage Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder (and the Manager terminates the same) or if the Management Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Mortgage Borrower, within fifteen (15) Business Days of such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;
(r)    if Mortgage Borrower fails to appoint a New Manager within ten (10) Business Days of the request of Lender and/or fails to comply with any limitations on instructing the Manager and such failure continues for more than ten (10) Business Days after notice from Lender, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement, the Subordination of Management Agreement and the Pledge Agreement;
(s)    if any prepayment of the Mortgage Loan, the Mezzanine B Loan or the Mezzanine C Loan is made except in accordance with the terms of this Agreement, and such default remains uncured for ten (10) Business Days after notice thereof from Lender;
(t)    if a Mortgage Event of Default shall occur;
(u)    if (A) Mortgage Borrower shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Ground Lease as and when payable thereunder (unless funds are on deposit with Mortgage Lender or Lender for such purpose and Mortgage Lender’s or Lender’s (as applicable) access to such funds is not restricted or constrained by Borrower or its Affiliates), (B) Mortgage Borrower defaults under any Ground Lease beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any Ground Lease is amended, supplemented, replaced, restated or otherwise modified by Mortgage Borrower without Lender’s prior written consent, in each instance, to the extent that Lender’s consent is required pursuant to this Agreement, (D) any Ground Lease and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms without Lender’s consent (to the extent that Lender’s consent is required pursuant to this Agreement), or (E) a Property Document Event occurs which results in a Portfolio Material Adverse Effect;
(v)    if Borrower shall fail to obtain and/or maintain the Interest Rate Cap Agreement in accordance with Section 2.8 hereof;
(w)    intentionally omitted;
(x)    any Restricted Party (or Affiliate thereof) contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement); or any Restricted Party (or Affiliate thereof) shall collude with respect to, approve of, or acquiesce in, any Bankruptcy Event;
(y)    if (i) Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Guarantor any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; (iii) there shall be commenced against Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) Guarantor shall collude with respect to, or consent to, approve of, or acquiesce in, any of the actions set forth in clause (i), (ii), or (iii) above; or (v) Guarantor shall admit in writing its inability to pay its debts as they become due; unless, within ten (10) Business Days of the occurrence of any event in each of clauses (i), (ii), (iii), (iv) and/or (v) above, Borrower shall (I) replace Guarantor with a Qualified Replacement Guarantor and (II) the Guarantor Replacement Conditions shall have been satisfied within such ten (10) Business Day period;
(z)    intentionally omitted;
(aa)    with respect to any default or breach by any Borrower Party of any term, covenant or condition of this Agreement or any other Loan Document not specified in subsections (a) through (z) above or subsection (bb) below not otherwise specifically specified as an Event of Default in this Agreement or in any other Loan Document, if the same is not cured (i) within ten (10) days after notice from Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) within thirty (30) days after notice from Lender (in the case of any other default or breach); provided, that, with respect to any default or breach specified in subsection (ii), if the same cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same, it being agreed that, if such default or breach has a Portfolio Material Adverse Effect, no such extension shall be for a period in excess of sixty (60) days and if such default or breach shall not have a Portfolio Material Adverse Effect, no such extension shall be for a period in excess of one-hundred twenty (120) days; or
(bb)    if any default by any Borrower Party shall exist under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if any other such event shall occur or condition shall exist, and (in either case) if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.
Section 10.2.    Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(i) above with respect to Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) and at any time thereafter while such Event of Default continues to exist Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Pledge Agreement, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Pledge

Agreement, the Note and the other Loan Documents and may exercise the rights and remedies of a secured party under the Uniform Commercial Code against Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(i) above with respect to Borrower, Mortgage Borrower or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement), the Debt and all other obligations of Borrower under this Agreement, the Pledge Agreement, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Pledge Agreement, the Note and the other Loan Documents to the contrary notwithstanding.
(b)    Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement, the Pledge Agreement, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Pledge Agreement, the Note or the other Loan Documents with respect to the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by applicable law, equity or contract or as set forth herein or in the Pledge Agreement, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
(c)    With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in any preference or priority to any other portion of the Collateral, and Lender may, if an Event of Default shall have occurred and be continuing, seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, if an Event of Default shall have occurred and be continuing, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral (or any portion thereof) to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral (or any portion thereof) to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement to secure payment of sums secured by the Pledge Agreement and not previously recovered.
(d)    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(e)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from the Collateral (or any portion thereof) or any other collateral for the Loan and/or paid to or received by Lender may, after an Event of Default, be applied by Lender toward the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.
(f)    Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to appear in, defend, or bring any action or proceeding to protect its interest in any the Collateral for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

ARTICLE 11.

SECONDARY MARKET
Section 11.1.    Securitization.
(a)    Lender shall have the right (i) to sell or otherwise transfer the Loan (or any portion thereof and/or interest therein), (ii) to sell participation interests in the Loan (or any portion thereof and/or interest therein) or (iii) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization (including a collateralized debt obligation (CDO) securitization). The transactions referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.
(b)    If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace by prospective investors, transferees, lenders and/or participants or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:
(i)    provide or cause Mortgage Borrower to (A) provide updated financial and other information with respect to the Properties, the Collateral, the business operated at the Properties, Borrower, Mortgage Borrower, Mezzanine B Borrower, Mezzanine C Borrower, Guarantor, Sponsor, SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) and Manager, and updated budgets relating to the Property, which (in each case) are available or reasonably obtainable using systems of Borrower and Manager that are currently in place (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and acceptable to the Rating Agencies, (B) cooperate with Lender in obtaining updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Properties and (C) use commercially reasonable efforts to obtain revisions to and other agreements with respect to the Property Documents in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies;
(ii)    provide new and/or updated opinions of counsel, which may be relied upon by Lender and the Rating Agencies, as to substantive non-consolidation, fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to limited liability companies with respect to Borrower, Mortgage Borrower, any Mezzanine Borrower and SPE Component Entities (as defined herein and in the Mortgage Loan Agreement) and due execution and enforceability of the Loan Documents, customary in Secondary Market Transactions or required by the Rating Agencies, which counsel and opinions shall be reasonably satisfactory in form and substance to Lender and satisfactory in form and substance to the Rating Agencies;

(iii)    provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require, in each case consistent with the facts covered by such representations and warranties as they exist on the date thereof;
(iv)    execute such amendments to the Loan Documents, the Mezzanine Loan Documents, and the Mortgage Loan Documents and Borrower’s, Mezzanine Borrower’s, Mortgage Borrower’s and any Operating Lessee Pledgor’s or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies in order to effect any Secondary Market Transaction, including, without limitation, (A) to amend and/or supplement the Independent Director provisions provided herein and therein, in each case, in accordance with the applicable requirements of the Rating Agencies, (B) further bifurcating the Loan into two or more additional components, re-allocating the Loan among existing components or existing Notes, reducing the number of components of the Loan or of any Note and/or creating additional separate notes and/or creating additional senior/subordinate note structure(s), including, without limitation, re-allocating the principal amounts of the Loan, the Note and any Mezzanine Loan, including, without limitation, re-allocating the portions of each of the Loan and/or any Mezzanine Loan that accrue at a fixed rate of interest and that accrue at a floating rate of interest and/or re-allocating the portion of the Loan and any Mezzanine Loan which is subject to open prepayment in accordance with the terms and conditions of the Loan Documents (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that (I) Borrower and/or Guarantor shall not be required to so modify or amend any Loan Document, Mortgage Loan Document or Mezzanine Loan Document if such modification or amendment would change any economic or non-economic term, including the interest rate or the stated maturity (except as would not have an adverse effect on Borrower, Guarantor and/or any of their Affiliates other than to a de minimus extent) or otherwise increase the obligations (other than to a de minimus extent) or decrease the rights of Borrower or any Affiliates pursuant to the Loan Documents, Mortgage Loan Documents or Mezzanine Loan Documents (other than to a de minimus extent), except in connection with a Loan Bifurcation which may result in varying interest rates but will have the same weighted average coupon of the original Note (except following an Event of Default) and (II) none of Borrower, Mortgage Borrower, any Mezzanine Borrower, any Operating Lessee Pledgor nor any SPE Component Entity shall be required to modify its organizational structure or make any other modification, if such modification would cause it or any of its Affiliates or direct or indirect owners to incur any additional tax liability or suffer other adverse consequences (other than to a de minimus extent). Borrower acknowledges and agrees that the execution of any Loan Bifurcation in accordance with terms and conditions hereof shall not in itself increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents; and
(v)    prior to the Securitization of the entire Loan, reallocate the Allocated Loan Amounts in Lender’s reasonable discretion and reasonably approved by Borrower, such reasonable approval not to be unreasonably withheld, conditioned or delayed.

Notwithstanding anything herein to the contrary, with respect to any compliance by any Borrower Party with requests made pursuant to this Section 11.1 or any of Sections 11.2, 11.8 and 11.9 with respect to any Secondary Market Transaction, each Borrower Party shall pay their own costs and expenses incurred prior to the consummation of the corresponding Secondary Market Transaction in connection therewith (including, without limitation, attorneys’ fees and expenses) and Lender shall pay its own costs and expenses in connection therewith (including, without limitation, attorneys’ fees and expenses); provided that Lender shall reimburse the Borrower Parties for any reasonable, out-of-pocket costs incurred by the Borrower Parties prior to the consummation of the corresponding Secondary Market Transaction in Borrower’s complying with such requests (exclusive of the Borrower Parties’ legal fees, costs and disbursements, which shall be paid by the Borrower Parties and exclusive of all of Borrower’s costs and expenses with respect to Section 11.1(b)(v) hereof, which shall be paid by the Borrower Parties).
(c)    If, at the time a Disclosure Document is being prepared for a Securitization, Lender reasonably expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon reasonable request the following financial information:
(i)    If Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%), but be less than twenty percent (20%), of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for the Property and the Related Properties as required under Item 1112(b)(1) of Regulation AB, or
(ii)    If Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB.
(d)    In the event all or a portion of the Loan is included in a securitization involving a registered public offering of Securities pursuant to the Securities Act, and if Lender determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Properties alone or the Properties and the Related Properties, collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of Securities under Regulation AB or applicable Legal Requirements.

(e)    Any financial data or financial statements required pursuant to Section 11.1(d) above shall be furnished to Lender (1) not later than forty-one (41) days after the end of the fiscal quarter of Borrower and (2) not later than eighty-five (85) days after the end of each fiscal year of Borrower.
(f)    If requested by Lender, Borrower shall provide Lender, promptly following Lender’s request therefor, and in any event within the time periods required to comply with Regulation AB or other Legal Requirements relating to a Securitization (but no earlier than five (5) Business Days following notice from Lender), with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization.
(g)    All financial data and statements provided by Borrower hereunder in connection with a Securitization shall meet (and shall be accompanied by such auditors’ reports or consents and such certificates as may be necessary to comply with) the requirements of Regulation AB and other Legal Requirements, in each case to the extent applicable and as specified by Lender.
(h)    Provided that no Event of Default has occurred and is continuing, Lender agrees that it shall not sell any portion of the Loan or participation interest therein (excluding any note, certificate or other instrument issued in a Securitization) to an Excluded Entity in connection with the initial sale thereof. For the avoidance of doubt, Borrower’s rights under this Section do not apply to any sale of Securities or similar certificated instruments, and apply solely to the initial sale of a note, participation or mezzanine interest and not any subsequent resale thereof. Lender shall be entitled to rely on a representation from a transferee that such transferee is not an Excluded Entity without any need for independent investigation.
(i)    Notwithstanding anything to the contrary contained herein, the provisions regarding the delivery of REMIC Opinions and satisfaction of REMIC Requirements will only apply if all or any portion of the Loan has been securitized.
Section 11.2.    Disclosure.
(a)    Borrower (on its own behalf and on behalf of each other Borrower Party) understands that information provided to Lender by Borrower, any other Borrower Party and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the Rating Agencies and service providers, in each case, in connection with any Securitization.
(b)    Borrower and Guarantor shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with (x) any Disclosure Document and/or any Covered Rating Agency Information and (y) after a Securitization, any indemnity obligations incurred by Lender or Servicer in connection with any Rating Agency Confirmation, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.
(c)    Borrower and Guarantor shall provide in connection with each of (i) a preliminary and a final private placement memorandum, offering memorandum or offering circular, (ii) a free writing prospectus, (iii) a preliminary and final prospectus or prospectus supplement or (iv) a structural and collateral term sheet, as applicable, an agreement (A) certifying that Borrower and Guarantor have examined such sections of the Disclosure Documents entitled “Executive Summary”, “Property Overview”, “Summary of Mortgage Loan Terms”, “Risk Factors”, “Special Considerations”, “Description of the Properties”, “Description of the Loan Parties”, “Description of the Property Manager, Management Agreement and Assignment and Subordination of Management Agreement” (to the extent than any Manager is an Affiliated Manager), “Description of the Operating Lease”, “Description of the Mortgage Loan”, “Description of the Mezzanine Loan”, “Sources and Uses”, “Description of the Loan”, “Annex E - Representations and Warranties of Borrower”, “Annex F-Allocated Loan Amounts”, “Annex G-Borrower Organizational Chart”, and “Risk Factors” and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Properties, the Collateral, Manager, Sponsor, Guarantor, the Mezzanine Loans, the Loan, the Mortgage Loan, the Mortgage Borrower, the Mezzanine Borrower, the Operating Lessee Pledgor and Borrower’s, Mortgage Borrower’s and Mezzanine Borrower’s rights and obligations under the Loan, the Mortgage Loan and the Mezzanine Loan (but excluding any forward-looking budgets and projections) (collectively, with the Provided Information, the “Covered Disclosure Information”), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 11.2(c), Lender hereunder shall include its officers and directors), the Affiliate of Lender (“Lender Affiliate”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), and Lender Affiliate, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Lender Affiliate or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Covered Disclosure Information or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and/or the Underwriter Group for any out-of-pocket legal or other expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that (I) Borrower and Guarantor will be liable in any such case under Section 11.2(b) or clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property or is contained under the section headings referenced in clause (A) above (but, in each case, excluding forward-looking budgets and projections), (II) Borrower and Guarantor shall not be obligated to provide the certification set forth in clause (A) above or be liable under Section 11.2(b) or clause (B) or (C) above if Borrower has not been afforded three (3) Business Days to review and comment on the applicable sections of the applicable Disclosure Document, and (III) Borrower and Guarantor shall not be liable under Section 11.2(b) or clause (B) or (C) above with respect to any statement or omission if Borrower shall have notified Lender as to the existence of such untrue statement or omission within a reasonable period of time prior to pricing of the securities and Lender shall have failed to cause such Disclosure Document to be revised accordingly. The indemnification provided for in clauses (B) and (C) above shall be effective (subject to the proviso set forth in the immediately preceding sentence) whether or not the indemnification agreement described above is provided. The aforesaid indemnity will be in addition to any liability which Borrower may otherwise have.
(d)    In connection with filings under Exchange Act and/or the Securities Act (subject to the same provisos set forth in clauses (I), (II) and (III) of Section 11.2(c)) Borrower shall (i) indemnify Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated in the Covered Disclosure Information in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any out-of-pocket legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.
(e)    Promptly after receipt by an Indemnified Person under this Section 11.2 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Person under this Section 11.2, notify the Indemnifying Person in writing of the commencement thereof (but the omission to so notify the Indemnifying Person will not relieve the Indemnifying Person from any liability which the Indemnifying Person may have to any Indemnified Person hereunder except to the extent that failure to notify causes prejudice to the Indemnifying Person). In the event that any action is brought against any Indemnified Person, and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled, jointly with any other Indemnifying Person, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel satisfactory to such Indemnified Person. After notice from the Indemnifying Person to such Indemnified Person under this Section 11.2, such Indemnifying Person shall pay for any legal or other expenses subsequently incurred by such Indemnifying Person in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the Indemnifying Person and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the Indemnifying Person, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the Indemnifying Person.
After notice from such Indemnifying Person to such Indemnified Person of its election to so assume the defense of such claim or action, such Indemnifying Person shall not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, unless, (1) if the defendants in any such action include both an Indemnified Person and any of the Indemnifying Persons and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to an Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person at the expense of the Indemnifying Persons, (2) the Indemnifying Person shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action (provided that the Indemnified Person has provided the Indemnifying Person with ten (10) days prior written notice that it intends to exercise its rights pursuant to this clause (2) and the Indemnifying Person has not employed counsel reasonably satisfactory to the Indemnified Person within such 10-day period), or (3) the Indemnifying Person has authorized in writing the employment of counsel of the Indemnified Person at the expense of the Indemnifying Person.
Without the prior written consent of the applicable Indemnified Persons (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (i) such Indemnifying Person shall have given the Indemnified Persons reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person from all liability arising out of such claim, action, suit or proceedings and (ii) such settlement, compromise or judgment does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person(s) without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel to which the Indemnified Person is entitled pursuant to this Agreement, the Indemnifying Person shall be liable for any settlement, compromise or entry of a judgment in connection with any proceeding effected without its written consent if (i) such settlement, compromise or judgment is entered into or entered, as applicable, more than ninety (90) days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, compromise or judgment, and (iii) such settlement, compromise or judgment does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any such Indemnifying Person; provided, that the Indemnified Person has provided the

Indemnifying Person with five (5) Business Days prior notice of its intent to exercise its rights under this sentence.
The Indemnifying Person agrees that if any indemnification or reimbursement sought pursuant to this Agreement is judicially determined to be unenforceable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities from which such Indemnified Person is entitled to be held harmless under this Agreement), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the foregoing, no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by such Indemnified Persons in connection with the closing of the Loan or the Securitization.
The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Agreement shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Agreement.
(f)    The liabilities and obligations of each of Borrower, Guarantor and Lender under this Section 11.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. Failure by Borrower and/or Guarantor to comply with the provisions of Section 11.1 and/or Section 11.2 within the timeframes specified therein, and if such failure continues for an additional ten (10) Business Days after notice from Lender to Borrower of such failure shall, at Lender’s option, constitute a breach of the terms thereof and/or an Event of Default.
Section 11.3.    Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.
Section 11.4.    Servicer. At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer. Without limitation of any other provision contained herein, Borrower shall be liable for the costs and expenses of Lender incurred with respect to any Servicer to the extent provided in Section 17.6 hereof.

Section 11.5.    Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith
Section 11.6.    Mezzanine Option. Borrower acknowledges and agrees that Mortgage Lender shall have the options set forth in Section 11.6 of the Mortgage Loan Agreement. Borrower shall cooperate with Mortgage Lender and Lender in Mortgage Lender’s exercise, from time to time, of any and all such options in good faith and in a timely manner, which cooperation shall include, but not be limited to, cooperating with respect to all of the actions and items specified and/or referenced in Section 11.6 of the Mortgage Loan Agreement (subject to the limitations set forth therein, mutatis mutandis. Lender shall have the option (the “Mezzanine Option”) at any time to divide the Loan into two mezzanine loans, provided, that (i) the total loan amounts for such mezzanine loans shall equal the then outstanding amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, (ii) the weighted average interest rate of such mezzanine loans shall equal the Interest Rate (except following an Event of Default) and (iii) the Allocated Loan Amounts shall be allocated between such mezzanine loans on a pro rata basis. Borrower shall cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies (provided, that any such amendment shall not change any economic or non-economic term, including the interest rate or the stated maturity, or otherwise have an adverse effect on Borrower, Guarantor and/or any of their Affiliates or increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents (in each case other than to a de minimus extent), except as provided in clause (ii) of the immediately preceding sentence), (ii) creating one or more Single Purpose Entities (the “New Mezzanine Borrower”), which such New Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such New Mezzanine Borrower as may be designated by Lender, execute such customary agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements and UCC title insurance policies and using commercially reasonable efforts to deliver documents and/or instruments relating to the Property Documents and other materials as may be reasonably required by Lender or required by the Rating Agencies. Borrower acknowledges and agrees that the execution of any documents in connection with Lender’s exercise of the Mezzanine Option in accordance with terms and conditions hereof shall not in itself increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents.
Section 11.7.    Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.
Section 11.8.    Syndication. Without limiting Lender’s rights under Section 11.1, the provisions of this Section 11.8 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 11.8 set forth below.
(a)    Sale of Loan, Co-Lenders, Participations and Servicing.
(i)    Lender and any Co-Lender may, at their option, without Borrower’s consent (but with notice to Borrower), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.
(ii)    The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this Agreement shall be reduced by the applicable amount assigned under each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan.
(iii)    Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Agent, furnish Agent with the certificates required under Sections 4.12 and 4.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.
(iv)    Citi (or an Affiliate of Citi) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 11.8. Borrower acknowledges that Citi, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as a Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Each Lender acknowledges that Citi, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to all matters requiring consent hereunder. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Citi as Agent to bind Citi and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. Citi may resign as Agent of the Co-Lenders, in its sole discretion, or if required to by the Co-Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of but upon prior written notice to Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term Agent shall include any successor Agent.
(v)    Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.
(vi)    Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption instruments, Citi, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term “Co-Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Citi in its individual capacity. Citi and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.
(vii)    If required by any Co-Lender, Borrower hereby agrees to execute and deliver (in exchange for the original Note being replaced) supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.

(viii)    Citi, as Agent, shall maintain at its domestic lending office or at such other location as Citi, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan (including the principal amounts and stated interest owing to each Co-Lender) and the name and address of each Co-Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Citi, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Citi, as Agent, which receipt will be acknowledged by Citi, as Agent, upon request.
(ix)    Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”). No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and any Participant, notwithstanding that the particular action in question may, pursuant to this Agreement or any participation agreement be subject to the consent or direction of some or all of the Participants. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co- Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder. Each Lender or Co-Lender that sells a participation shall, acting solely for this purpose as agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts and stated interest of each Participant’s interest (the “Participant Register”); provided that no Lender or Co-Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a Participant’s interest) except to the extent that such disclosure is necessary to establish that the applicable obligation is in registered form under Section 5f.103-1(c) of the U.S. Department of Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error. The Borrower, the Lenders and the Servicer may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan.
(x)    Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any

Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).
(b)    Cooperation in Syndication.
(i)    Borrower agrees to use (and cause its Affiliates to use) commercially reasonable efforts to assist Lender in completing a Syndication satisfactory to Lender. Such assistance shall include the following, in each case, as reasonably requested by Lender (i) direct contact between senior management and advisors of Borrower, Sponsor and Guarantor and the proposed Co-Lenders, (ii) provision of information for use in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one or more meetings of prospective Co-Lenders or with the Rating Agencies, and (iv) working with Lender to procure a rating for the Loan by the Rating Agencies.
(ii)    Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to the other provisions of this Agreement), the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders. To assist Lender in its Syndication efforts, Borrower agrees promptly to prepare and provide to Lender all information with respect to Borrower, Mortgage Borrower, Manager, Guarantor, Sponsor, any SPE Component Entity (if any), Mezzanine Borrower, Operating Lessee Pledgor, the Collateral and the Properties contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan. Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of their representatives have been or will be prepared in good faith based upon reasonable assumptions. Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating Agencies, may use and rely on the Information and Projections without independent verification thereof.
(iii)    If required in connection with the Syndication, Borrower hereby agrees that, in addition to complying with Section 11.1, it shall use commercially reasonable efforts to obtain and deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, which will run to Lender, any Co-Lender and their respective successors and assigns.
Borrower shall be responsible for payments of its legal fees incurred in connection with compliance with the requests made under this Section.

(c)    No Joint Venture. Notwithstanding anything to the contrary herein contained, neither Agent, Lender nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower.
(d)    Voting Rights of Co-Lenders. Borrower acknowledges that the Co-Lending Agreement may contain provisions which require that amendments, waivers, extensions, modifications, and other decisions with respect to the Loan Documents shall require the approval of all or a number of the Co-Lenders holding in the aggregate a specified percentage of the Loan or any one or more Co-Lenders that are specifically affected by such amendment, waiver, extension, modification or other decision. Borrower’s rights and obligations hereunder are independent of the Co-Lending Agreement and remain unmodified by the terms and provisions thereof.
Section 11.9.    Intentionally Omitted.
Section 11.10.    Intercreditor Agreement. Lender, Mortgage Lender, Mezzanine B Lender and Mezzanine C Lender are or will be parties to a certain Intercreditor Agreement (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Loan, the Mortgage Loan, the Mezzanine B Loan, the Mezzanine C Loan, Borrower, Mortgage Borrower, Mezzanine B Borrower, Mezzanine C Borrower, the Collateral and the Properties. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender, Mortgage Lender, Mezzanine B Lender and Mezzanine C Lender and (ii) Borrower, Mortgage Borrower, Mezzanine B Borrower and Mezzanine C Borrower are not intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on the provisions contained therein. Lender, Mortgage Lender, Mezzanine B Lender and Mezzanine C Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.
ARTICLE 12.

INDEMNIFICATIONS
Section 12.1.    General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Persons and arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about any Individual Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property or any part thereof; (d) any failure of any Individual Property (or any portion thereof) or the Collateral (or any portion thereof) to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, management agreement or any Property Documents; (f) the payment of any brokerage commission, charge or fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Pledge Agreement; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Accounts; provided, however, that the foregoing covenant shall not apply to any matter to the extent arising from the gross negligence, fraud, illegal acts or willful misconduct of an Indemnified Person or from events or conditions first arising from and after the taking of control or possession by Lender, its nominee, or any purchaser at a foreclosure sale, (ii) resulting from any breach of a Loan Document by an Indemnified Person as determined by a court of competent jurisdiction (to the extent and for so long as such Indemnified Person disputes the occurrence of such breach), or (iii) constituting Excluded Taxes. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become due and payable immediately after demand therefor by Lender and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.
Section 12.2.    Mortgage and Intangible Tax Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Person and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, any of the other Mortgage Loan Documents, the Note and/or any of the other Loan Documents.
Section 12.3.    ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Persons from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur as a result of a default under Sections 3.7 or 4.19 of this Agreement.
Section 12.4.    Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Person, Borrower shall defend such Indemnified Person (if requested by any Indemnified Person, in the name of the Indemnified Person) by attorneys and other professionals selected by Borrower and reasonably approved by the Indemnified Persons. Notwithstanding the foregoing, any Indemnified Persons may, in their sole discretion and at the Indemnified Persons’ sole cost and expense, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Persons, their attorneys shall control the resolution of any claim or proceeding. Upon demand if Borrower is not defending the Indemnified Persons in accordance with this Section 12.4, Borrower shall pay or, in the sole discretion of the Indemnified Persons, reimburse, the Indemnified Persons for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
Section 12.5.    Survival. The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of an assignment in lieu of foreclosure of the Pledge Agreement.
Section 12.6.    Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Pledge Agreement.
ARTICLE 13.

EXCULPATION
Section 13.1.    Exculpation.
(a)    Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral (or any portion thereof) or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, indemnities set forth in Article 12 hereof, Section 11.2 hereof, in the Guaranty and the Environmental Indemnity) made in connection with the Loan or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Article 13); (4) impair the rights of Lender to (A) obtain the appointment of a receiver and/or (B) enforce its security interest in the Accounts as provided in Articles 8 and 9 hereof; (5) impair the enforcement of the Pledge Agreement; (6) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral (or any portion thereof); or (7) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any reasonable out-of-pocket Loss incurred by Lender (including out-of-pocket attorneys’ fees and costs reasonably incurred but in all events excluding consequential, punitive and special damages (except to the extent Lender is actually liable for such damages)) arising out of or in connection with the following:
(i)    fraud or intentional misrepresentation by any Borrower Party in connection with the Loan;
(ii)    the gross negligence or willful misconduct of any Borrower Party;
(iii)    material physical waste to any Individual Property arising from the intentional acts or omissions of any Borrower Party (it being acknowledged that omissions to perform acts for which sufficient cash flow is not available from the Properties shall not be deemed an intentional omission for purposes of this clause (iii));
(iv)    the removal or disposal by any Borrower Party or any of its respective Affiliates of any portion of any Individual Property after an Event of Default unless such portion of any Individual Property so removed or so disposed of is replaced with property of equal utility and value or such removal or disposal was otherwise permitted pursuant to the terms and conditions hereof;
(v)    the misapplication or conversion by any Borrower Party of (A) any insurance proceeds paid by reason of any loss, damage or destruction to any Individual Property (or any portion thereof), (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Individual Property, (C) any Rents following an Event of Default, (D) any Rents paid more than one month in advance and/or (E) any Net Liquidation Proceeds After Debt Service);
(vi)    failure to pay Taxes, charges for labor or materials or other charges that can create liens on any portion of any Individual Property in accordance with the terms and provisions hereof; provided, however, Borrower shall have no liability under this subsection (vi) if (A) such Taxes, charges for labor or materials or other charges that can create liens are being contested in accordance with the terms and conditions hereof or (B) sufficient cash flow is not available from the Properties to pay such amounts; provided, that, in no instance shall Borrower be released from any liability pursuant to this clause (vi) to the extent (1) such insufficiency of cash flow arises from the intentional misappropriation or conversion of Rent by any Borrower Party or (2) Borrower or Mortgage Borrower incurred such charges after the occurrence and during the continuance of an Event of Default, except to the extent such charges were (I) necessary to protect against imminent danger to the health or safety of any Tenant or any Person at or in the immediate vicinity of any Individual Property or to prevent any imminent defect, damage or harm to any Individual Property, (II) contracted for prior to such Event of Default or (III) consented to in writing by Lender;
(vii)    any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender upon a foreclosure of any Collateral or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(viii)    the breach or violation by Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) of any representation, warranty or covenant contained in Article 5 hereof;
(ix)    the failure by Borrower to (A) permit (or cause Mortgage Borrower to permit) on-site inspections of any Individual Property, (B) provide any financial information regarding hereunder and/or pursuant to the other Loan Documents and/or (C) appoint (or cause Mortgage Borrower to appoint) a Qualified Manager pursuant to a Qualified Management Agreement upon the request of Lender which failure constitutes an Event of Default;
(x)    a breach of Section 11.1 and/or Section 11.2 hereof, which breach continues for three (3) Business Days after notice from Lender;
(xi)    any material amendment, material modification or voluntary termination of any Ground Lease by any Borrower or any Mortgage Borrower without Lender’s consent other than as expressly permitted pursuant to the terms hereof;
(xii)    the termination or suspension of any Health Care License arising in connection with any grossly negligent or willful material violation of any Health Care Requirement or otherwise by Borrower or Mortgage Borrower or any voluntary termination or rejection of any such Health Care License by Borrower or Mortgage Borrower, in each instance, which termination, suspension or rejection constitutes an Event of Default;
(xiii)    any violation of Article 6 hereof not otherwise covered pursuant to clauses (b)(iv) and (b)(v) immediately below, provided, however, for the avoidance of doubt, a Sale or Pledge resulting from the consummation of an enforcement action by Lender, Mortgage Lender or the holder of any Mezzanine Loan shall not be a Sale or Pledge in violation of Article 6 hereof; or
(xiv)    the incurrence by Mortgage Borrower of any voluntary indebtedness prohibited by the Mortgage Loan Agreement.
(b)    Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) a Bankruptcy Event occurs, (ii) the first full monthly payment of principal (if any) and interest under the Note is not paid when due; (iii) any representation, warranty or covenant contained in Article 5 is violated or breached and such breach or violation results in, or is a substantial factor in, a substantive consolidation of Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) with any other

Person in a bankruptcy or similar proceedings; (iv) if Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) fails to obtain Lender’s prior written consent to (A) any voluntary indebtedness or (B) voluntary monetary lien encumbering any Individual Property or any Collateral to the extent such lien required Lender’s consent under this Agreement or the other Loan Documents; or (v) if Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) fails to obtain Lender’s prior written consent to any voluntary transfer of any material portion of any Individual Property or any Collateral or to any voluntary act that causes a change in the ownership of Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) to the extent such ownership change required Lender’s consent under this Agreement; provided, however, for the avoidance of doubt, a Sale or Pledge resulting from the consummation of an enforcement action by Lender, Mortgage Lender or the holder of any Mezzanine Loan shall not be a Sale or Pledge in violation of Article 6 hereof.
Notwithstanding any provision contained herein or in any other Loan Document, no direct or indirect shareholder, partner, member, principal, affiliate, employee, officer, director, agent or representative of Borrower (each, a “Related Party”) (other than (a) Guarantor in accordance with the Guaranty and the Environmental Indemnity and (b) any Manager that is an Affiliate of Borrower in accordance with any Loan Document to which such Manager may be a party) shall have any personal liability for, nor be joined as a party to any action with respect to (i) the payment of any sum of money which is or may be payable hereunder or under any other Loan Documents, including, but not limited to, the repayment of the Loan or (ii) the performance or discharge of any covenants, obligations or undertakings of Guarantor or any Related Party with respect thereto. In addition to the foregoing, anything contained herein or in the other Loan Documents notwithstanding, in no event will the assets of any Related Party (other than Guarantor in accordance with the Guaranty and the Environmental Indemnity) be available to satisfy any obligation of Borrower hereunder.
ARTICLE 14.

NOTICES
Section 14.1.    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:
c/o NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
Attn: Ronald Lieberman
Facsimile No.: (212) 547-2704
and
c/o NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, New York 10022
Attn: Debra A. Hess
Facsimile No.: (212) 547-2705

With a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention : Harris B. Freidus, Esq. Facsimile No.: (212) 492-0064
If to Lender:	Citigroup Global Markets Realty Corp. 388 Greenwich Street 19th Floor New York, New York 10013 Attention : Ana Rosu Marmann Facsimile No.: (646) 328-2938
And to: And to: And to: With a copy to:
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Joseph Geoghan
Facsimile No.: (212) 834-6029

Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Attention:  Michael S. Birajiclian
Facsimile No.: (646) 531-5391

Column Financial, Inc.
Eleven Madison Avenue
New York, New York 10010
Attention:  Legal and Compliance Department/FID Securitized Product
Facsimile No.: (212) 322-1730

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: David W. Forti, Esq.
Facsimile No.: (215) 655-2647

or addressed as such party may from time to time designate by written notice to the other parties.
Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
ARTICLE 15.

FURTHER ASSURANCES
Section 15.1.    Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor
Section 15.2.    Execution of Pledge Agreement.
(a)    Borrower forthwith upon the execution and delivery of the Pledge Agreement and thereafter, from time to time, will cause the Pledge Agreement and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Collateral; and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Collateral. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Pledge Agreement, this Agreement, the other Loan Documents, any note or instrument supplemental hereto, any security instrument with respect to the Collateral and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Pledge Agreement or any instrument supplemental hereto, any security instrument with respect to the Collateral or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by applicable law so to do.
Section 15.3.    Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, pledges, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement and the Pledge Agreement or for filing the financing statements, or for complying in all material respects with all Legal Requirements and all Health Care Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Collateral. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity in connection with the Loan, including without limitation, such rights and remedies available to Lender pursuant to this Section 15.3, exercisable, in each case, to the extent that Borrower fails to take the necessary actions within ten (10) days after Borrower’s receipt of written request therefor from Lender.
Section 15.4.    Changes in Tax, Debt, Credit and Documentary Stamp Laws.
(a)    If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Collateral (or any portion thereof) for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Collateral (or any portion thereof) (other than an Excluded Tax), Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred eighty (180) days to declare the Debt immediately due and payable.
(b)    Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, or the Collateral (or any part thereof), and no deduction shall otherwise be made or claimed from the assessed value of the Collateral, or any respective part thereof, for real estate tax purposes by reason of the Security Instrument, the Pledge Agreement or the Debt. If such claim, credit or deduction shall be required by applicable law, Lender shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable.
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Pledge Agreement, or any of the other Loan Documents or impose any other tax or charge on the same (other than an Excluded Tax), Borrower will pay for the same, with interest and penalties thereon, if any.
ARTICLE 16.

WAIVERS
Section 16.1.    Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement, the Pledge Agreement, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
Section 16.2.    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Pledge Agreement, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 16.3.    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Pledge Agreement, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Pledge Agreement, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Pledge Agreement, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 16.4.    Waiver of Trial by Jury. BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.
Section 16.5.    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 16.6.    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by applicable law or under this Agreement, the Pledge Agreement, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether

Lender has acted reasonably shall be determined by an action seeking injunctive relief or declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.
Section 16.7.    Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by applicable Legal Requirements, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Pledge Agreement or the Collateral or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Pledge Agreement on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Collateral (or any portion thereof) subsequent to the date of the Pledge Agreement and on behalf of all persons to the extent permitted by applicable Legal Requirements.
Section 16.8.    Waiver of Statute of Limitations. To the extent permitted by applicable Legal Requirements, Borrower hereby expressly waives and releases to the fullest extent permitted by applicable Legal Requirements, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, the Pledge Agreement or other Loan Documents.
Section 16.9.    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 16.10.    Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.
ARTICLE 17.

MISCELLANEOUS
Section 17.1.    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Pledge Agreement, the Note or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of a party, shall inure to the benefit of the legal representatives, successors and assigns of the other party.

Section 17.2.    Governing Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND/OR FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT DESIGNATED BY LENDER IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. EACH OF BORROWER AND LENDER HEREBY (I) WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING AND (II) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AND LENDER HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING AGREEMENT, WAIVER AND SUBMISSION ARE MADE PURSUANT TO SECTION 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

BORROWER DOES HEREBY DESIGNATE AND APPOINT:
HC Mezz 1-T, LLC
C/O NORTHSTAR REALTY FINANCE CORP.
399 PARK AVENUE, 18TH FLOOR
NEW YORK, NEW YORK 10022
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 17.3.    Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 17.4.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 17.5.    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 17.6.    Expenses. Borrower covenants and agrees to pay its own costs and expenses in connection with the Loan and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable costs and expenses (including reasonable, actual attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Pledge Agreement, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement, the Pledge Agreement, the Note and the other Loan Documents with respect to the Properties); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement, the Pledge Agreement, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement, the Pledge Agreement, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date (including, without limitation, those contained in Articles 8 and 9 hereof); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Pledge Agreement, the Note and the other Loan Documents and any other documents or matters requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Pledge Agreement, the Note and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Pledge Agreement, the Note, the other Loan Documents, the Collateral, or any other security given for the Loan; (viii) servicing the Loan (including, without limitation, enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Pledge Agreement, the Note and the other Loan Documents or with respect to the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (with respect to Borrower, any SPE Component Entity or Guarantor); and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, Borrower’s rights hereunder to defease the Loan and to permit or undertake transfers (including under Sections 6.3 and 6.4 hereof), in each case, in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) though (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include, without limitation and in each case, any related appraisal costs if the Loan is a specially serviced loan, special servicing fees, liquidation fees, modification fees, work-out fees, special servicer inspection costs, operating advisor consulting fees and other similar costs or expenses payable to any Servicer, trustee, operating advisor and/or special servicer of the Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that Borrower directly pay the servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Borrower shall also pay the first $250,000 (when aggregated with all amounts paid pursuant to the last sentence of Section 17.6 in the Mezzanine B Loan Agreement and the Mezzanine C Loan Agreement) of attorney’s fees for purchaser’s attorneys in connection with Secondary Market Transactions.
Section 17.7.    Cost of Enforcement. In the event (a) that the Pledge Agreement is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) or Guarantor or an assignment by Borrower, Mortgage Borrower and/or any SPE Component Entity (as defined herein and in the Mortgage Loan Agreement) or Guarantor for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Pledge Agreement, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.
Section 17.8.    Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 17.9.    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Pledge Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 17.10.    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrower and Lender intend that the relationships created under this Agreement, the Pledge Agreement, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of pledgee, beneficiary or lender.
(b)    This Agreement, the Pledge Agreement, the Note and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement, the Pledge Agreement, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other

Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
(c)    The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Properties, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Collateral and the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Collateral and/or the Properties (or any portion thereof).
(d)    Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations related to the Properties (or any portion thereof) (including, without limitation, under the Leases) or the Collateral; or (ii) any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents to which any Borrower Party, the Collateral (or any portion thereof) and/or the Properties (or any portion thereof) is subject (other than the Loan Documents).
(e)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Pledge Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
(f)    Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Pledge Agreement and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property or the Collateral and notwithstanding any investigation of the Property or the Collateral by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept the this Agreement, the Note, the Pledge Agreement and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement.
Section 17.11.    Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Pledge Agreement or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Pledge Agreement or the other Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Nothing in this Section 17.11 shall prevent Borrower or any of its Affiliates from disclosing any information in connection with any statutory reporting requirement or other Legal Requirements applicable to Borrower or any of its Affiliates.

Section 17.12.    Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document to the contrary, no claim may be made by any Person against Borrower, Guarantor, Lender, Agent, Co-Lender or their respective Affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and each party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, other, than, with respect to Borrower and Guarantor, as expressly provided herein.
Section 17.13.    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and the Pledge Agreement, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Pledge Agreement and the other Loan Documents and this Agreement, the Note, the Pledge Agreement and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Pledge Agreement and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.
Section 17.14.    Entire Agreement. This Agreement, the Note, the Pledge Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Pledge Agreement and the other Loan Documents.
Section 17.15.    Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
Section 17.16.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 17.17.    Brokers. Borrower agrees (i) to pay any and all fees imposed or charged by all brokers, mortgage bankers and advisors (each a “Broker”) hired or contracted by any Borrower Party or their Affiliates in connection with the transactions contemplated by this Agreement and (ii) to indemnify and hold Lender harmless from and against any and all claims, demands and liabilities for brokerage commissions, agency fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Lender by any Person. The foregoing indemnity shall survive the termination of this Agreement and the payment of the Debt. Borrower hereby represents and warrants that the no Broker was engaged by any Borrower Party in connection with the transactions contemplated by this Agreement. Lender hereby agrees to pay any and all fees imposed or charged by any Broker hired solely by Lender. Borrower acknowledges and agrees that (a) any Broker is not an agent of Lender and has no power or authority to bind Lender, (b) Lender is not responsible for any recommendations or advice given to any Borrower Party by any Broker, (c) Lender and the Borrower Parties have dealt at arms-length with each other in connection with the Loan, (d) no fiduciary or other special relationship exists or shall be deemed or construed to exist among Lender and the Borrower Parties and (e) none of the Borrower Parties shall be entitled to rely on any assurances or waivers given, or statements made or actions taken, by any Broker which purport to bind Lender or modify or otherwise affect this Agreement or the Loan, unless Lender has, in its sole discretion, agreed in writing with any such Borrower Party to such assurances, waivers, statements, actions or modifications. Borrower acknowledges and agrees that Lender may, in its sole discretion, pay fees or compensation to any Broker in connection with or arising out of the closing and funding of the Loan. Such fees and compensation, if any, (i) shall be in addition to any fees which may be paid by any Borrower Party to such Broker and (ii) create a potential conflict of interest for Broker in its relationship with the Borrower Parties. Such fees and compensation, if applicable, may include a direct, one-time payment, servicing fees and/or incentive payments based on volume and size of financings involving Lender and such Broker.
Section 17.18.    Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.19.    Contributions and Waivers.
(a)    As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other Loan Documents (collectively, the “Obligations”) and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section, includes any exercise of recourse by Lender against any Collateral of a Borrower and application of proceeds of such Collateral in satisfaction of such Borrower’s obligations, to Lender under the Loan Documents).
(b)    Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable Legal Requirements.
(c)    In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section.
(d)    For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its Affiliates from extensions of credit made by Lender to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their property to secure the Obligations of such Borrower to Lender.
(e)    Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).
(f)    In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.
(g)    Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.
(h)    No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section shall limit or affect in any way the Obligations of any Borrower to Lender under the Loan Documents.
(i)    To the extent permitted by applicable Legal Requirements, each Borrower waives:
(i)    any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Borrower;
(ii)    any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other Person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Loan Documents;
(iii)    any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;
(iv)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;
(v)    any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;
(vi)    presentment, demand, protest and notice of any kind;
(vii)    any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;
(viii)    any defense based upon any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

(ix)    any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;
(x)    any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;
(xi)    any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;
(xii)    any defense based upon the avoidance of any security interest in favor of Lender for any reason;
(xiii)    any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;
(xiv)    any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Pledge Agreement to be satisfied by any payment from any other Borrower or any such party; and
(xv)    all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s rights of subrogation and reimbursement against any other Borrower.
(j)    Each Borrower hereby restates and makes the waivers made by Guarantor in the Guaranty for the benefit of Lender. Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)).
Section 17.20.    Cross-Default; Cross-Collateralization. Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral taken together being of greater value as collateral security than the sum of each equity pledge taken separately. Borrower agrees that each of the Loan Documents are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of Loan Documents shall constitute an Event of Default under each of the other Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under the Pledge Agreement; (iii) the Pledge Agreement shall constitute security for the Note as if a single blanket lien were placed on all of the Collateral as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.

Section 17.21.    Waiver of Rights, Defenses and Claims. Borrower hereby unconditionally and irrevocably waives all rights, defenses and claims that Borrower may have based on the fact that certain terms and provisions of the Mortgage Loan Agreement, including without limitation certain definitions set forth in Section 1.1 of the Mortgage Loan Agreement, are incorporated into this Agreement by reference (other than rights, defenses and claims arising under such terms and conditions).
Section 17.22.    Borrower Affiliate Lender. Lender agrees that the Lender Documents shall not prohibit or restrict Affiliates of Borrower from purchasing or otherwise acquiring and owning any direct or indirect interest in the Loan or in any of the Mezzanine Loans (or otherwise impose additional restrictions or requirements on a transfer to such Affiliate of Borrower other than restrictions or requirements on a transfer that are imposed on other purchasers of the Loan or the Mezzanine Loans), provided, however, that the Lender Documents may include restrictions on the exercise of the rights and remedies by such Affiliates of Borrower under the Loan and the Mezzanine Loans including, without limitation, (a) restrictions on any such Affiliate having the right to, or exercising, directly or indirectly, any control, decision-making power, voting rights, notice and cure rights, or other rights that would otherwise benefit a holder by virtue of its ownership or control of any interest with respect to the Loan or any Mezzanine Loan, (b) restrictions on any such Affiliate’s approval and consent rights under any intercreditor agreement, (c) limitations on such Affiliate’s initiation of enforcement actions against equity collateral, (d) limitations on the making of protective advances, (e) restrictions on such Affiliate from making or bringing any claim, in its capacity as a holder of any direct or indirect interest in the Loan or any Mezzanine Loan against Lender, any Mezzanine Lender or any agent of any of the foregoing with respect to the duties and obligations of such Person under the Loan Documents, any Mezzanine Loan Documents, any intercreditor agreement or any applicable co-lender agreement and (f) restrictions on such Affiliate's access to any electronic platform for the distribution of materials or information among the Lender and the Mezzanine Lender, “asset status reports” or any correspondence or materials or notices of or participation in any discussions, meetings or conference calls (among Lender and the Mezzanine Lenders, any of their respective co-lenders or participants, or otherwise) regarding or relating to any workout discussions or litigation or foreclosure strategy (or potential litigation strategy) involving the Loan or the Mezzanine Loans, other than in its capacity as Borrower or a Mezzanine Borrower to the extent discussions and negotiations are being conducted with Borrower or such Mezzanine Borrower (as distinct from internal discussions and negotiations among the various creditors).
Section 17.23.    Additional Provisions. Notwithstanding anything to the contrary contained herein, Borrower hereby agrees as follows:
(a)    Borrower shall cause Mortgage Borrower to: (i) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (ii) perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed and observed; and (iii) promptly deliver to Lender a true and complete copy of any notice by Mortgage Lender to Mortgage Borrower or Guarantor of any default by Mortgage Borrower under the Mortgage Loan Documents.

(b)    Borrower agrees to notify Lender promptly upon the occurrence of any Mortgage Event of Default under the Mortgage Loan Documents. If any Mortgage Event of Default occurs under the Mortgage Loan Documents, Borrower agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation to (A) pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and perform any act or take any action on behalf of Borrower and/or Mortgage Borrower as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed, and (B) pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral, except, in each case, to the extent Borrower or Mortgage Borrower is diligently pursuing remedies to cure such default in Lender’s reasonable discretion. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any Mortgage Event of Default under the Mortgage Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a Mortgage Event of Default under the Mortgage Loan. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Properties (or any portion thereof) and Mortgage Borrower in addition to all other rights Lender may have under the Loan Documents or applicable law.
(c)    Borrower hereby grants to Lender and its designees the right to enter upon the Properties (or any portion thereof) (subject to Legal Requirements and the rights of Tenants and subtenants) at any time following the occurrence and during the continuance of any Mortgage Event of Default under the Mortgage Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Lender’s interest in the Collateral. Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this Section (including communicating with Mortgage Lender with respect to any Mortgage Loan defaults), without consent from Borrower or Mortgage Borrower, but with prior reasonable notice. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the costs and expenses incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Pledge Agreement and shall be due and payable to Lender within five (5) Business Days following demand therefor.
(d)    If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon, except to the extent such action or omission is deemed to be fraudulent, gross negligence, illegal or willful misconduct. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section, except for Lender’s gross negligence, fraud, illegal acts or willful misconduct.

(e)    Lender shall have the right at any time to acquire all or any portion of the Mortgage Loan or any interest in any holder of, or participant in, the Mortgage Loan without notice or consent of Borrower or any other Borrower Party, in which event Lender shall have and may exercise all rights of Mortgage Lender thereunder (to the extent of its interest), including the right (i) to declare that the Mortgage Loan is in default in accordance with the terms of the Mortgage Loan Agreement and (ii) to accelerate the Mortgage Loan indebtedness, in accordance with the terms of the Mortgage Loan Agreement and (iii) to pursue all remedies against any obligor under the Mortgage Loan Documents. In addition, Borrower hereby expressly agrees that any claims, counterclaims, defenses, offsets, deductions or reductions of any kind which Mortgage Borrower or any other Person may have against Mortgage Lender relating to or arising out of the Mortgage Loan shall be the personal obligation of Mortgage Lender, and in no event shall Mortgage Borrower be entitled to bring, pursue or raise any such claims, counterclaims, defenses, offsets, deductions or reductions against Lender or any Affiliate of Lender or any other Person as the successor holder of the Mortgage Loan or any interest therein for any causes on or prior to the date such Lender or Person acquires such interest in the Mortgage Loan, provided that Mortgage Borrower may seek specific performance of its contractual rights under the Mortgage Loan Documents.
(f)    Lender shall have the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower. Lender shall have the right to cause consultation meetings to occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice.
Section 17.24.    Further Additional Provisions.
(a)    Mortgage Loan Notices, Communications, and Certificates.
(i)    Promptly after receipt (but no more than five (5) Business Days after receipt), Borrower shall deliver or cause Mortgage Borrower to deliver to Lender a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) received from Mortgage Lender by Mortgage Borrower or any Borrower Party under the Mortgage Loan Documents. If Mortgage Borrower delivers to Mortgage Lender any request for consent, approval, waiver, or modification with respect to the Mortgage Loan or any matter requiring the consent of Mortgage Lender, Borrower shall concurrently deliver to Lender a true and complete copy of such request and thereafter shall keep Lender reasonably and currently informed of the status of such request.
(ii)    Unless directly delivered by Borrower to Lender, Borrower shall cause each Mortgage Borrower and Borrower Party to concurrently deliver to Lender all of the financial statements and material reports, certificates, notices, requests for consent, and related items delivered or required to be delivered by Mortgage Borrower or any other Borrower Party to Mortgage Lender under the Mortgage Loan Documents as and when due under the Mortgage Loan Documents. Borrower certifies that any certificate delivered by Mortgage Borrower to Mortgage Lender pursuant to the Mortgage Loan Documents (including any certified financial statement or rent roll) shall be accurate and complete in all material respects, and Lender may rely on a copy thereof as if such certificate had been certified by Borrower and delivered directly by Borrower to Lender.
(b)    Communications with Mortgage Lender. Lender shall have the right, at any time, to communicate with Mortgage Lender regarding the Property, the Collateral, the Loan, the Mortgage Loan, or any other matter without notice to or permission from Borrower or any Borrower Party. Such communications may include disclosure of information and reports received from any Borrower Party or Manager, and discussions relating to amending (or declining to amend) the terms of the Loan and Mortgage Loan, issuing (or declining to issue) consents under the Loan and Mortgage Loan, and enforcing (or declining to enforce) rights under the Loan and Mortgage Loan. Lender and Mortgage Lender may enter into such communications with a view solely to the advancement and protection of their own respective interests, without any duty or obligation to any Borrower Party. In no event shall either Lender or Mortgage Lender have any liability to Borrower or any Borrower Party on account of communications between Lender and Mortgage Lender. Neither Lender nor Mortgage Lender shall have any obligation to disclose to Borrower or any Borrower Party the existence or contents of such communications.
(c)    Mortgage Loan Estoppels. Borrower shall or shall cause Mortgage Borrower to from time to time, use reasonable efforts to obtain from Mortgage Lender such estoppel certificates with respect to the status of the Mortgage Loan and compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents as may reasonably be requested by Lender. In the event or to the extent that Mortgage Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower furnishes to Lender estoppels executed by Borrower or Mortgage Borrower, each expressly representing to Lender the information requested by Lender regarding the status of the Mortgage Loan and the compliance by Mortgage Borrower with the terms of the Mortgage Loan Documents. Borrower shall indemnify, defend, and hold harmless Lender from and against all Losses which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Mortgage Loan which was misrepresented in such estoppel certificate executed by Borrower or Mortgage Borrower.
(d)    Refinancing of Mortgage Loan. Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Mortgage Borrower to refinance the entire Mortgage Loan unless such refinancing is in an amount sufficient to repay the entire Debt and the proceeds of the refinance are so used to repay the entire Debt.
(e)    Reserved.
(f)    Modification of Mortgage Loan Documents. Borrower shall not permit Mortgage Borrower to enter into or be bound by any new Mortgage Loan Documents after the date hereof, agree to any modifications, consolidation, restatement, or waiver of any existing Mortgage Loan Documents, grant to Mortgage Lender any consent or waiver, or exercise any remedy available to Mortgage Borrower under the Mortgage Loan Documents or any right or election under the Mortgage Loan Documents, in each case without the prior written approval of Lender. Borrower shall provide Lender with a copy of any amendment or modification of, or waiver or consent granted under, the Mortgage Loan Documents within five (5) days after its receipt thereof.
(g)    Deed in Lieu of Foreclosure. Without the express prior written consent of Lender, Borrower shall not, and Borrower shall not cause, suffer or permit Mortgage Borrower to, enter into, execute, deliver, or consent to, as the case may be, any deed-in-lieu or consensual foreclosure with or for the benefit of Mortgage Lender or any of its Affiliates, successors, or designees; and delivery of a deed-in-lieu of foreclosure shall be construed as a Transfer that is not permitted hereunder.
(h)    Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Lender and Lender may reasonably reach different conclusions, and (iii) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent set forth herein. Furthermore, the denial by Lender of a requested consent or approval shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial unless Lender has not complied with any applicable standard for consent. The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.
(i)    In the event Mortgage Lender has the right to approve any Extraordinary Operating Expense (as defined in the Mortgage Loan Agreement), Lender shall also have such right on the same terms.
(j)    Borrower shall not, nor shall any Borrower Party, seek the substantive consolidation of Borrower or Mortgage Borrower with any other Person in any proceeding under the Bankruptcy Code. Borrower acknowledges, and agrees that it shall be estopped to deny, that in agreeing to make the Loan, Lender is placing substantial reliance on the separate existence of Borrower and each Borrower Party as independent economic units, separate and distinct from each other and from any other Person, each with its own separate assets, liabilities, financial condition, and business purpose.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:
HC MEZZ 1-T, LLC
MA OPS MB2-T, LLC
MA OWNER MB1-T, LLC
CCRC OPS MB2-T, LLC
CCRC OWNER MB1-T, LLC
GLENWOOD OPS MB2-T, LLC
GLENWOOD OWNER MB1-T, LLC,
each a Delaware limited liability company

By:	/s/ Jenny B. Neslin Name: Jenny B. Neslin Title: Authorized Signatory
[Signatures continue on following page]

LENDER:
CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ Tina Lin Name: Tina Lin Title: Authorized Signatory
[Signatures continue on following page]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Jennifer Lewin Name: Jennifer Lewin Title: Vice President
[Signatures continue on following page]

BARCLAYS BANK PLC

By:	/s/ Michael Birajiclian Name: Michael Birajiclian Title: Authorized Signatory
[Signatures continue on following page]

COLUMN FINANCIAL, INC.

By:	/s/ N. Dante La Rocca Name: N. Dante La Rocca Title: Authorized Signatory

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SCHEDULE I

BORROWER/FEDERAL TAX IDENTIFICATION NUMBER/ORGANIZATIONAL IDENTIFICATION NUMBER

Entity	Org ID	EIN
Glenwood Owner MB1-T, LLC	5634312	47-1594153
Glenwood OPS MB2-T, LLC	5634314	47-1594153
HC Mezz 1-T, LLC	5634291	47-1594153
CCRC OPS MB2-T, LLC	5587900	47-1594153
CCRC Owner MB1-T, LLC	5587879	47-1594153
MA OPS MB2-T,LLC	5587873	47-1594153
MA Owner MB1-T,LLC	5587854	47-1594153

SCHEDULE II

MORTGAGE BORROWERS

1.    G&E HC REIT II Alice MOB, LLC
2.    G&E HC REIT II Athens LTACH, LLC
3.    G&E HC REIT II Austell MOB, LLC
4.    G&E HC REIT II Bastian SNF, LLC
5.    G&E HC REIT II Benton Home Health MOB, LLC
6.    G&E HC REIT II Benton Medical Plaza I & II MOB, LLC
7.    G&E HC REIT II Boynton MOB, LLC
8.    G&E HC REIT II Bryant MOB, LLC
9.    G&E HC REIT II Buckhead SNF, LLC
10.    G&E HC REIT II Cape Girardeau LTACH, LLC
11.    G&E HC REIT II Care Pavilion SNF, L.P.
12.    G&E HC REIT II Carlsbad MOB, LLC
13.    G&E HC REIT II Charlottesville SNF, LLC
14.    G&E HC REIT II Cheltenham York SNF, L.P.
15.    G&E HC REIT II Chula Vista MOB, LLC
16.    G&E HC REIT II Cliveden SNF, L.P.
17.    G&E HC REIT II Columbia LTACH, LLC
18.    G&E HC REIT II Covington SNF, LLC
19.    G&E HC REIT II El Paso MOB, LLC
20.    G&E HC REIT II Ennis MOB, LLC
21.    G&E HC REIT II Fincastle SNF, LLC
22.    G&E HC REIT II Gainesville SNF, LLC
23.    G&E HC REIT II Hardy Oak MOB, LLC
24.    G&E HC REIT II Highlands Ranch Medical Pavilion LLC
25.    G&E HC REIT II Hobbs MOB, LLC
26.    G&E HC REIT II Hope MOB, LLC
27.    G&E HC REIT II Hot Springs SNF, LLC
28.    G&E HC REIT II Jersey City MOB, LLC
29.    G&E HC REIT II Joplin LTACH, LLC
30.    G&E HC REIT II Lacombe MOB, LLC
31.    G&E HC REIT II Lafayette Rehabilitation Hospital, LLC
32.    G&E HC REIT II Lake Charles MOB, LLC
33.    G&E HC REIT II Lakewood MOB I, LLC
34.    G&E HC REIT II Lawton MOB Portfolio, LLC
35.    G&E HC REIT II Lebanon SNF, LLC
36.    G&E HC REIT II Livingston MOB, LLC
37.    G&E HC REIT II Loma Linda Pediatric Specialty Hospital, LLC
38.    G&E HC REIT II Low Moor SNF, LLC
39.    G&E HC REIT II Lufkin MOB, LLC
40.    G&E HC REIT II Maplewood Manor SNF, L.P.
41.    G&E HC REIT II Maxfield Sarasota MOB, LLC

42.    G&E HC REIT II Memphis SNF, LLC
43.    G&E HC REIT II Midlothian SNF, LLC
44.    G&E HC REIT II Millington SNF, LLC
45.    G&E HC REIT II Mobile SNF, LLC
46.    G&E HC REIT II Muskogee LTACH, LLC
47.    G&E HC REIT II Okatie MOB, LLC
48.    G&E HC REIT II Parkway Medical Center, LLC
49.    G&E HC REIT II Pocatello MOB, LLC
50.    G&E HC REIT II Rockdale SNF, LLC
51.    G&E HC REIT II Shreveport SNF, LLC
52.    G&E HC REIT II Snellville SNF, LLC
53.    G&E HC REIT II Spokane MOB, LLC
54.    G&E HC REIT II St. Anthony North Denver MOB, LLC
55.    G&E HC REIT II St. Vincent Cleveland MOB, LLC
56.    G&E HC REIT II Surgical Hospital of Humble, LLC
57.    G&E HC REIT II Sylva MOB, LLC
58.    G&E HC REIT II Tempe MOB, LLC
59.    G&E HC REIT II Tucker House SNF, L.P.
60.    G&E HC REIT II Victoria MOB, LLC
61.    G&E HC REIT II Westminster SNF, LLC
62.    G&E HC REIT II Wharton MOB, LLC
63.    G&E HC REIT II Yuma SNF, LLC
64.    G&E Healthcare REIT II Sartell MOB, LLC
65.    GA HC REIT II 1 Rykowski NY MOB, LLC
66.    GA HC REIT II 109 Rykowski NY MOB, LLC
67.    GA HC REIT II 155 Crystal Run NY MOB, LLC
68.    GA HC REIT II 300 Crystal Run NY MOB, LLC
69.    GA HC REIT II 61 Emerald NY MOB, LLC
70.    GA HC REIT II 610 East Southport Indy MOB, LLC
71.    GA HC REIT II 8205 56th Indy MOB, LLC
72.    GA HC REIT II 8220 & 8240 Naab Road MOB, LLC
73.    GA HC REIT II 8260 Naab Road MOB, LLC
74.    GA HC REIT II 8325 East Southport Indy MOB, LLC
75.    GA HC REIT II 95 Crystal Run NY MOB, LLC
76.    GA HC REIT II Abilene MOB, LLC
77.    GA HC REIT II Amarillo MOB, LLC
78.    GA HC REIT II Avon MOB, LLC
79.    GA HC REIT II Bartlett TN MOB, LLC
80.    GA HC REIT II Batavia OH MOB, LLC
81.    GA HC REIT II Bellaire Hospital, LLC
82.    GA HC REIT II Bend OR Pilot Butte SNF, LLC
83.    GA HC REIT II Bend OR Wilson Ave ALF, LLC
84.    GA HC REIT II Bend OR Wilson Ave SNF, LLC
85.    GA HC REIT II Bessemer MOB, LLC
86.    GA HC REIT II Bloomington MOB, LLC

87.    GA HC REIT II Brentwood CA MOB, LLC
88.    GA HC REIT II Brownsburg IN MOB, LLC
89.    GA HC REIT II Calumet Munster IN MOB I, LLC
90.    GA HC REIT II Calumet Munster IN MOB II, LLC
91.    GA HC REIT II Carmel Penn MOB, LLC
92.    GA HC REIT II Carmel Physicians MOB, LLC
93.    GA HC REIT II Champaign MOB, LLC
94.    GA HC REIT II Chillicothe OH MOB, LLC
95.    GA HC REIT II Columbia MOB, LLC
96.    GA HC REIT II Corvallis OR ALF, LLC
97.    GA HC REIT II Dalton ALF, LLC
98.    GA HC REIT II Dalton SNF, LLC
99.    GA HC REIT II Des Plaines Surgical Center, LLC
100.    GA HC REIT II DeSoto MOB, LLC
101.    GA HC REIT II Durham ALF, LLC
102.    GA HC REIT II Eagle Carson City MOB, LLC
103.    GA HC REIT II Eagles Landing GA MOB, LLC
104.    GA HC REIT II East LA Hospital, LLC
105.    GA HC REIT II East Tennessee MOB Portfolio, LLC
106.    GA HC REIT II Effingham ALF, LLC
107.    GA HC REIT II Escanaba MI MOB, LLC
108.    GA HC REIT II Evansville IN MOB, LLC
109.    GA HC REIT II Evergreen CCRC, LLC
110.    GA HC REIT II Evergreen TRS Sub, LLC
111.    GA HC REIT II Falls of Neuse Raleigh MOB, LLC
112.    GA HC REIT II Fayetteville ALF, LLC
113.    GA HC REIT II Fishers Medical Arts MOB, LLC
114.    GA HC REIT II Frisco MOB, LLC
115.    GA HC REIT II Fuquay-Varina ALF, LLC
116.    GA HC REIT II Gardena CA Hospital, LLC
117.    GA HC REIT II Grants Pass OR 6th Street SNF, LLC
118.    GA HC REIT II Grants Pass OR Fairview SNF, LLC
119.    GA HC REIT II Greeley Cottonwood MOB, LLC
120.    GA HC REIT II Greeley MOB, LLC
121.    GA HC REIT II Greeley Northern Colorado MOB Portfolio, LLC
122.    GA HC REIT II Greenfield MOB, LLC
123.    GA HC REIT II Greenville ALF, LLC
124.    GA HC REIT II Hazel Dell MOB, LLC
125.    GA HC REIT II Hendersonville TN MOB, LLC
126.    GA HC REIT II Hilo MOB, LLC
127.    GA HC REIT II Hinsdale MOB I, LLC
128.    GA HC REIT II Hinsdale MOB II, LLC
129.    GA HC REIT II Hope MOB, LLC
130.    GA HC REIT II Humble TX MOB, LLC
131.    GA HC REIT II Huntsville MOB, LLC

132.    GA HC REIT II Hyde Park SNF, LLC
133.    GA HC REIT II Indian Trail ALF, LLC
134.    GA HC REIT II Indiana Heart MOB, LLC
135.    GA HC REIT II Indiana Orthopedics MOB, LLC
136.    GA HC REIT II Jasper MOB I & II, LLC
137.    GA HC REIT II Jasper MOB III, LLC
138.    GA HC REIT II Johns Creek GA MOB, LLC
139.    GA HC REIT II Kennestone Marietta MOB Portfolio, LLC
140.    GA HC REIT II Keystone Medical Center MOB, LLC
141.    GA HC REIT II Killeen MOB, LLC
142.    GA HC REIT II Knightdale ALF, LLC
143.    GA HC REIT II Lacombe MOB II, LLC
144.    GA HC REIT II Lafayette MOB, LLC
145.    GA HC REIT II Las Vegas Alta Vista MOB, LLC
146.    GA HC REIT II Lemont MOB, LLC
147.    GA HC REIT II Liberty CCRC, LLC
148.    GA HC REIT II Liberty TRS Sub, LLC
149.    GA HC REIT II Lincolnton ALF, LLC
150.    GA HC REIT II Lincolnwood CCRC, LLC
151.    GA HC REIT II Lincolnwood TRS Sub, LLC
152.    GA HC REIT II Mahomet ALF, LLC
153.    GA HC REIT II Milton SNF, LLC
154.    GA HC REIT II Mt. Zion ALF, LLC
155.    GA HC REIT II Muncie MOB, LLC
156.    GA HC REIT II Naperville MOB, LLC
157.    GA HC REIT II New Port Richey MOB, LLC
158.    GA HC REIT II Noblesville MOB, LLC
159.    GA HC REIT II North Bend WA SNF, LLC
160.    GA HC REIT II North Meridian MOB, LLC
161.    GA HC REIT II Norwalk CA Hospital, LLC
162.    GA HC REIT II Olympia WA SNF, LLC
163.    GA HC REIT II Penn St. Indianapolis MOB, LLC
164.    GA HC REIT II Pittsfield MA SNF, LLC
165.    GA HC REIT II Post Road Indy MOB I, LLC
166.    GA HC REIT II Post Road Indy MOB II, LLC
167.    GA HC REIT II Prairie Lakes MOB, LLC
168.    GA HC REIT II Prineville OR ALF, LLC
169.    GA HC REIT II Prineville OR SNF, LLC
170.    GA HC REIT II Redmond OR ALF, LLC
171.    GA HC REIT II Redmond OR SNF, LLC
172.    GA HC REIT II River Oaks Houston MOB, LLC
173.    GA HC REIT II Rockwall MOB II, LLC
174.    GA HC REIT II Rockwall MOB, LLC
175.    GA HC REIT II Rowlett MOB, LLC
176.    GA HC REIT II Royersford SNF, LLC

177.    GA HC REIT II Ruston MOB, LLC
178.    GA HC REIT II Salem OR ALF, LLC
179.    GA HC REIT II Salt Lake LTACH, LLC
180.    GA HC REIT II San Angelo MOB I, LLC
181.    GA HC REIT II San Angelo MOB II, LLC
182.    GA HC REIT II Santa Rosa Health Plaza MOB, LLC
183.    GA HC REIT II Schertz MOB, LLC
184.    GA HC REIT II Seasons CCRC, LLC
185.    GA HC REIT II Seasons TRS Sub, LLC
186.    GA HC REIT II Shelbyville MOB, LLC
187.    GA HC REIT II Shenandoah TX MOB, LLC
188.    GA HC REIT II St. Anthony North Denver MOB II, LLC
189.    GA HC REIT II St. Francis Lafayette MOB I, LLC
190.    GA HC REIT II St. Francis Lafayette MOB II, LLC
191.    GA HC REIT II St. John IN MOB, LLC
192.    GA HC REIT II St. Petersburg MOB, LLC
193.    GA HC REIT II Staunton ALF, LLC
194.    GA HC REIT II Tacoma WA SNF, LLC
195.    GA HC REIT II Temple MOB, LLC
196.    GA HC REIT II Texarkana MOB, LLC
197.    GA HC REIT II Township Line Indy MOB, LLC
198.    GA HC REIT II Treeline San Antonio MOB, LLC
199.    GA HC REIT II Urbana MOB, LLC
200.    GA HC REIT II Valparaiso Munster IN MOB, LLC
201.    GA HC REIT II Villa Rosa San Antonio MOB, LLC
202.    GA HC REIT II Warsaw MOB, LLC
203.    GA HC REIT II Watsontown SNF, LLC
204.    GA HC REIT II Wellspring CCRC, LLC
205.    GA HC REIT II Wellspring TRS Sub, LLC
206.    GA HC REIT II West Oaks MOB, LLC
207.    GA HC REIT II Winn GA MOB II, LLC
208.    GA HC REIT II Winn GA MOB Portfolio, LLC
209.    GAHCR II Dalton ALF TRS Sub, LLC
210.    GAHCR II Dalton SNF TRS Sub, LLC
211.    GAHCR II Effingham ALF TRS Sub, LLC
212.    GAHCR II Greenville ALF TRS Sub, LLC
213.    GAHCR II Hyde Park SNF TRS Sub, LLC
214.    GAHCR II Mahomet ALF TRS Sub, LLC
215.    GAHCR II Mt. Zion ALF TRS Sub, LLC
216.    GAHCR II Pittsfield MA SNF TRS Sub, LLC
217.    GAHCR II Staunton ALF TRS Sub, LLC
218.    MA OPS MB1-T, LLC
219.    CCRC OPS MB1-T, LLC
220.    Glenwood OPS MB1-T, LLC

SCHEDULE VIII

MEZZANINE B BORROWER

1.    HC Mezz 2-T, LLC
2.    Glenwood Owner MB2-T, LLC
3.    Glenwood OPS MB3-T, LLC
4.    MA Owner MB2-T, LLC
5.    MA OPS MB3-T, LLC
6.    CCRC Owner MB2-T, LLC
7.    CCRC OPS MB3-T, LLC

SCHEDULE IX

MEZZANINE C BORROWER

1.    HC Mezz 3-T, LLC
2.    Glenwood Owner MB3-T, LLC
3.    Glenwood OPS MB4-T, LLC
4.    MA Owner MB3-T, LLC
5.    MA OPS MB4-T, LLC
6.    CCRC Owner MB3-T, LLC
7.    CCRC OPS MB4-T, LLC

EXHIBIT A

Reserved

Exhibit B-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of December [__], 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among CITIGROUP GLOBAL MARKETS REALTY CORP., JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, BARCLAYS BANK PLC and COLUMN FINANCIAL, INC., collectively as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.
Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Domestic Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Domestic Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and Domestic Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Domestic Borrower and Agent, and (2) the undersigned shall have at all times furnished Domestic Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit B-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of December 3, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among CITIGROUP GLOBAL MARKETS REALTY CORP., JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, BARCLAYS BANK PLC and COLUMN FINANCIAL, INC., collectively as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.
Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Domestic Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Domestic Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT C-2

Exhibit B-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of December 3, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among CITIGROUP GLOBAL MARKETS REALTY CORP., JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, BARCLAYS BANK PLC and COLUMN FINANCIAL, INC., collectively as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.
Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Domestic Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Domestic Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT C-3

Exhibit B-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes and Are Providing a U.S. Tax Certificate on Behalf of Their Partners)

Reference is hereby made to the Loan Agreement dated as of December 3, 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among CITIGROUP GLOBAL MARKETS REALTY CORP., JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, BARCLAYS BANK PLC and COLUMN FINANCIAL, INC., collectively as Lender and each of the entities listed on Schedule I attached hereto, collectively as Borrower.
Pursuant to the provisions of Section 2.13 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan (as well as any Note(s) evidencing such Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan (as well as any Note(s) evidencing such Loan), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Domestic Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Domestic Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and Domestic Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Domestic Borrower and Agent, and (2) the undersigned shall have at all times furnished Domestic Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]